                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                KING WORLD PRODUCTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     (3) Filing Party:
         -----------------------------------------------------------------------

     (4) Date Filed:
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                                                                November 5, 1999
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
[LOGO]                                                                                      [LOGO]

                                                                November 5, 1999

Dear Stockholder:

    On August 9, 1999, we mailed to you a proxy statement/prospectus relating to a special meeting of stockholders of King World Productions, Inc. that was scheduled for September 7, 1999. The purpose of the special meeting was to consider and vote upon the proposed merger of a wholly-owned subsidiary of CBS Corporation with and into King World. Following the merger, King World will be a wholly-owned subsidiary of CBS.

    On the morning of September 7, 1999, CBS announced that it had entered into an agreement with Viacom Inc. providing for the merger of Viacom and CBS. Although the Viacom/CBS transaction is subject to a number of conditions and is not expected to close until sometime during the first half of 2000, we determined that the King World stockholders should be made aware of this development prior to voting on the CBS/King World merger. For this reason, we adjourned the special meeting to a later date. As a result of the delay that would occur in completing our merger, we also believed that it was appropriate to request that CBS waive certain conditions to its obligations to close the CBS/King World merger.

    On September 8, 1999, we amended our merger agreement with CBS by executing Amendment No. 1 to the merger agreement.

    We are enclosing a supplement to the proxy statement/prospectus previously mailed to you on August 9, 1999; an additional copy of the proxy statement/prospectus accompanies this supplement. This supplement provides you with a summary of Amendment No. 1 to the merger agreement, which also is attached to the supplement as Annex S-A. The special meeting will be reconvened on November 15, 1999 at 9:00 A.M. local time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison located at 1285 Avenue of the Americas, New York, NY 10019. At the special meeting you will be asked to consider and vote upon the adoption of the CBS/ King World merger agreement, as amended by Amendment
No. 1. We currently anticipate that the CBS/King World merger will close on the same date, promptly following the conclusion of the special meeting.

    The Board of Directors of King World continues to recommend that you vote in favor of the CBS/King World merger agreement at the special meeting.

    In the CBS/King World merger, you will continue to have the right to receive .81 of a share of CBS common stock for each share of King World common stock you own. The value you receive in the merger for each share of King World common stock you own will depend upon the value of CBS common stock at the effective time of the merger. On November 4, 1999, the last trading day before the date of this supplement, the closing sales price of CBS common stock was $48.5625 per share and the closing sales price of King World common stock was $38.7500 per share. Thus, given the merger exchange ratio of .81 of a share of CBS common stock for each share of King World common stock, the King World share equivalent value as of such date was $39.3356. CBS's shares are traded on the New York
Stock Exchange under the symbol "CBS." King World's shares are traded on the New York Stock Exchange under the symbol "KWP."

    We have enclosed a proxy card with the supplement. If you have previously voted and do not wish to change your vote, your previous proxy will be voted as you directed. If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return the enclosed proxy card. You may send in your proxy card or revoke your vote by fax by following the instructions on page S-2.

    Thank you for your continuing support.

[LOGO]                                           [LOGO]
Michael King                                     Roger King
Vice Chairman and                                Chairman
Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CBS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This supplement to the proxy statement/prospectus is dated November 5, 1999 and was first mailed to stockholders on or about November 5, 1999.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                           -----------

Introduction.............................................................................................         S-1

Questions & Answers About The Merger.....................................................................         S-1

Summary of Amendment No. 1...............................................................................         S-3

King World Board Approval of Amendment No. 1.............................................................         S-5

The Viacom/CBS Merger....................................................................................         S-5

Where You Can Find More Information......................................................................         S-7

Experts..................................................................................................         S-9

Index To Financial Information...........................................................................         F-1

Annex S-A-- Amendment No. 1 to Agreement and Plan of Merger

                                  INTRODUCTION

EXCEPT AS DESCRIBED IN THIS SUPPLEMENT, THE INFORMATION WE PROVIDED IN THE PROXY STATEMENT/PROSPECTUS THAT WE PREVIOUSLY MAILED TO YOU CONTINUES TO APPLY. TO THE EXTENT INFORMATION IN THIS SUPPLEMENT DIFFERS FROM OR CONFLICTS WITH INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS, THIS SUPPLEMENT SUPERSEDES AND REPLACES THE INFORMATION IN THE PROXY STATEMENT/PROSPECTUS. IF YOU NEED ANOTHER COPY OF THE PROXY STATEMENT/PROSPECTUS, PLEASE CALL OUR PROXY SOLICITORS, MACKENZIE PARTNERS, INC., (212) 929-5500 (CALL COLLECT) OR (800) 322-2885 (CALL TOLL-FREE).

                      QUESTIONS & ANSWERS ABOUT THE MERGER

Q: WHY WAS THE SPECIAL MEETING OF KING WORLD'S STOCKHOLDERS ADJOURNED WITHOUT A
    VOTE OF THE KING WORLD STOCKHOLDERS?

A: On September 7, 1999, shortly before the time of the special meeting, CBS publicly announced its proposed merger with Viacom. King World determined that it would be appropriate to adjourn its special meeting to give King World stockholders the opportunity to consider this development.

Q: HOW DOES THE VIACOM/CBS MERGER AFFECT ME?

A: If the CBS/King World merger occurs, you will become a CBS stockholder. If you continue to own CBS shares at the time of the Viacom/CBS merger, you will become a stockholder of Viacom. In that transaction, all of your shares of CBS common stock will be converted into Viacom non-voting Class B common stock.

   Viacom Inc. is a diversified entertainment company with operations in six segments: (1) Networks, (2) Entertainment, (3) Video, (4) Parks,
    (5) Publishing and (6) Online. The Networks segment operates MTV: Music Television-Registered Trademark-, Showtime-Registered Trademark-, Nickelodeon-Registered Trademark-/Nick at Nite-Registered Trademark-, VH1 Music First-Registered Trademark- and TV Land-Registered Trademark-, among other program services. The Entertainment segment, which includes Paramount Pictures-Registered Trademark-, Paramount Television-Registered Trademark-, Paramount Stations Group and Spelling Entertainment Group Inc., produces and distributes theatrical motion pictures and television programming and operates or programs 19 broadcast television stations. The Video segment consists of an approximate 80% interest in Blockbuster Inc. which operates and franchises Blockbuster Video-Registered Trademark- stores worldwide. The Parks segment, through Paramount Parks-Registered Trademark-, owns and operates five theme parks and a themed attraction in the U.S. and Canada. The Publishing segment publishes and distributes consumer books and related multimedia products. The Online segment operates Internet businesses currently related to some of its networks. Viacom's principal place of business is 1515 Broadway, New York, NY 10036; telephone number
    (212) 258-6000.

Q: WILL THE CBS STOCKHOLDERS HAVE THE OPPORTUNITY TO VOTE ON THE VIACOM/CBS
    MERGER?

A: Yes. The affirmative vote of a majority of the votes cast by CBS stockholders entitled to vote at a meeting of CBS stockholders held to consider the Viacom/CBS merger will be required to approve the transaction. Immediately following the consummation of the CBS/King World merger, the former King World stockholders will own approximately 7.6% of the outstanding CBS common stock.

Q: WILL I BE ENTITLED TO VOTE ON THE VIACOM/CBS MERGER?

A: If the CBS/King World merger is consummated and you continue to hold the CBS shares that you will receive in the CBS/King World merger as of the record date for the vote on the Viacom/CBS merger, you will be entitled to vote. A record date for the purpose of determining the CBS stockholders to be entitled to vote on the Viacom/CBS merger has been or will be designated by CBS for a date following the date of the closing of the CBS/King World merger. King World stockholders will be deemed for those purposes to be record holders of the CBS common stock as of the date of the closing of the CBS/King World merger.

Q: WHAT WILL I RECEIVE IN THE VIACOM/CBS MERGER?

A: If you are a CBS stockholder at the time of the merger, you will receive, for each share of CBS common stock that you own, 1.085 shares of Viacom non-voting Class B common stock.

Q: WHEN WILL THE VIACOM/CBS MERGER OCCUR?

A: The transaction is subject to a number of conditions and is not expected to close until sometime during the first half of 2000, after the anticipated date for the closing of the CBS/King World merger.

Q: WHAT HAS CHANGED IN THE CBS/KING WORLD MERGER AGREEMENT?

A: The conditions to CBS's obligations to complete the merger relating to the continued accuracy of King World's representations and warranties set forth in the merger agreement, the status of its distribution agreements and the status of Roger King's and Michael King's employment contracts with King World as of the time of the merger were waived by CBS. King World represented to CBS that these conditions to the CBS/King World merger were satisfied as of September 7, 1999. CBS's right to terminate the merger agreement if the merger is not completed by December 31, 1999 was also waived.

    In addition, Amendment No. 1 makes other changes to the merger agreement that are described in this document beginning on page S-3.

Q: IS THE EXCHANGE RATIO THE SAME?

A: Yes. In the CBS/King World merger you will continue to have the right to receive .81 of a share of CBS common stock for each of your King World shares.

Q: AM I BEING ASKED TO VOTE ON THE VIACOM/CBS MERGER NOW?

A: No, we are not soliciting your vote on the Viacom/CBS merger, nor is the consummation of the
    CBS/King World merger conditioned upon the consummation of the Viacom/CBS merger. If the CBS/King World merger is consummated and you continue to hold CBS shares as of the applicable record date, you will receive detailed information and voting instructions from CBS regarding the Viacom/CBS merger, including information about the rights you will have as a holder of Viacom non-voting Class B common stock.

Q: HAS THE RECORD DATE FOR THE KING WORLD SPECIAL MEETING CHANGED?

A: No. The record date for the meeting continues to be July 28, 1999.

Q: WHAT DO I NEED TO DO NOW?

A: First, carefully read this document. If you already have delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote. If you are a registered holder and you have not already delivered a properly executed proxy, or wish to change your vote, please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope or submit via facsimile a copy of both sides of your proxy card duly completed, signed and dated to (732) 417-2916 or (732) 417-2917 to ensure that your shares will be represented at the special meeting. If your shares are held in "street name" by your broker, and you have not already delivered a properly executed proxy, or wish to change your vote, please instruct your broker in the manner described on page 1 of the proxy statement/prospectus mailed to you on August 9, 1999, an additional copy of which accompanies this supplement.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: You can change your vote by:

    - sending by facsimile to the number listed on this page under "What do I need to do now?" or by mail a notice of revocation following the procedures described on page 15 of the proxy statement/ prospectus mailed to you on August 9, 1999;

    - sending a later-dated, signed proxy card before the special meeting; or

    - attending the meeting in person and voting.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: MacKenzie Partners, Inc.
    156 Fifth Avenue
    New York, New York 10010
    (212) 929-5500 (call collect)
    (800) 322-2885 (CALL TOLL-FREE)

                           SUMMARY OF AMENDMENT NO. 1

    The following is a summary of the changes to the original CBS/King World merger agreement effected by Amendment No. 1:

    ACCURACY OF REPRESENTATIONS AND WARRANTIES OF KING WORLD LIMITED TO SEPTEMBER 7, 1999--One of the conditions to CBS's obligation to close the merger provided for in the original merger agreement was that King World's representations and warranties be accurate in all significant respects at the time of the merger. Under Amendment No. 1, except for the accuracy of information provided by King World to be included in CBS's registration statement, the requirement that the representations and warranties made by King World be accurate has been limited to September 7, 1999, the date on which the special meeting was originally convened. Any inaccuracy in King World's representations and warranties occurring after September 7, 1999 will not allow CBS to delay or abandon the merger.

    AGREEMENT BY EACH OF CBS AND KING WORLD NOT TO ADVERSELY AFFECT ITS OWN REPRESENTATIONS AND WARRANTIES OR COVENANTS--Under Amendment No. 1, King World and CBS each has agreed through the time of the merger not to take any action that would adversely affect the accuracy of its representations and warranties or impede its performance of its obligations and covenants under the merger agreement.

    WAIVER BY CBS OF CONDITIONS RELATED TO EMPLOYMENT AGREEMENTS, MATERIAL DISTRIBUTION AGREEMENTS AND GOVERNMENTAL PROCEEDINGS--Under Amendment No. 1, CBS waived the closing conditions under the original merger agreement that, at the time of the merger, (a) Roger King's and Michael King's employment contracts with King World be effective and that Roger King and Michael King be able to perform their obligations under those contracts, (b) King World's material distribution agreements be in effect and not likely to be terminated, and
(c) no governmental suit or proceeding be pending that would have a reasonable likelihood of success of restraining or prohibiting the merger or otherwise resulting in a material and adverse effect on King World or CBS. The parties agreed that such conditions were met as of September 7, 1999, the date on which the special meeting was originally convened.

    KING WORLD MAY TERMINATE THE MERGER AGREEMENT IF THE CBS/KING WORLD MERGER HAS NOT CLOSED BY JUNE 30, 2000; CBS HAS NO SIMILAR RIGHT OF TERMINATION--Under Amendment No. 1, King World has the sole right to terminate the merger agreement if the merger has not closed by the close of business on June 30, 2000. The original merger agreement allowed either CBS or King World to terminate the merger agreement if the merger was not completed by December 31, 1999.

    PROHIBITIONS ON THE CONSUMMATION OF THE MERGER--The original merger agreement would have allowed CBS not to close the merger if any restraints, injunctions or other legal prohibitions were in existence that would have or reasonably would be expected to have a material adverse effect on the business of CBS. Amendment No. 1 deleted this termination right.

    CBS WILL BE REQUIRED TO RELY ON A TAX OPINION OF EITHER CBS'S LEGAL COUNSEL OR KING WORLD'S LEGAL COUNSEL--Under Amendment No. 1, the condition that CBS receive an opinion of counsel as to the qualification of the merger as a tax-free reorganization for federal income tax purposes may be satisfied if the opinion is rendered by either Weil, Gotshal & Manges LLP, legal counsel to CBS, or Paul, Weiss, Rifkind, Wharton & Garrison, legal counsel to King World. The original merger agreement required that the tax opinion be rendered to CBS solely by CBS's legal counsel.

    CHANGE IN DIRECTION OF THE MERGER--The original merger agreement provided that K Acquisition Corp. would merge with and into King World, with King World being the surviving corporation in the merger. Under Amendment No. 1, King World will be merged with and into K Acquisition Corp., with K Acquisition Corp. being the surviving corporation. The direction of the merger was reversed to ensure the tax-free status of the transaction. After the merger, the name of the surviving corporation will be changed to King World Productions, Inc. CBS may still cause the direction of the merger to be as originally provided for in the merger agreement, so long as it would not unreasonably delay the merger or cause the tax opinions required at closing not to be delivered.

    WAIVER OF CLAIMS OCCASIONED BY THE DELAY IN THE CONSUMMATION OF THE MERGER--Under Amendment No. 1, CBS and King World acknowledged that the announcement of the Viacom/CBS merger agreement has delayed consummation of the CBS/King World merger as a result of the need to amend CBS's registration statement and the proxy/statement prospectus by means of this supplement. King World agreed to waive any claim it might have against CBS occasioned by the delay. CBS agreed to use its reasonable best efforts to expedite the closing of the merger and King World has agreed to cooperate with CBS in this regard.

    A copy of Amendment No. 1 is attached as Annex S-A to this document and is incorporated in this document by reference.

                  KING WORLD BOARD APPROVAL OF AMENDMENT NO. 1

    On September 7, 1999, the special meeting of King World stockholders, which was scheduled to vote on the approval and adoption of the merger agreement entered into with CBS, was adjourned until September 14, 1999. King World adjourned the special meeting to consider the impact of the Viacom/CBS merger announced earlier that day. A meeting of the King World Board of Directors was convened later that day at which it was determined that King World stockholders should be provided with this supplement to the proxy statement/prospectus first mailed to the stockholders on August 9, 1999, providing additional material information about the proposed Viacom/CBS merger.

    The Board also approved Amendment No. 1 to the merger agreement providing for the waiver by CBS of certain conditions, as more fully described in the section of this supplement entitled "Summary of Amendment No. 1" on page S-3. Amendment No. 1 was entered into by King World and CBS on September 8, 1999. Following extensive discussions between representatives of CBS and representatives of King World regarding the terms of the merger agreement as well as consultation with King World's counsel, the King World board of directors determined that, unless King World was willing to seek to terminate the merger agreement, there was no plausible basis to compel CBS to agree to modify the exchange ratio of .81 of a share of CBS common stock for each share of King World common stock. In making this determination, the board of directors noted that the closing price of CBS common stock on September 7, 1999 was $50.69 as compared to $40.81 on March 31, 1999, the day before the execution of the merger agreement was first announced. The King World board of directors also determined that, because the King World stockholders would continue to receive shares of CBS common stock in the merger with CBS, the reasons for the merger set forth on pages 3, 17 and 18 of the proxy statement remained compelling. The board of directors concluded that, in light of these reasons in favor of the merger and the fact that CBS had agreed in Amendment No. 1 to make significant concessions to King World, primarily in the form of CBS's waiver of conditions to its obligations to consummate the merger, which concessions are described above under the heading "Summary of Amendment No. 1," it continued to be in the best interests of King World stockholders to approve the merger agreement, as amended by Amendment No. 1. Accordingly the King World board of directors approved Amendment No. 1 and unanimously maintains its recommendation that King World stockholders vote in favor of the merger agreement, as amended by Amendment No. 1.

    In light of the fact that the exchange ratio was unchanged and that the value of the consideration to be received by King World stockholders in the merger with CBS had actually increased from March 31, 1999, the King World board of directors determined that, even though the fairness opinion was based only on receipt of CBS shares and not the receipt of shares of the combined Viacom/CBS entity, there was no reason to obtain a new fairness opinion from its financial advisor Allen & Company.

    On each of September 14, October 1, October 18 and November 1, 1999, King World adjourned its special meeting of stockholders held to consider the merger with CBS. On November 1, 1999, the special meeting of stockholders was adjourned to November 15, 1999. King World announced at that adjournment that it would seek further adjournments as may be necessary to allow sufficient time to prepare this supplement.

    The Board of Directors of King World continues to recommend that you vote in favor of the CBS/ King World merger agreement at the special meeting.

                             THE VIACOM/CBS MERGER

    Under the terms of the merger agreement between Viacom and CBS, CBS stockholders will receive, for each share of CBS common stock, 1.085 shares of Viacom non-voting Class B common stock. The transaction is subject to a number of closing conditions, including Federal Communications Commission approval, expiration of the Hart-Scott-Rodino waiting period and the approval of the Viacom/CBS merger by the CBS shareholders. Viacom and CBS announced that the merger is expected to close sometime during the first half of 2000. There can be no assurance that all of the conditions to the transaction will be satisfied or waived and that the Viacom/CBS merger will be completed.

    You may access the Form 8-K of CBS filed on October 12, 1999 for a copy of the Viacom/CBS merger agreement. See "Where You Can Find More Information" on page S-7.

    Viacom files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These filings may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These filings also are publicly available on the Securities and Exchange Commission's Web site at "http://www.sec.gov." Neither CBS nor King World participated in the preparation of these documents, and we do not make any representation or warranty and accept no responsibility for the accuracy or completeness of these documents. See also "Index to Financial Information" on page F-1 for certain historical and pro forma financial data.

    WE ARE NOT SOLICITING YOUR VOTE ON THE VIACOM/CBS MERGER, NOR IS THE CONSUMMATION OF THE CBS/KING WORLD MERGER CONDITIONED UPON THE CONSUMMATION OF THE VIACOM/CBS MERGER. IF THE CBS/KING WORLD MERGER IS CONSUMMATED AND YOU CONTINUE TO HOLD YOUR CBS SHARES AS OF THE RECORD DATE TO BE ESTABLISHED IN THE FUTURE FOR DETERMINING THE CBS STOCKHOLDERS ENTITLED TO VOTE ON THE VIACOM/CBS MERGER, YOU, AS A STOCKHOLDER OF CBS, WILL RECEIVE MORE DETAILED INFORMATION, INCLUDING A PROXY STATEMENT SOLICITING YOUR VOTE, FROM CBS AND VIACOM IN ORDER TO EVALUATE YOUR VOTING DECISION WITH RESPECT TO THE VIACOM/CBS MERGER.

                      WHERE YOU CAN FIND MORE INFORMATION

    CBS and King World each file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov."

    CBS has filed with the Securities and Exchange Commission a registration statement on Form S-4, as amended by post-effective Amendment No. 1. This supplement is a part of the registration statement and constitutes a supplement to the prospectus of CBS for the CBS common stock to be issued to you in the merger. As allowed by the Securities and Exchange Commission rules, the proxy statement/prospectus and this supplement do not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    THE SECURITIES AND EXCHANGE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" THE INFORMATION WE FILE WITH THEM, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US TO YOU THAT IS NOT INCLUDED IN OR DELIVERED WITH THE PROXY STATEMENT/PROSPECTUS AND THIS SUPPLEMENT BY REFERRING YOU TO THOSE DOCUMENTS.

    The information incorporated by reference is considered to be part of the proxy statement/prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this supplement and prior to the date the special meeting is reconvened and the King World stockholders vote on the merger:

CBS

1. Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998;

2. Current Reports on Form 8-K filed on January 29, 1999, February 5, 1999, April 1, 1999, April 13, 1999, April 30, 1999, June 4, 1999, June 28, 1999,
    July 30, 1999, August 4, 1999, September 8, 1999, September 15, 1999,
    October 8, 1999, October 8, 1999, October 12, 1999, October 29, 1999 and November 2, 1999, respectively;

3. Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended March 31, 1999;

4.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

5. The description of CBS common stock contained in CBS's registration statement on Form 10 dated May 15, 1935.

References in the proxy statement/prospectus and this supplement to:

    - the Form 10-K for the year ended December 31, 1998, refer to that Form 10-K as amended by the Form 10-K/A, and

    - the Form 10-Q for the quarter ended March 31, 1999, refer to that Form 10-Q as amended by the Form 10-Q/A.

King World

1.  Annual Report on Form 10-K for the fiscal year ended August 31, 1998;

2. Quarterly Report on Form 10-Q for the period ended November 30, 1998 and the related Quarterly Report on Form 10-Q/A;

3.  Quarterly Report on Form 10-Q for the period ended February 28, 1999;

4.  Quarterly Report on Form 10-Q for the period ended May 31, 1999;

5. Current Reports on Form 8-K, filed on April 1, 1999 and September 10, 1999, respectively; and

6. The description of King World common stock in King World's registration statement on Form S-1.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

       IN THE CASE OF CBS TO:

       LOUIS J. BRISKMAN, ESQ.
       EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
       CBS CORPORATION
       51 WEST 52ND STREET
       NEW YORK, NEW YORK 10019

    TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 975-4321.

       IN THE CASE OF KING WORLD TO:

       JONATHAN BIRKHAHN, ESQ.
       SENIOR VICE PRESIDENT BUSINESS AFFAIRS AND GENERAL COUNSEL
       KING WORLD PRODUCTIONS, INC.
       1700 BROADWAY, 33RD FLOOR
       NEW YORK, NEW YORK 10019

    TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 315-4000.

    IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE SUCH REQUEST AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS SUPPLEMENT.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR ABOUT US THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR SELL, THE SECURITIES OFFERED BY THE PROXY STATEMENT/PROSPECTUS AND THIS SUPPLEMENT OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROXY STATEMENT/PROSPECTUS AND THIS SUPPLEMENT DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS SUPPLEMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of CBS, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus supplement from CBS's Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements incorporated in this proxy statement/prospectus supplement by reference from King World's Form 10-K for the fiscal year ended August 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is incorporated in this document by reference in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements and the related financial statement schedule of Viacom Inc., as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, included in this proxy statement/prospectus supplement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is included in this proxy statement/prospectus supplement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL INFORMATION

                                                                                                               PAGE
                                                                                                             ---------
CBS/KING WORLD SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION........  F-2

UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION......................................................................................  F-10
  Unaudited CBS/King World Pro Forma Combined Condensed Balanced Sheet as of June 30, 1999.................  F-12
  Unaudited CBS/King World Pro Forma Combined Condensed Statement of Operations for the six months ended
    June 30, 1999..........................................................................................  F-13
  Unaudited CBS/King World Pro Forma Combined Condensed Statement of Operations for the year ended December
    31, 1998...............................................................................................  F-14
  Notes to Unaudited CBS/King World Pro Forma Combined Condensed Financial Statements......................  F-15

UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION......................................................................................  F-21
  Unaudited Viacom/CBS Pro Forma Combined Condensed Balanced Sheet as of June 30, 1999.....................  F-23
  Unaudited Viacom/CBS Pro Forma Combined Condensed Statement of Operations for the six months ended June
    30, 1999...............................................................................................  F-24
  Unaudited Viacom/CBS Pro Forma Combined Condensed Statement of Operations for the year ended December 31,
    1998...................................................................................................  F-25
  Notes to Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Statements..........................  F-26

VIACOM INC. AND SUBSIDIARIES 1998 ANNUAL CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO...............  F-31
  Report of Independent Accountants........................................................................  F-32
  Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and 1996...............................................................................................  F-33
  Consolidated Balance Sheets as of December 31, 1998 and 1997.............................................  F-34
  Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996...............................................................................................  F-35
  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1998, 1997 and 1996.....  F-36
  Notes to Consolidated Financial Statements...............................................................  F-37
  Financial Statement Schedule II--Valuation and Qualifying Accounts.......................................  F-76

VIACOM INC. AND SUBSIDIARIES JUNE 30, 1999 QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO
(UNAUDITED)................................................................................................  F-77
  Unaudited Consolidated Statements of Operations for the three months ended June 30, 1999 and 1998........  F-78
  Unaudited Consolidated Statements of Operations for the six months ended June 30, 1999 and 1998..........  F-79
  Unaudited Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998..........................  F-80
  Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and 1998..........  F-81
  Notes to Unaudited Consolidated Financial Statements.....................................................  F-82

                                 CBS/KING WORLD
                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

           CBS/KING WORLD SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

    We are providing the following historical financial information to help with your analysis of the financial aspects of the merger. The information is only a summary and you should read it together with the consolidated financial statements of CBS and King World and other financial information contained in the most recent annual and quarterly reports of CBS and King World, which are incorporated in this document by reference and from which we derived this information. See "Where You Can Find More Information" on page S-7 and the Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information and Viacom Inc. and Subsidiaries Historical Financial Information which follow.

    CBS SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The selected consolidated historical financial data presented below have been derived from, and should be read together with, the CBS audited consolidated financial statements and the accompanying notes included in CBS's Annual Report on Form 10-K for the year ended December 31, 1998 and the unaudited interim consolidated financial statements and the accompanying notes included in CBS's quarterly report on Form 10-Q for the six months ended
June 30, 1999, which are incorporated by reference in this proxy statement/prospectus supplement. The historical financial data presented below include the results of American Radio Systems Corporation after its acquisition by CBS on June 4, 1998, the results of The Nashville Network and Country Music Television, Gaylord Entertainment Company's two major cable networks, after their acquisition by CBS on September 30, 1997, the results of Infinity Media Corporation, formerly known as Infinity Broadcasting Corporation, after its acquisition by CBS on December 31, 1996 and the results of CBS Inc. after its acquisition by CBS, formerly Westinghouse Electric Corporation, on November 24, 1995.

                          STATEMENT OF OPERATIONS DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  SIX MONTHS ENDED
                                     JUNE 30,                        YEAR ENDED DECEMBER 31,
                                --------------------  -----------------------------------------------------
                                  1999       1998       1998       1997       1996       1995       1994
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                    (UNAUDITED)
Revenues......................  $   3,446  $   3,433  $   6,805  $   5,367  $   4,143  $   1,074  $     744
Operating profit..............        412        263        482        253         54        160        151
Other income (expense) net....         (6)        17         43         74         55        152       (131)
Interest expense..............        (97)      (160)      (370)      (386)      (401)      (184)       (26)
Income (loss) from Continuing
  Operations before income
  taxes and minority
  interest....................        309        120        155        (59)      (292)       128         (6)
Income tax (expense)
  benefit.....................       (176)       (95)      (161)       (73)        71        (75)         1
Income (loss) from Continuing
  Operations..................        103         23        (12)      (131)      (221)        47        (10)
Income (loss) from
  Discontinued Operations.....        384         --         --        680        409        (57)        58
Extraordinary item, net of
  income taxes................         (5)        --         (9)        --        (93)        --         --
Net income (loss).............        482         23        (21)       549         95        (10)        48

BASIC EARNINGS (LOSS) PER
  COMMON SHARE:
Continuing Operations.........  $    0.15  $    0.03  $   (0.02) $   (0.24) $   (0.67) $   (0.09) $   (0.27)
Discontinued Operations.......       0.55         --         --       1.08       1.02      (0.16)      0.16
Extraordinary item............      (0.01)        --      (0.01)        --      (0.23)        --         --
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic earnings (loss) per
  common share................  $    0.69  $    0.03  $   (0.03) $    0.84  $    0.12  $   (0.25) $   (0.11)
                                =========  =========  =========  =========  =========  =========  =========
DILUTED EARNINGS (LOSS) PER
  COMMON SHARE:
Continuing Operations.........  $    0.15  $    0.03  $   (0.02) $   (0.24) $   (0.67) $   (0.09) $   (0.27)
Discontinued Operations.......       0.54         --         --       1.08       1.02      (0.16)      0.16
Extraordinary item............      (0.01)        --      (0.01)        --      (0.23)        --         --
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted earnings (loss) per
  common share................  $    0.68  $    0.03  $   (0.03) $    0.84  $    0.12  $   (0.25) $   (0.11)
                                =========  =========  =========  =========  =========  =========  =========
Dividends per common share....  $      --  $    0.05  $    0.05  $    0.20  $    0.20  $    0.20  $    0.20
                                =========  =========  =========  =========  =========  =========  =========
Average common and common
  equivalent shares (if
  dilutive)...................        710        719        696        629        401        370        355
                                =========  =========  =========  =========  =========  =========  =========

                               BALANCE SHEET DATA
                                 (IN MILLIONS)

                                                         AS OF                      AS OF DECEMBER 31,
                                                       JUNE 30,    -----------------------------------------------------
                                                         1999        1998       1997       1996       1995       1994
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                      (UNAUDITED)
Total assets--Continuing Operations.................   $  20,358   $  20,139  $  16,503  $  15,406  $  10,391  $   2,524
Total assets--Discontinued Operations...............         861       1,919      4,101      5,710      8,157      9,273
                                                       ---------   ---------  ---------  ---------  ---------  ---------
TOTAL ASSETS........................................   $  21,219   $  22,058  $  20,604  $  21,116  $  18,548  $  11,797
                                                       =========   =========  =========  =========  =========  =========
Long-term debt--Continuing Operations...............   $   2,111   $   2,506  $   3,236  $   5,147  $   7,222  $   1,865
Long-term debt--Discontinued Operations.............         408         382        440        419        161        589
                                                       ---------   ---------  ---------  ---------  ---------  ---------
TOTAL LONG-TERM DEBT................................   $   2,519   $   2,888  $   3,676  $   5,566  $   7,383  $   2,454
                                                       =========   =========  =========  =========  =========  =========
Total debt--Continuing Operations...................   $   2,190   $   2,665  $   3,387  $   5,635  $   7,840  $   2,471
Total debt--Discontinued Operations.................         429         428        543        439        528      1,266
                                                       ---------   ---------  ---------  ---------  ---------  ---------
TOTAL DEBT..........................................   $   2,619   $   3,093  $   3,930  $   6,074  $   8,368  $   3,737
                                                       =========   =========  =========  =========  =========  =========
SHAREHOLDERS' EQUITY................................   $   9,695   $   9,054  $   8,080  $   5,731  $   1,453  $   1,789
                                                       =========   =========  =========  =========  =========  =========

    KING WORLD SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The selected consolidated historical financial data presented below have been derived from, and should be read together with, the King World audited consolidated financial statements and the accompanying notes included in King World's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, and the unaudited interim consolidated financial statements and the accompanying notes included in King World's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1999, which are incorporated by reference in this document.

                          STATEMENT OF OPERATIONS DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               NINE MONTHS ENDED
                                                                    MAY 31,                    YEARS ENDED AUGUST 31,
                                                              --------------------  --------------------------------------------
                                                                1999       1998       1998       1997       1996       1995(1)
                                                              ---------  ---------  ---------  ---------  ---------  -----------
                                                                  (UNAUDITED)
Revenues....................................................  $     584  $     515  $     684  $     671  $     663   $     574
Income from operations......................................        158        133        176        192        192         162
Income before provision for income taxes....................        185        154        205        222        232(2)        183
Net income..................................................        120        102        136        143        150(2)        117
BASIC AND DILUTED EARNINGS PER SHARE(3):
  Basic earnings per share..................................  $    1.69  $    1.40  $    1.86  $    1.93  $    2.02(2)  $    1.60
  Diluted earnings per share................................  $    1.62  $    1.34  $    1.79  $    1.91  $    1.99(2)  $    1.57
  Special dividend per share................................  $      --  $      --  $      --  $    1.00  $      --   $      --
Weighted average basic shares...............................         71         73         73         74         74          73
Weighted average diluted shares.............................         74         76         76         75         75          75


                                                                1994(1)
                                                              -----------

Revenues....................................................   $     481
Income from operations......................................         128
Income before provision for income taxes....................         141
Net income..................................................          88
BASIC AND DILUTED EARNINGS PER SHARE(3):
  Basic earnings per share..................................   $    1.19
  Diluted earnings per share................................   $    1.17
  Special dividend per share................................   $      --
Weighted average basic shares...............................          74
Weighted average diluted shares.............................          76

                               BALANCE SHEET DATA
                                 (IN MILLIONS)

                                                             AS OF
                                                           MAY 31,                         AS OF AUGUST 31,
                                                          -----------  ---------------------------------------------------------
                                                             1999        1998       1997       1996       1995(1)      1994(1)
                                                          -----------  ---------  ---------  ---------  -----------  -----------
                                                          (UNAUDITED)
Cash and investments....................................   $     794   $     748  $     730  $     644   $     529    $     430
Advances to producers...................................         140         130         65        130          60           60
Working capital.........................................         462         311        586        520         478          294
Total assets............................................       1,106       1,024        902        854         687          570
Stockholders' equity....................................         963         881        784        738         576          459

------------------------

(1) The results of operations for fiscal 1995 and 1994 reflect a change in accounting for revenue recognition adopted prospectively in the fourth quarter of fiscal 1994. The one-time impact of adopting such change was to cause revenues, income from operations, income before provision for income taxes, net income, basic earnings per share and diluted earnings per share in the fourth quarter of fiscal 1994 to be approximately $60.7 million, $20.6 million, $20.6 million, $12.9 million, $.17 and $.17, lower, respectively, than they would have been under our prior revenue recognition practice. Revenues were recognized in fiscal 1995 under the modified accounting practice. The results of operations for fiscal 1995 would have been substantially the same as that actually reported if our prior revenue recognition practice had been in effect for all of fiscal 1995.

(2) Income before provision for income taxes, net income, basic earnings per share and diluted earnings per share include a nonrecurring gain of approximately $14.1 million, $10.3 million, $.14 and $.14, respectively, as a result of our sale of Buffalo Broadcasting Co. Inc. to LIN Television Corporation in October 1995.

(3) Adjusted to reflect a two-for-one stock split paid in February 1998.

    SELECTED UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED FINANCIAL
     INFORMATION

    The following selected unaudited pro forma combined condensed financial data are derived from the Unaudited CBS/King World Pro Forma Combined Condensed Financial Information included elsewhere in this proxy statement/prospectus supplement and should be read together with that data and with the notes to that data. These selected unaudited pro forma combined condensed financial data are based upon the historical financial statements of CBS, King World, American Radio, and Outdoor Systems, Inc. The unaudited pro forma combined condensed balance sheet as of June 30, 1999 is presented as if the merger of CBS and King World, and the probable acquisition of Outdoor Systems had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 is presented as if the merger of CBS and King World, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity Broadcasting Corporation, and the Infinity initial public offering had occurred on January 1, 1998.

    These selected unaudited pro forma combined condensed financial data are for illustrative purposes only and do not necessarily indicate the operating results or financial position that would have been achieved had the merger of CBS and King World, and the other CBS events been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.

  SELECTED UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED STATEMENT OF
                                OPERATIONS DATA
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                                             SIX MONTHS ENDED      YEAR ENDED
                                                                               JUNE 30, 1999    DECEMBER 31, 1998
                                                                             -----------------  -----------------
Revenues...................................................................     $     4,190        $     8,361
Operating profit...........................................................             442                508
Interest expense, net......................................................            (143)              (363)
Income from Continuing Operations before income taxes and minority interest
  in income of consolidated subsidiaries...................................             295                183
Income (loss) from Continuing Operations...................................              24               (172)
Basic and diluted income (loss) from Continuing Operations per share.......            0.03              (0.23)

Weighted average shares outstanding:
    Basic..................................................................             751                753
    Diluted................................................................             770                753

         SELECTED UNAUDITED CBS/KING WORLD PRO FORMA BALANCE SHEET DATA
                                 (IN MILLIONS)

                                                                                                       AS OF
                                                                                                   JUNE 30, 1999
                                                                                                 -----------------
Total assets--Continuing Operations............................................................     $    31,510
Long-term debt--Continuing Operations..........................................................           3,283
Total debt--Continuing Operations..............................................................           3,548
Shareholders' equity...........................................................................          15,172

                   CBS/KING WORLD COMPARATIVE PER SHARE DATA

                                                                                       ESTIMATED
                                                                                       PRO FORMA
                                                    CBS            KING WORLD          COMBINED       KING WORLD
                                                HISTORICAL         HISTORICAL       AS ADJUSTED FOR    PRO FORMA
SIX MONTHS ENDED                               JUNE 30, 1999      MAY 31, 1999     OTHER CBS EVENTS   EQUIVALENT
-------------------------------------------  -----------------  -----------------  -----------------  -----------
Income (loss) per common share from
  Continuing Operations:
  Basic....................................      $    0.15          $    1.10          $    0.03       $    0.03
  Diluted..................................           0.15               1.05               0.03            0.03
Book value per common share:
  Basic....................................          13.96              13.52              20.19           16.35
  Diluted..................................          13.64              12.80              19.65           15.92
Cash dividends per common share............             --                 --                 --              --

                                                                                       ESTIMATED
                                                                                       PRO FORMA
                                                    CBS            KING WORLD          COMBINED       KING WORLD
                                                HISTORICAL         HISTORICAL       AS ADJUSTED FOR    PRO FORMA
TWELVE MONTHS ENDED                          DECEMBER 31, 1998  NOVEMBER 30, 1998  OTHER CBS EVENTS   EQUIVALENT
-------------------------------------------  -----------------  -----------------  -----------------  -----------
Income (loss) per common share from
  Continuing Operations:
  Basic....................................      $   (0.02)         $    1.97          $   (0.23)      $   (0.18)
  Diluted..................................          (0.02)              1.89              (0.23)          (0.18)
Book value per common share:
  Basic....................................          13.12              12.62              19.05           15.43
  Diluted..................................          12.85              12.12              18.65           15.10
Cash dividends per common share............           0.05                 --               0.05            0.04

    NOTES TO SELECTED UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
     FINANCIAL INFORMATION

    The average common shares outstanding used in calculating pro forma combined basic and diluted income (loss) per common share from Continuing Operations, as adjusted for Other CBS Events, are calculated assuming that the estimated number of shares of CBS common stock to be issued in the merger were outstanding from January 1, 1998. For the six months ended June 30, 1999, the average common shares outstanding used in calculating pro forma combined diluted income per share include the impact of options to purchase shares of common stock. Shares of common stock issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share for the six months ended June 30, 1999, because their inclusion would result in increased income per common share. Shares of common stock issuable under deferred compensation arrangements approximated 3 million for the six months ended
June 30, 1999. For the year ended December 31, 1998, options to purchase shares of common stock as well as shares issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share because their inclusion would result in smaller loss per common share. For the year ended December 31, 1998, options to purchase shares of common stock as well as common stock issuable under deferred compensation arrangements approximated 21 million shares.

    The book value per share amounts of CBS were calculated by dividing shareholders' equity by the number of common shares outstanding, excluding treasury shares, at the end of the period. The common shares outstanding used in calculating basic pro forma combined book value per share are 694,261,000 and 690,327,000 of CBS common shares outstanding at June 30, 1999 and December 31, 1998, respectively, plus 57,311,821 shares representing the estimated number of common shares to be issued in the merger. See Note 2 to the Unaudited CBS/King World Pro Forma Combined Condensed Financial Statements. The common shares outstanding used in calculating diluted pro forma combined book value per share as of June 30, 1999 and December 31, 1998 include the CBS common shares, plus the estimated number of common shares to be issued in the merger, as well as the dilutive impact of CBS and King World options to purchase shares of common stock, and totaled 772,090,000 and 763,780,000, respectively. Shares of common stock issuable under deferred compensation arrangements were not included in computing diluted pro forma combined book value per share as of June 30, 1999 and December 31, 1998 because their inclusion would result in increased book value per common share.

    King World pro forma equivalent amounts are calculated by multiplying the respective pro forma combined per share amounts by the exchange ratio of .81.

    COMPARATIVE PER SHARE MARKET INFORMATION

    CBS common stock is traded on the New York Stock Exchange, Pacific Stock Exchange, Chicago Stock Exchange, Boston Stock Exchange and Philadelphia Stock Exchange under the symbol "CBS". King World common stock is traded on the New York Stock Exchange under the symbol "KWP".

    Set forth below are the last reported sales prices of CBS common stock and King World common stock on March 31, 1999, the last trading day before the date of the public announcement of the execution of the merger agreement, as reported on the New York Stock Exchange Composite Transaction Tape, and the equivalent pro forma sale price of King World common stock on that date. This was determined by multiplying the last reported sale price of CBS common stock by the exchange ratio of .81:

CBS common stock share price......................................  $ 40.8125
King World common stock share price...............................  $ 30.5625
King World share equivalent value.................................  $ 33.0581

    On November 4, 1999, the last trading day before the date of this document, the last reported sale prices of CBS common stock and King World common stock, as reported on the New York Stock Exchange Composite Transaction Tape, were $48.5625 per share and $38.7500 per share, respectively. The King World share equivalent value on that date was $39.3356 per share. There were 71,318,112 shares of King World common stock outstanding on that date.

    We urge you to obtain current market quotations for King World common stock and CBS common stock before voting on the adoption of the merger agreement.

                            UNAUDITED CBS/KING WORLD
                                   PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

                       UNAUDITED CBS/KING WORLD PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

GENERAL

    The following unaudited pro forma combined condensed financial statements are presented using the purchase method of accounting for the merger of CBS and King World, the June 4, 1998 acquisition of CBS Radio, Inc., formerly American Radio Systems Corporation, by CBS and the probable acquisition of Outdoor Systems, Inc. by Infinity Broadcasting Corporation which was announced on May 27, 1999. These financial statements also reflect the combination of consolidated historical financial data of CBS, King World, American Radio, and Outdoor Systems.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999 is presented as if the merger of CBS and King World, and the Outdoor Systems acquisition had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 is presented as if the merger of CBS and King World, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, and the Infinity initial public offering had occurred on January 1, 1998. In the opinion of CBS management, all adjustments and/or disclosures considered necessary for a fair presentation of the pro forma data have been made.

    These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) CBS's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in CBS's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this proxy statement/prospectus supplement; (ii) King World's consolidated financial statements and the notes thereto as of and for the year ended August 31, 1998 and Management's Discussion and Analysis included in King World's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, which is incorporated by reference in this proxy statement/prospectus supplement; (iii) CBS's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and March 31, 1999; and (iv) King World's Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 1998, February 28, 1999, and May 31, 1999, which are incorporated by reference in this proxy statement/prospectus supplement. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the CBS and King World merger, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, or the Infinity initial public offering been consummated as of the dates indicated, or of the results that may be obtained in the future.

      UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1999

                                 (IN MILLIONS)

                                                    CBS          KING WORLD                                      ESTIMATED
                                                CORPORATION   PRODUCTIONS, INC.    ESTIMATED     ESTIMATED      ADJUSTMENTS
                                                 JUNE 30,          MAY 31,         PRO FORMA     PRO FORMA     FOR OTHER CBS
                                                   1999             1999          ADJUSTMENTS    COMBINED       EVENTS (8)
                                               -------------  -----------------  -------------  -----------  -----------------
ASSETS:
  Cash and cash equivalents..................    $     742        $     375        $      --     $   1,117       $    (535)
  Short-term investments.....................           --               32               --            32              --
  Customer receivables, net..................        1,127              102               (5)(4)      1,224            164
  Program rights.............................          516               --               --           516              --
  Deferred income taxes......................          303               --               --           303              13
  Prepaid and other current assets...........          163               96               --           259              89
                                                 ---------        ---------        ---------     ---------       ---------
  Total current assets.......................        2,851              605               (5)        3,451            (269)
  Long-term investments......................           --              387               --           387              --
  Property and equipment, net................        1,132               20               --         1,152           1,895
  FCC licenses, net..........................        4,310               --               --         4,310              --
  Goodwill, net..............................       10,260               --            1,731 (3)     11,991          6,627
  Other intangible and noncurrent assets.....        1,805               94               --         1,899              67
                                                 ---------        ---------        ---------     ---------       ---------
TOTAL ASSETS.................................    $  20,358        $   1,106        $   1,726     $  23,190       $   8,320
                                                 =========        =========        =========     =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current maturities of long-term debt.......    $      79        $      --        $      --     $      79       $     186
  Liabilities for talent and program rights..          374               --               --           374              --
  Accounts payable, accrued and other
    liabilities..............................        1,255              143               25 (3)      1,418             88
                                                                                          (5)(4)
                                                 ---------        ---------        ---------     ---------       ---------
  Total current liabilities..................        1,708              143               20         1,871             274
  Long-term debt.............................        2,111               --               --         2,111           1,172
  Net liabilities of Discontinued                      985               --               --           985              --
    Operations...............................
  Pension liability..........................          846               --               --           846              --
  Postretirement benefit liability...........        1,020               --               --         1,020              --
  Other noncurrent liabilities...............        2,368               --               --         2,368             102
                                                 ---------        ---------        ---------     ---------       ---------
TOTAL LIABILITIES............................        9,038              143               20         9,201           1,548
                                                 ---------        ---------        ---------     ---------       ---------
Minority interest in equity of consolidated
  subsidiaries...............................        1,625               --               --         1,625           3,964

SHAREHOLDERS' EQUITY:
  Preferred stock............................           --               --               --            --              --
  Common stock...............................          743                1               57 (3)        800             --
                                                                                          (1)(3)
  Capital in excess of par value.............        9,176              151            2,282 (3)     11,788          2,808
                                                                                         330 (3)
                                                                                        (151)(3)
  Common stock held in treasury, at cost.....       (1,467)            (446)             446 (3)     (1,467)            --
  Retained earnings..........................        1,910            1,257           (1,257)(3)      1,910             --
  Accumulated other comprehensive loss.......         (667)              --               --          (667)             --
                                                 ---------        ---------        ---------     ---------       ---------
TOTAL SHAREHOLDERS' EQUITY...................        9,695              963            1,706        12,364           2,808
                                                 ---------        ---------        ---------     ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...    $  20,358        $   1,106        $   1,726     $  23,190       $   8,320
                                                 =========        =========        =========     =========       =========

                                                ESTIMATED
                                                PRO FORMA
                                                 COMBINED
                                               AS ADJUSTED
                                                FOR OTHER
                                                CBS EVENTS
                                               ------------
ASSETS:
  Cash and cash equivalents..................   $      582
  Short-term investments.....................           32
  Customer receivables, net..................        1,388
  Program rights.............................          516
  Deferred income taxes......................          316
  Prepaid and other current assets...........          348
                                                ----------
  Total current assets.......................        3,182
  Long-term investments......................          387
  Property and equipment, net................        3,047
  FCC licenses, net..........................        4,310
  Goodwill, net..............................       18,618
  Other intangible and noncurrent assets.....        1,966
                                                ----------
TOTAL ASSETS.................................   $   31,510
                                                ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current maturities of long-term debt.......   $      265
  Liabilities for talent and program rights..          374
  Accounts payable, accrued and other
    liabilities..............................        1,506

                                                ----------
  Total current liabilities..................        2,145
  Long-term debt.............................        3,283
  Net liabilities of Discontinued                      985
    Operations...............................
  Pension liability..........................          846
  Postretirement benefit liability...........        1,020
  Other noncurrent liabilities...............        2,470
                                                ----------
TOTAL LIABILITIES............................       10,749
                                                ----------
Minority interest in equity of consolidated
  subsidiaries...............................        5,589
SHAREHOLDERS' EQUITY:
  Preferred stock............................           --
  Common stock...............................          800

  Capital in excess of par value.............       14,596

  Common stock held in treasury, at cost.....       (1,467)
  Retained earnings..........................        1,910
  Accumulated other comprehensive loss.......         (667)
                                                ----------
TOTAL SHAREHOLDERS' EQUITY...................       15,172
                                                ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...   $   31,510
                                                ==========

          See Accompanying Notes to Unaudited CBS/King World Pro Forma
                    Combined Condensed Financial Statements.

 UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                     ESTIMATED
                                          SIX MONTHS ENDED                                           ESTIMATED       PRO FORMA
                                -------------------------------------                               ADJUSTMENTS      COMBINED
                                                     MAY 31, 1999       ESTIMATED    ESTIMATED          FOR         AS ADJUSTED
                                 JUNE 30, 1999        KING WORLD        PRO FORMA    PRO FORMA       OTHER CBS       FOR OTHER
                                CBS CORPORATION    PRODUCTIONS, INC.   ADJUSTMENTS   COMBINED       EVENTS (8)      CBS EVENTS
                                ----------------  -------------------  -----------  -----------  -----------------  -----------
Revenues......................     $    3,446          $     390        $     (20)(4)  $   3,816     $     374       $   4,190
Operating expenses............         (2,051)              (238)              20 (4)     (2,269)          (173)        (2,442)
Marketing, general and
  administrative..............           (597)               (44)              --         (641)            (19)           (660)
Depreciation and
  amortization................           (301)                (2)             (87)(5)       (390)          (171)          (561)
Residual costs of discontinued
  businesses..................            (85)                --               --          (85)             --             (85)
                                   ----------          ---------        ---------    ---------       ---------       ---------
Operating profit (loss).......            412                106              (87)         431              11             442
Other income and expense,
  net.........................             (6)                --               --           (6)              2              (4)
Interest expense, net.........            (97)                14               --          (83)            (60)           (143)
                                   ----------          ---------        ---------    ---------       ---------       ---------
Income (loss) from Continuing
  Operations before income
  taxes and minority interest
  in income of consolidated
  subsidiaries................            309                120              (87)         342             (47)            295
Income tax expense............           (176)               (42)              --         (218)            (21)           (239)
Minority interest in income of
  consolidated
  subsidiaries................            (30)                --               --          (30)             (2)            (32)
                                   ----------          ---------        ---------    ---------       ---------       ---------
Income (loss) from Continuing
  Operations..................     $      103          $      78        $     (87)   $      94       $     (70)      $      24
                                   ==========          =========        =========    =========       =========       =========
Weighted average shares
  outstanding(6)
  Basic.......................            694                                  57 (2)        751                           751
                                   ----------                           ---------    ---------                       ---------
  Diluted.....................            710                                  60          770                             770
                                   ----------                           ---------    ---------                       ---------
Income from Continuing
  Operations per share:
  Basic.......................     $     0.15                                        $    0.13                       $    0.03
                                   ==========                                        =========                       =========
  Diluted.....................     $     0.15                                        $    0.12                       $    0.03
                                   ==========                                        =========                       =========

          See Accompanying Notes to Unaudited CBS/King World Pro Forma
                    Combined Condensed Financial Statements

 UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                 ESTIMATED
                                        TWELVE MONTHS ENDED                                                      PRO FORMA
                               --------------------------------------                              ESTIMATED     COMBINED
                                                   NOVEMBER 30, 1998                              ADJUSTMENT    AS ADJUSTED
                                                      KING WORLD        ESTIMATED    ESTIMATED        FOR           FOR
                               DECEMBER 31, 1998   PRODUCTIONS, INC.    PRO FORMA    PRO FORMA     OTHER CBS     OTHER CBS
                                CBS CORPORATION           (7)          ADJUSTMENTS   COMBINED     EVENTS (8)      EVENTS
                               -----------------  -------------------  -----------  -----------  -------------  -----------
Revenues.....................      $   6,805           $     705        $     (23)(4)  $   7,487   $     874     $   8,361

Operating expenses...........         (4,373)               (442)              23 (4)     (4,792)        (450)      (5,242)
Marketing, general and
  administrative.............         (1,216)                (78)              --       (1,294)          (41)       (1,335)
Depreciation and
  amortization...............           (571)                 (2)            (177)(5)       (750)        (363)      (1,113)
Residual costs of
  discontinued businesses....           (163)                 --               --         (163)           --          (163)
                                   ---------           ---------        ---------    ---------     ---------     ---------
Operating profit (loss)......            482                 183             (177)         488            20           508
Other income and expense,
  net........................             43                  --               --           43            (5)           38
Interest expense, net........           (370)                 34               --         (336)          (27)         (363)
                                   ---------           ---------        ---------    ---------     ---------     ---------
Income (loss) from Continuing
  Operations before income
  taxes and minority interest
  in income of consolidated
  subsidiaries...............            155                 217             (177)         195           (12)          183
Income tax expense...........           (161)                (74)              --         (235)          (85)         (320)
Minority interest in income
  of consolidated
  subsidiaries...............             (6)                 --               --           (6)          (29)          (35)
                                   ---------           ---------        ---------    ---------     ---------     ---------
Income (loss) from Continuing
  Operations.................      $     (12)          $     143        $    (177)   $     (46)    $    (126)    $    (172)
                                   =========           =========        =========    =========     =========     =========
Weighted average Basic and
  diluted shares
  outstanding(6).............            696                                   57(2)        753                        753
                                   ---------                            ---------    ---------                   ---------
Basic and diluted loss from
  Continuing Operations per
  share......................      $   (0.02)                                        $   (0.06)                  $   (0.23)
                                   =========                                         =========                   =========

          See Accompanying Notes to Unaudited CBS/King World Pro Forma
                    Combined Condensed Financial Statements

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

                              FINANCIAL STATEMENTS

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

(1) BASIS OF PRESENTATION

    The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their respective fair values as of the effective time of the merger. The excess of consideration paid over the estimated fair value of net assets acquired will be recorded as goodwill and amortized as a charge to earnings. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of King World's assets and liabilities were estimated by CBS management based primarily on information furnished by the management of King World. The final allocation of the purchase price will be determined after the consummation of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World.

(2) PURCHASE PRICE INFORMATION

    Pursuant to the merger agreement, shareholders of King World will receive .81 of a share of CBS common stock for each King World share issued and outstanding at the consummation of the merger. The total number of King World shares issued and outstanding during the period subsequent to the merger announcement but prior to its consummation is not anticipated to fluctuate from the ordinary course. For the purpose of the pro forma combined condensed financial statements the value of the per share CBS common stock to be issued was calculated based upon the market price per share at the close of business on March 31, 1999.

Total estimated King World common shares outstanding.............................  70,755,335
Exchange Ratio...................................................................        0.81
                                                                                   ----------
Estimated CBS common shares to be issued.........................................  57,311,821
CBS common stock per share market value..........................................  $  40.8125

Purchase Price:

Estimated value of CBS common stock to be issued in connection with the merger...  $    2,339
Estimated fair value of stock options assumed....................................         330
                                                                                   ----------
Estimated net increase in CBS equity.............................................  $    2,669
                                                                                   ==========

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

(3) PURCHASE PRICE AND ELIMINATION OF HISTORICAL BALANCES

    To record the purchase price paid in connection with the merger as described in Note 1 and Note 2 above and to eliminate certain historical King World balances.

Issuance of new CBS equity (per Note 2) (57,311,821 shares at $40.8125) allocated as follows:
  Common stock, $1.00 par value (57,311,821 shares)..................................  $      57
  Capital in excess of par value:
    Issuance of new CBS stock........................................................      2,282
    Fair value of King World stock options assumed by CBS............................        330
                                                                                       ---------
  Estimated net increase in CBS equity (see Note 2)..................................      2,669
Less: Shareholders' equity of King World at June 30, 1999
  Common stock.......................................................................         (1)
  Capital in excess of par value.....................................................       (151)
  Common stock held in treasury......................................................        446
  Retained earnings..................................................................     (1,257)
Adjustments:
  Add: Estimated accrued transaction costs...........................................         25
                                                                                       ---------
  Excess purchase price over fair value of net assets acquired.......................  $   1,731
                                                                                       =========

    The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. As further analysis is performed, these estimates may be revised at a later date.

(4) EXISTING RELATIONSHIP BETWEEN CBS AND KING WORLD

    Through an existing agreement with King World, CBS's owned-and-operated television stations pay for certain programming from King World. The following adjustments have been made to eliminate the balances associated with the transactions between CBS and King World:

BALANCE SHEET
Customer receivables/Accounts payable as of June 30, 1999.......................................  $       5

STATEMENT OF OPERATIONS
Revenue/operating expenses for the six months ended June 30, 1999...............................  $      20
Revenue/operating expenses for the year ended December 31, 1998.................................         23

(5) AMORTIZATION OF GOODWILL

    The pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. As further analysis is performed, including obtaining appraisals for identifiable intangible assets and programming commitments acquired, these estimates may be significantly revised, including the estimated amortization periods. Estimated goodwill amortization is computed on a straight-line basis over a 10-year period. If goodwill amortization had been computed assuming a 20-year period pro forma operating results for the six months ended June 30, 1999 and for the year ended December 31, 1998 on a pre and post tax basis would have improved by $43 million and $89 million, respectively, or approximately $0.06 and $0.12 per share, respectively, on a basic and diluted basis.

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

(6) AVERAGE SHARES OUTSTANDING

    The average CBS common shares outstanding used in calculating pro forma income (loss) per common share from Continuing Operations, as adjusted for Other CBS Events, are calculated assuming that the estimated number of shares of CBS common stock to be issued in connection with the merger were outstanding from January 1, 1998. For the six months ended June 30, 1999, the average common shares outstanding used in calculating pro forma combined diluted income per share include the impact of options to purchase shares of common stock. Shares of common stock issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share for the six months ended June 30, 1999, because of their inclusion would result in increased income per common share. Shares of common stock issuable under deferred compensation arrangements approximated 3 million for the six months ended
June 30, 1999. For the year ended December 31, 1998, options to purchase shares of common stock as well as shares issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share because their inclusion would result in smaller loss per common share. For the year ended December 31, 1998, options to purchase shares of common stock as well as common stock issuable under deferred compensation arrangements approximated 21 million shares.

(7) KING WORLD CONDENSED STATEMENT OF OPERATIONS

    The King World condensed statement of operations for the six months ended May 31, 1999 is calculated by adding the King World second quarter and third quarter statement of operations as filed in its Quarterly Reports on Form 10-Q for the three month periods ended February 28, 1999 and May 31, 1999, respectively.

    The King World condensed statement of operations for the twelve month period ended November 30, 1998 is calculated by adding the King World first quarter statement of operations as filed in its Quarterly Report on Form 10-Q for the three month period ended November 30, 1998, and subtracting the prior year first quarter statement of operations as filed in their Quarterly Report on Form 10-Q for the period ended November 30, 1997, from its total year 1998 statement of operations as filed in its Annual Report on Form 10-K for the fiscal year ended August 31, 1998.

(8) OTHER CBS EVENTS

    The unaudited pro forma combined condensed financial statements are presented after giving effect to the following Other CBS Events:

ACQUISITION OF AMERICAN RADIO BY CBS

    On June 4, 1998, CBS acquired the radio operations of American Radio for $1.4 billion in cash plus the assumption of debt with a fair value of approximately $1.3 billion. This acquisition has been accounted for under the purchase method of accounting.

PROBABLE ACQUISITION OF OUTDOOR SYSTEMS BY INFINITY

    On May 27, 1999, Infinity signed a definitive agreement to acquire Outdoor Systems for approximately $8.7 billion which includes the assumption of debt with a fair value of approximately $1.9 billion. This acquisition will be accounted for under the purchase method of accounting. In connection with this acquisition Infinity will issue approximately 231 million shares of its Class A common stock which will

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

dilute CBS's equity ownership in Infinity to approximately 65 percent. The consummation of the acquisition is subject to certain conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of Outdoor Systems and Infinity shareholders. In connection with the Hart-Scott-Rodino Act filing, Infinity and Outdoor Systems have received a second request for information from the Department of Justice, which they are responding to.

INFINITY INITIAL PUBLIC OFFERING

    In 1998, CBS formed a new company, named Infinity, comprising the radio and outdoor advertising operations of CBS. In December 1998, Infinity sold 18.2 percent of its common stock in an initial public offering, generating proceeds of approximately $3 billion. These proceeds were used to pay down an intercompany note payable to CBS. CBS used the proceeds of the payment on the note to pay down existing debt under the CBS revolving credit facility and other debt of CBS and made investments in short-term marketable securities.

    The following table sets forth the estimated adjustments effecting CBS's consolidated financial statements for the inclusion of the probable acquisition of Outdoor Systems by Infinity. In that regard, the historical statement of position at June 30, 1999, has been incorporated into the pro forma financial information and is adjusted to reflect the acquisition purchase price as well as certain other items such as: the repayment of long-term debt; the step up in value of certain long-term debt instruments; the elimination of existing debt financing costs; the accrual for the estimated transaction costs; and the recognition of the estimated excess purchase price over the fair value of assets acquired as goodwill. As further analysis is performed, including appraisals on identifiable tangible and intangible assets acquired and liabilities assumed, these estimates may be significantly revised including the estimated amortization periods. Minority interest in equity of consolidated subsidiaries has also been adjusted to reflect Infinity's distribution of its stock in connection with the acquisition of Outdoor Systems and thus the reduction of CBS's equity interest in Infinity from approximately 82 percent to approximately 65 percent.

                                                                                                           ESTIMATED
                                                                               OUTDOOR                    ADJUSTMENTS
                                                                               SYSTEMS      ESTIMATED         FOR
                                                                              JUNE 30,      PRO FORMA      OTHER CBS
                                                                                1999       ADJUSTMENTS      EVENTS
                                                                             -----------  -------------  -------------
ASSETS:
Cash and cash equivalents..................................................   $      13     $    (548)     $    (535)
Customer receivables, net..................................................         164            --            164
Deferred income taxes......................................................          13            --             13
Prepaid and other current assets...........................................          89            --             89
                                                                              ---------     ---------      ---------
Total current assets.......................................................         279          (548)          (269)
Property and equipment, net................................................       1,895            --          1,895
Goodwill, net..............................................................         604         6,023          6,627
Other intangible and noncurrent assets.....................................          49            18             67
                                                                              ---------     ---------      ---------
TOTAL ASSETS...............................................................   $   2,827     $   5,493      $   8,320
                                                                              =========     =========      =========

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                           ESTIMATED
                                                                               OUTDOOR                    ADJUSTMENTS
                                                                               SYSTEMS      ESTIMATED         FOR
                                                                              JUNE 30,      PRO FORMA      OTHER CBS
                                                                                1999       ADJUSTMENTS      EVENTS
                                                                              ---------     ---------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current maturities of long-term debt.......................................   $     186     $      --      $     186
Accounts payable, accrued and other liabilities............................          73            15             88
                                                                              ---------     ---------      ---------
Total current liabilities..................................................         259            15            274
Long-term debt.............................................................       1,645          (473)         1,172
Other noncurrent liabilities...............................................         112           (10)           102
                                                                              ---------     ---------      ---------
TOTAL LIABILITIES..........................................................       2,016          (468)         1,548

Minority interest in equity of consolidated subsidiaries...................          --         3,964          3,964

SHAREHOLDERS' EQUITY:
Common stock...............................................................           2            (2)            --
Capital in excess of par value.............................................         764         2,044          2,808
Common stock held in treasury, at cost.....................................          (4)            4             --
Retained earnings..........................................................          55           (55)            --
Accumulated other comprehensive loss.......................................          (6)            6             --
                                                                              ---------     ---------      ---------
TOTAL SHAREHOLDERS' EQUITY.................................................         811         1,997          2,808
                                                                              ---------     ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................................   $   2,827     $   5,493      $   8,320
                                                                              =========     =========      =========

    The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1999 and were reflected in CBS's results of operations for the six month period ended June 30, 1999:

                                                                                                           ESTIMATED
                                                                             OUTDOOR                      ADJUSTMENTS
                                                                             SYSTEMS       ESTIMATED          FOR
                                                                            JUNE 30,       PRO FORMA       OTHER CBS
                                                                              1999        ADJUSTMENTS       EVENTS
                                                                          -------------  -------------  ---------------
Revenues................................................................    $     374      $      --       $     374
Operating expenses......................................................         (173)            --            (173)
Marketing, general and administrative...................................          (19)            --             (19)
Depreciation and amortization...........................................          (71)          (100)(d)         (171)
                                                                            ---------      ---------       ---------
Operating profit (loss).................................................          111           (100)             11
Other income and expense, net...........................................            2             --               2
Interest expense, net...................................................          (74)            14 (e)          (60)
                                                                            ---------      ---------       ---------
Income from Continuing Operations before income taxes and minority
  interest in income of consolidated subsidiaries.......................           39            (86)            (47)
Income tax expense......................................................          (15)            (6)(c)          (21)
Minority interest in income of consolidated subsidiaries................           --             (2)(f)           (2)
                                                                            ---------      ---------       ---------
Income (loss) from Continuing Operations................................    $      24      $     (94)      $     (70)
                                                                            =========      =========       =========

         NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED

             (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

    The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1998 and were reflected in CBS's results of operations for the year ended December 31, 1998:

                                                                                                         OUTDOOR SYSTEMS
                                                   AMERICAN RADIO ACQUISITION                              ACQUISITION
                                           -------------------------------------------                   ---------------
                                            AMERICAN                       ESTIMATED
                                              RADIO                        AMERICAN                          OUTDOOR
                                             THROUGH       ESTIMATED         RADIO                           SYSTEMS
                                             JUNE 4,       PRO FORMA       PRO FORMA       INFINITY       DECEMBER 31,
                                              1998        ADJUSTMENTS      COMBINED           IPO             1998
                                           -----------  ---------------  -------------  ---------------  ---------------
Revenues.................................   $     168      $      --       $     168       $      --        $     706
Operating expenses.......................        (119)            --            (119)             --             (331)
Marketing, general and administrative....          (4)            --              (4)             --              (37)
Depreciation and amortization............         (28)           (10)(a)         (38)             --             (123)
                                            ---------      ---------       ---------       ---------        ---------
Operating profit (loss)..................          17            (10)              7              --              215
Other income and expenses, net...........          --             --              --                               (5)
Interest expense, net....................         (30)           (45)(b)         (75)            169 (g)         (138)
                                            ---------      ---------       ---------       ---------        ---------
Income (loss) from Continuing Operations
  before income taxes and minority
  interest in income of consolidated
  subsidiaries...........................         (13)           (55)            (68)            169               72
Income tax benefit (expense).............           9             10 (c)          19             (67)(c)          (31)
Minority interest in income of
  consolidated subsidiaries..............          --             --              --             (13)(f)           --
                                            ---------      ---------       ---------       ---------        ---------
Income (loss) from Continuing
  Operations.............................   $      (4)     $     (45)      $     (49)      $      89        $      41
                                            =========      =========       =========       =========        =========


                                                              ESTIMATED       ESTIMATED
                                                               OUTDOOR       ADJUSTMENTS
                                              ESTIMATED        SYSTEMS           FOR
                                              PRO FORMA       PRO FORMA       OTHER CBS
                                             ADJUSTMENTS      COMBINED         EVENTS
                                           ---------------  -------------  ---------------
Revenues.................................     $      --       $     706       $     874
Operating expenses.......................            --            (331)           (450)
Marketing, general and administrative....            --             (37)            (41)
Depreciation and amortization............          (202)(d)        (325)           (363)
                                              ---------       ---------       ---------
Operating profit (loss)..................          (202)             13              20
Other income and expenses, net...........            --              (5)             (5)
Interest expense, net....................            17 (e)        (121)            (27)
                                              ---------       ---------       ---------
Income (loss) from Continuing Operations
  before income taxes and minority
  interest in income of consolidated
  subsidiaries...........................          (185)           (113)            (12)
Income tax benefit (expense).............            (6)(c)         (37)            (85)
Minority interest in income of
  consolidated subsidiaries..............           (16)(f)         (16)            (29)
                                              ---------       ---------       ---------
Income (loss) from Continuing
  Operations.............................     $    (207)      $    (166)      $    (126)
                                              =========       =========       =========

    Pro forma adjustments giving effect to the Other CBS Events in the unaudited pro forma combined condensed financial statements reflect the following:

(a) American Radio acquisition--amortization of goodwill and identifiable intangible assets, including FCC licenses on a straight-line basis over 40 years.

(b) Increase in interest expense resulting from borrowings under CBS's credit facility to finance the acquisition of American Radio including the repayment of certain American Radio revolver borrowings in conjunction with the consummation of the acquisition.

(c) Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

(d) Outdoor Systems acquisition--amortization of goodwill and identifiable intangible assets on a straight-line basis over 30 years.

(e) Reduction in interest expense resulting from the repayment of Outdoor Systems' credit facility with credit facility borrowings of Infinity where average borrowing rates are more favorable than previously experienced by Outdoor Systems. In addition, the reduction of interest expense reflects the recording of all debt instruments assumed at fair value within the pro forma financial statements. These reductions were partially offset by incremental interest expense recognized as a result of the assumed deconsolidation of Infinity from the CBS consolidated income tax return.

(f) The adjustment to minority interest in income of consolidated subsidiaries reflects CBS's ownership interest dilution resulting from Infinity's assumed issuance of common stock to acquire Outdoor Systems. In addition, for the year ended December 31, 1998 the adjustment reflects the impact of Infinity's initial public offering. As a result of the December 1998 initial public offering CBS's equity ownership in Infinity was reduced to approximately 81.8 percent and will be further reduced to approximately 65 percent after Infinity's probable acquisition of Outdoor Systems.

(g) Reduction in the interest expense represents savings resulting from the assumed repayment of debt with the proceeds received from the Infinity public offering.

                              UNAUDITED VIACOM/CBS
                                   PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

    UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

GENERAL

    On September 6, 1999, Viacom Inc. and CBS, entered into an agreement and plan of merger providing for the merger of CBS and Viacom. Pursuant to the Viacom/CBS merger agreement, each share of CBS common stock, par value $1.00 per share, that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock. The Viacom/CBS merger will be accounted for by the purchase method of accounting. Consideration provided by Viacom in this merger includes: approximately $36.7 billion through the issuance of approximately 812 million shares of Viacom non-voting Class B common stock plus, approximately $833 million of cash consideration, net of approximately
$556 million of deferred taxes, for the assumed settlement of certain historical CBS stock options and the assumption of approximately $200 million of CBS stock options by Viacom, both of which were granted prior to the date of the merger agreement, and approximately $3.5 billion for the assumption of debt. This consideration will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill. The merger is contingent upon, among other things, regulatory and CBS shareholder approval.

    The following unaudited pro forma combined condensed balance sheet as of June 30, 1999, is presented as if the Viacom/CBS merger and other Viacom transactions, as described in the notes to the unaudited Viacom/CBS pro forma combined condensed financial statements, had occurred on June 30, 1999. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 1999, and for the year ended December 31, 1998, are presented as if the Viacom/CBS merger and other Viacom transactions had occurred on January 1, 1998. In the opinion of Viacom and CBS management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Viacom/CBS merger, or the other Viacom transactions, been consummated as of the dates indicated or of the results that may be obtained in the future.

    These unaudited pro forma combined condensed financial statements and notes thereto should be read in conjunction with the unaudited CBS/King World pro forma combined condensed financial information included herein, and (i) CBS's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, and Management's Discussion and Analysis included in CBS's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this proxy statement/prospectus supplement; (ii) King World's consolidated financial statements and the notes thereto as of and for the year ended August 31, 1998, and Management's Discussion and Analysis included in King World's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, which is incorporated by reference in this proxy statement/prospectus supplement; (iii) CBS's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, (iv) King World's Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 1998, February 28, 1999, and May 31, 1999 which are incorporated by reference in this proxy statement/prospectus supplement, (v) Viacom's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, included herein and (vi) Viacom's consolidated financial statements and the notes thereto as of and for the six month period ended June 30, 1999, included herein.

        UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1999

                                 (IN MILLIONS)

                                                                                                                ESTIMATED
                                        ESTIMATED                                                               PRO FORMA
                                        PRO FORMA                                                                MERGED
                                        COMBINED                                    ESTIMATED     ESTIMATED    VIACOM/CBS
                                       AS ADJUSTED                                  PRO FORMA    ADJUSTMENT    AS ADJUSTED
                                           FOR                       ESTIMATED       MERGED       FOR OTHER     FOR OTHER
                                        OTHER CBS    VIACOM INC.     PRO FORMA      VIACOM /       VIACOM        VIACOM
                                         EVENTS      HISTORICAL   ADJUSTMENTS (3)      CBS       EVENTS (4)      EVENTS
                                      -------------  -----------  ---------------  -----------  -------------  -----------
ASSETS:
Cash and cash equivalents...........    $     582     $     616      $    (532)     $     666     $      --     $     666
Customer receivables, net...........        1,388         1,577             --          2,965            --         2,965
Other current assets................        1,212         2,622            484          4,318            --         4,318
                                        ---------     ---------      ---------      ---------     ---------     ---------
Total current assets................        3,182         4,815            (48)         7,949            --         7,949
Property and equipment, net.........        3,047         3,249             --          6,296            --         6,296
Goodwill and other intangibles,
  net...............................       23,689        11,490         22,594         57,773            --        57,773
Other noncurrent assets.............        1,592         4,249           (387)         5,546            (5)        5,541
                                                                            92
                                        ---------     ---------      ---------      ---------     ---------     ---------
TOTAL ASSETS........................    $  31,510     $  23,803      $  22,251      $  77,564     $      (5)    $  77,559
                                        =========     =========      =========      =========     =========     =========
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Current maturities of
  long-term debt....................    $     265     $     328      $      --      $     593     $      --     $     593
Accounts payable, accrued and other
  liabilities.......................        1,880         3,960            (72)         5,743            --         5,743
                                                                           (25)
                                        ---------     ---------      ---------      ---------     ---------     ---------
Total current liabilities...........        2,145         4,288            (97)         6,336            --         6,336
Long-term debt......................        3,283         6,424            470         10,242          (437)        9,805
                                                                            65
Net liabilities of Discontinued
  Operations........................          985            --             --            985            --           985
Other noncurrent liabilities........        4,336         1,876              8          6,220            --         6,220
                                        ---------     ---------      ---------      ---------     ---------     ---------
TOTAL LIABILITIES...................       10,749        12,588            446         23,783          (437)       23,346
                                        ---------     ---------      ---------      ---------     ---------     ---------
Minority interest in equity of
  consolidated subsidiaries.........        5,589            --             --          5,589         1,094         6,683

SHAREHOLDERS' EQUITY:
Common stock........................          800             7              8             15            --            15
                                                                          (800)
Capital in excess of par value......       14,596        10,593         36,725         47,741          (662)       47,079
                                                                           200
                                                                       (14,596)
                                                                           223
Common stock held in treasury,
  at cost...........................       (1,467)       (1,361)         1,467         (1,361)           --        (1,361)
Retained earnings...................        1,910         2,018         (1,910)         1,839            --         1,839
                                                                          (179)
Accumulated other
  comprehensive loss................         (667)          (42)           667            (42)           --           (42)
                                        ---------     ---------      ---------      ---------     ---------     ---------
TOTAL SHAREHOLDERS' EQUITY..........       15,172        11,215         21,805         48,192          (662)       47,530
                                        ---------     ---------      ---------      ---------     ---------     ---------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY..............    $  31,510     $  23,803      $  22,251      $  77,564     $      (5)    $  77,559
                                        =========     =========      =========      =========     =========     =========

                 See Accompanying Notes to Unaudited Viacom/CBS
               Pro Forma Combined Condensed Financial Statements.

   UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        ESTIMATED
                                                        PRO FORMA
                                                        COMBINED                                        ESTIMATED      ESTIMATED
                                                       AS ADJUSTED                                      PRO FORMA     ADJUSTMENT
                                                           FOR                          ESTIMATED        MERGED        FOR OTHER
                                                        OTHER CBS     VIACOM INC.       PRO FORMA       VIACOM /        VIACOM
                                                         EVENTS       HISTORICAL     ADJUSTMENTS (3)       CBS        EVENTS (4)
                                                      -------------  -------------  -----------------  -----------  ---------------

Revenues............................................    $   4,190      $   5,954        $      --       $  10,144      $      --
Operating expenses..................................       (2,442)        (3,887)              --          (6,329)            --
Selling, marketing, general and administrative......         (660)        (1,110)              --          (1,770)            --
Depreciation and amortization.......................         (561)          (397)            (282)         (1,240)            --
Residual costs of discontinued businesses...........          (85)            --               --             (85)            --
                                                        ---------      ---------        ---------       ---------      ---------
Operating profit....................................          442            560             (282)            720             --
Other income and expense, net.......................           (4)           (29)              --             (33)            --
Interest expense, net...............................         (143)          (200)             (40)           (383)             1
                                                        ---------      ---------        ---------       ---------      ---------
Income from Continuing Operations before income
  taxes and minority interest in income of
  consolidated subsidiaries.........................          295            331             (322)            304              1
Income tax (expense) benefit (5)....................         (239)          (202)              16            (425)            --
Minority interest in income of consolidated
  subsidiaries......................................          (32)            (1)              --             (33)             4
                                                        ---------      ---------        ---------       ---------      ---------
Income (loss) from Continuing Operations............           24            128             (306)           (154)             5
Cumulative convertible preferred stock dividend
  requirement and premium on repurchase of preferred
  stock.............................................           --            (13)              --             (13)            --
                                                        ---------      ---------        ---------       ---------      ---------
Net income (loss) from Continuing Operations
  attributable to common stock......................    $      24      $     115        $    (306)      $    (167)     $       5
                                                        =========      =========        =========       =========      =========
Weighted average shares outstanding:
  Basic.............................................                         693              812           1,505
                                                                       ---------        ---------       ---------
  Diluted...........................................                         708              812           1,505
                                                                       ---------        ---------       ---------
Net income (loss) from Continuing Operations per
  common share:
  Basic.............................................                   $    0.17                        $   (0.11)
                                                                       =========                        =========
  Diluted...........................................                   $    0.16                        $   (0.11)
                                                                       =========                        =========

                                                        ESTIMATED
                                                        PRO FORMA
                                                         MERGED
                                                       VIACOM/CBS
                                                       AS ADJUSTED
                                                        FOR OTHER
                                                         VIACOM
                                                         EVENTS
                                                      -------------
Revenues............................................    $  10,144
Operating expenses..................................       (6,329)
Selling, marketing, general and administrative......       (1,770)
Depreciation and amortization.......................       (1,240)
Residual costs of discontinued businesses...........          (85)
                                                        ---------
Operating profit....................................          720
Other income and expense, net.......................          (33)
Interest expense, net...............................         (382)
                                                        ---------
Income from Continuing Operations before income
  taxes and minority interest in income of
  consolidated subsidiaries.........................          305
Income tax (expense) benefit (5)....................         (425)
Minority interest in income of consolidated
  subsidiaries......................................          (29)
                                                        ---------
Income (loss) from Continuing Operations............         (149)
Cumulative convertible preferred stock dividend
  requirement and premium on repurchase of preferred
  stock.............................................          (13)
                                                        ---------
Net income (loss) from Continuing Operations
  attributable to common stock......................    $    (162)
                                                        =========
Weighted average shares outstanding:
  Basic.............................................        1,505
                                                        ---------
  Diluted...........................................        1,505
                                                        ---------
Net income (loss) from Continuing Operations per
  common share:
  Basic.............................................    $   (0.11)
                                                        =========
  Diluted...........................................    $   (0.11)
                                                        =========

                 See Accompanying Notes to Unaudited Viacom/CBS
               Pro Forma Combined Condensed Financial Statements.

   UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      ESTIMATED
                                                      PRO FORMA
                                                      COMBINED                                       ESTIMATED       ESTIMATED
                                                     AS ADJUSTED                                     PRO FORMA      ADJUSTMENT
                                                         FOR                        ESTIMATED         MERGED         FOR OTHER
                                                      OTHER CBS    VIACOM INC.      PRO FORMA        VIACOM /         VIACOM
                                                       EVENTS      HISTORICAL    ADJUSTMENTS (3)        CBS         EVENTS (4)
                                                    -------------  -----------  -----------------  -------------  ---------------
Revenues..........................................    $   8,361     $  12,096       $      --        $  20,457       $      --
Operating expenses................................       (5,242)       (8,506)             --          (13,748)             --
Selling, marketing, general and administrative....       (1,335)       (2,061)             --           (3,396)             --
Depreciation and amortization.....................       (1,113)         (777)           (565)          (2,455)             --
Residual costs of discontinued businesses.........         (163)           --              --             (163)             --
                                                      ---------     ---------       ---------        ---------       ---------
Operating profit (loss)...........................          508           752            (565)             695              --
Other income and expense, net.....................           38           (57)             --              (19)             --
Interest expense, net.............................         (363)         (599)            (89)          (1,051)              6
                                                      ---------     ---------       ---------        ---------       ---------
Income (loss) from Continuing Operations before
  income taxes and minority interest in income of
  consolidated subsidiaries.......................          183            96            (654)            (375)              6
Income tax (expense) benefit (5)..................         (320)         (139)             36             (423)             (2)
Minority interest in income of consolidated
  subsidiaries....................................          (35)           (1)             --              (36)             54
                                                      ---------     ---------       ---------        ---------       ---------
Income (loss) from Continuing Operations..........         (172)          (44)           (618)            (834)             58
Cumulative convertible preferred stock dividend
  requirement and discount on repurchase of
  preferred stock.................................           --           (27)             --              (27)             --
                                                      ---------     ---------       ---------        ---------       ---------
Net income (loss) from Continuing Operations
  attributable to common stock....................    $    (172)    $     (71)      $    (618)       $    (861)      $      58
                                                      =========     =========       =========        =========       =========
Weighted average shares outstanding:
  Basic...........................................                        709             812            1,521
                                                                    ---------       ---------        ---------
  Diluted.........................................                        709             812            1,521
                                                                    ---------       ---------        ---------
Net income (loss) from Continuing Operations per
  common share:
  Basic...........................................                  $   (0.10)                       $   (0.57)
                                                                    =========                        =========
  Diluted.........................................                  $   (0.10)                       $   (0.57)
                                                                    =========                        =========

                                                      ESTIMATED
                                                      PRO FORMA
                                                       MERGED
                                                     VIACOM/CBS
                                                     AS ADJUSTED
                                                      FOR OTHER
                                                       VIACOM
                                                       EVENTS
                                                    -------------
Revenues..........................................    $  20,457
Operating expenses................................      (13,748)
Selling, marketing, general and administrative....       (3,396)
Depreciation and amortization.....................       (2,455)
Residual costs of discontinued businesses.........         (163)
                                                      ---------
Operating profit (loss)...........................          695
Other income and expense, net.....................          (19)
Interest expense, net.............................       (1,045)
                                                      ---------
Income (loss) from Continuing Operations before
  income taxes and minority interest in income of
  consolidated subsidiaries.......................         (369)
Income tax (expense) benefit (5)..................         (425)
Minority interest in income of consolidated
  subsidiaries....................................           18
                                                      ---------
Income (loss) from Continuing Operations..........         (776)
Cumulative convertible preferred stock dividend
  requirement and discount on repurchase of
  preferred stock.................................          (27)
                                                      ---------
Net income (loss) from Continuing Operations
  attributable to common stock....................    $    (803)
                                                      =========
Weighted average shares outstanding:
  Basic...........................................        1,521
                                                      ---------
  Diluted.........................................        1,521
                                                      ---------
Net income (loss) from Continuing Operations per
  common share:
  Basic...........................................    $   (0.53)
                                                      =========
  Diluted.........................................    $   (0.53)
                                                      =========

                 See Accompanying Notes to Unaudited Viacom/CBS
               Pro Forma Combined Condensed Financial Statements.

           NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

            (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1)  BASIS OF PRESENTATION

    The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of CBS's assets and liabilities were estimated by CBS and Viacom management. The final allocation of the purchase price will be determined after the completion of the Viacom/CBS merger and will be based on appraisals and a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives) and liabilities assumed.

(2)  CONSIDERATION

    Pursuant to the merger agreement, CBS stockholders will receive 1.085 shares of Viacom non-voting Class B common stock for each CBS share issued and outstanding at the completion of the merger. The total number of CBS shares issued and outstanding during the period subsequent to the merger announcement but prior to its completion is not anticipated to fluctuate from the ordinary course. For the purpose of the unaudited pro forma combined condensed financial statements the value of the per share Viacom non-voting Class B common stock to be issued was calculated based on the average market price per share from September 2, 1999 through September 9, 1999.

Total estimated CBS common shares outstanding (including 57,311,812 shares to be issued to King World stockholders)................................  748,597,072
Exchange Ratio............................................................       1.085
                                                                            ----------
Estimated Viacom non-voting Class B common shares to be issued............  812,227,823

Viacom non-voting Class B common stock average per share market value.....  $   45.225
Purchase Consideration:
Estimated value of Viacom non-voting Class B common stock to be issued in
  connection with the merger..............................................  $   36,733
Estimated fair value of CBS stock options to be assumed by Viacom (note
  3)......................................................................         200
                                                                            ----------
Estimated net increase in Viacom equity...................................  $   36,933
                                                                            ==========

           NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

            (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3)  VIACOM/CBS MERGER

    To record the excess purchase price over the net tangible and intangible assets acquired in connection with the Viacom/CBS merger as described in notes 1 and 2, after the elimination of certain CBS Estimated Pro Forma Combined As Adjusted For Other CBS Events balances at June 30, 1999:

Issuance of Viacom equity (812,227,823 shares at $45.225) allocated as follows:
  Common stock, $0.01 par value (812,227,823 shares)..............................  $       8
  Capital in excess of par value:
    Issuance of Viacom non-voting Class B common stock............................     36,725
    Estimated fair value of CBS stock options to be assumed by Viacom.............        200
                                                                                    ---------
Estimated net increase in Viacom equity...........................................     36,933
Less: Shareholders' equity of CBS Estimated Pro Forma Combined As Adjusted For
  Other CBS Events at June 30, 1999
  Common stock....................................................................       (800)
  Capital in excess of par value..................................................    (14,596)
  Common stock held in treasury...................................................      1,467
  Retained earnings/Accumulated other comprehensive loss..........................     (1,243)
Adjustments:
  Add: Liability for conversion of CBS stock options, net of deferred taxes.......        833
                                                                                    ---------
Excess purchase price over net tangible and identifiable intangible assets             22,594
  acquired........................................................................
Identifiable intangible assets acquired...........................................     23,689
                                                                                    ---------
Excess purchase price over net tangible assets acquired...........................  $  46,283
                                                                                    =========
Incremental amortization expense of excess purchase price over net tangible and identifiable intangible assets acquired:
    Twelve month amortization.....................................................  $     565
                                                                                    =========
    Six month amortization........................................................  $     282
                                                                                    =========

    The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the completion of the Viacom/CBS merger and will be based on appraisals and a comprehensive final evaluation of the fair value of CBS's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. For the purpose of these pro forma financial statements, amortization of the excess purchase price over tangible net assets acquired of approximately $46.3 billion is computed on a straight-line basis using useful lives as follows: $37.2 billion (40 years), $6.6 billion (30 years) and $2.5 billion (10 years).

    Generally accepted accounting principles currently require that acquired intangible assets be amortized over periods not to exceed 40 years. Viacom believes that the intangible assets acquired from CBS included in the 40-year category is comprised principally of the franchises, FCC licenses, and trademarks of CBS--assets with indefinite lives, which have historically appreciated in value over time. In addition, Viacom intends to continue to expand the combined companies' existing lines of business, develop new businesses, by leveraging the well known franchises, trademarks and products of Viacom and CBS, and take advantage of synergies that exist between Viacom and CBS to further strengthen existing lines of business. Viacom believes that it will benefit from the merger for an indeterminable period of time of at least 40 years and, therefore, a 40-year amortization period for the $37.2 billion portion of the excess purchase consideration is appropriate. After the completion of the merger, Viacom will complete valuations and other studies of the significant assets, liabilities, and business operations of CBS as of the time of the merger. Using this information, Viacom will make a final allocation of the purchase consideration,

           NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

            (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3)  VIACOM/CBS MERGER (CONTINUED)
including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. Accordingly, depreciation and amortization as presented in the pro forma combined condensed statement of operations for the year and six months ended December 31, 1998 and June 30, 1999, may fluctuate significantly from the preliminary estimate when the final appraisals of tangible and intangible assets are completed.

    The following table presents the incremental reduction to pro forma net income (loss) from Continuing Operations attributable to common stock and pro forma net income (loss) from Continuing Operations per common share resulting from the allocation of each $1 billion of purchase consideration to assets with useful lives of thirty, twenty, or ten years rather than the forty year life reflected in the pro forma financial statements.

                                                       30 YEARS     20 YEARS     10 YEARS
                                                      -----------  -----------  -----------
Impact on pro forma net income (loss) from
 Continuing Operations attributable to common stock:
    For the twelve month period.....................  $       (8)  $      (25)  $      (75)
                                                      ===========  ===========  ===========
    For the six month period........................  $       (4)  $      (13)  $      (38)
                                                      ===========  ===========  ===========
Impact on pro forma net income (loss) from
  Continuing Operations per common share:
    For the year ended December 31, 1998............  $    (0.01)  $    (0.02)  $    (0.05)
                                                      ===========  ===========  ===========
    For the six months ended June 30, 1999..........  $        --  $    (0.01)  $    (0.02)
                                                      ===========  ===========  ===========

    Certain limited rights to receive cash in lieu of Viacom options exist for the majority of the historical CBS stock options outstanding prior to the announcement of the Viacom/CBS merger. To reflect the liability associated with these stock options, these unaudited pro forma combined condensed financial statements assume that the options will be settled in cash for approximately $1.4 billion. Accordingly, the issuance of long-term debt of $470 million and adjustments to reflect the use of cash and investments, classified as other noncurrent assets, of $532 million and $387 million, respectively, have been recorded in the pro forma balance sheet to reflect the financing and funding of such obligations at the effective time of the merger. In addition, related interest expense of $38 million and $85 million for the six months of 1999 and the twelve months of 1998, respectively, have been recorded in the unaudited pro forma combined condensed statement of operations. Deferred taxes have been provided for on the respective book and tax basis differences at a 40 percent marginal tax rate. Additional options with a fair value of $200 million either do not contain these limited rights or are options related to underlying shares which cannot be disposed of for some designated period of time, and, as such, have been reflected as an adjustment to additional paid in capital within shareholders' equity.

    Viacom has entered into agreements with the two Deputy Chairmen of Viacom regarding the terms of their resignations upon the effective time of the merger. Accordingly, the pro forma balance sheet includes a charge as a reduction to retained earnings of $179 million, net of tax benefit of $119 million, which principally reflects the stock options granted to them over the life of their employment with Viacom as well as cash payments in accordance with their resignation agreements. The tax benefit assumes a 40 percent marginal tax rate. The pro forma statement of operations includes a charge for the incremental interest expense associated with the increase in long-term debt.

           NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

            (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(4)  OTHER VIACOM EVENTS

    On August 10, 1999, Blockbuster Inc., a subsidiary of Viacom, completed the initial public offering of 31 million shares of its Class A common stock at $15 per share. Viacom owns 100% of the outstanding shares of Blockbuster Class B common stock, which represents approximately 82.3% of Blockbuster's equity value after the initial public offering. As a result of the issuance of subsidiary stock, Viacom recorded a pro forma reduction to capital in excess of par value of approximately $662 million. Of this amount, $5 million represents transaction costs which were prepaid prior to June 30, 1999. Net proceeds from this offering of approximately $437 million were used to repay Blockbuster debt.

    The net decrease in interest expense of $1 million and $6 million for the six months ended June 30, 1999 and the twelve months ended December 31, 1998, respectively, is attributable to the repayment of debt with the Blockbuster initial public offering net proceeds of $437 million, partially offset by the increase in interest expense due to the higher interest rate attributable to the Blockbuster debt and the amortization of deferred debt issue costs incurred in connection with the Blockbuster debt.

    The adjustment to minority interest reflects Blockbuster's initial public offering of its shares as discussed above.

(5)  INCOME TAX EXPENSE

    Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

(6) ITEMS NOT INCLUDED IN THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The proceeding unaudited pro forma combined condensed financial statements do not include any pro forma adjustments for the following:

    (a) Viacom anticipates recording a pre-tax restructuring charge in connection with the acquisition of the remaining minority interest of Spelling Entertainment Group Inc. of approximately $70-$90 million in the third quarter of 1999.

    (b) Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

    (c) Upon closing of the merger, the combined companies may incur certain integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such CBS costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill while Viacom related costs would be recognized as a liability through the statement of operations.

    (d) Transactions between Viacom and CBS, including transactions between Viacom and companies proposed to be acquired by CBS, have not been eliminated in the unaudited pro forma combined condensed financial statements, as the amounts are not material for the periods presented.

    (e) Transaction costs related to the merger are not expected to have a material impact on these unaudited pro forma combined condensed financial statements.

    (f) In connection with the Viacom/CBS merger, certain radio and television stations may have to be divested in order to comply with current FCC regulations. Also, Viacom may be required to reduce or divest its interest in the United Paramount Network to comply with FCC rules limiting the common ownership of certain television networks. Generally, any gains or losses associated with disposition of historical Viacom assets would be recognized through the statements of

           NOTES TO UNAUDITED VIACOM/CBS PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

            (TABLES IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(6) ITEMS NOT INCLUDED IN THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
       operations while the gain or loss on the disposition of historical CBS assets would likely be recognized as an adjustment to goodwill.

    (g) Viacom has announced that, subject to Viacom board approval and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the merger between Viacom and CBS, it may split-off Blockbuster by offering to exchange all of its shares of Blockbuster for shares of Viacom's common stock. The aggregate market value of the shares of Blockbuster common stock based on the November 1, 1999 closing price of $12.4375 per share of Blockbuster common stock was approximately
       $2.2 billion. The pro forma net book value of Blockbuster at June 30, 1999, after giving effect to the initial public offering, was approximately $5.1 billion. If Viacom determines to engage in the split-off, any difference between the fair market value and net book value at the time of the split-off will be recognized as a gain or loss for accounting purposes. Based on the November 1, 1999 closing stock price of Blockbuster, a split-off would have resulted in a pre-tax pro forma loss on discontinued operations of approximately $3.3 billion. The actual amount of the gain or loss will depend upon the fair market value and net book value of Blockbuster at the time of the split-off as well as the exchange ratio used in the split-off. In addition, in a tax-free split-off, Viacom/CBS pro forma shareholders' equity will be reduced by an amount no greater than the net book value of Blockbuster at the time of the split-off. Viacom has no obligation to effect the split-off either before or after the merger. Viacom and CBS cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.

(7)  RECLASSIFICATIONS

    Certain reclassifications have been made from the historical Viacom financial statements to conform to the combined condensed pro forma presentation.

                          VIACOM INC. AND SUBSIDIARIES
                 1998 ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
                               AND NOTES THERETO

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Viacom Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareholders' equity present fairly, in all material respects, the financial position of Viacom Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York

February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999

                          VIACOM INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ---------------------------------
                                                                                  1998        1997       1996
                                                                               ----------  ----------  ---------
Revenues.....................................................................  $ 12,096.1  $ 10,684.9  $ 9,683.9
Expenses:
  Operating..................................................................     8,506.3     7,476.3    6,340.2
  Selling, general and administrative........................................     2,060.9     1,750.6    1,442.0
  Restructuring charge (Note 4)..............................................          --          --       50.2
  Depreciation and amortization..............................................       777.3       772.6      654.3
                                                                               ----------  ----------  ---------
    Total expenses...........................................................    11,344.5     9,999.5    8,486.7
                                                                               ----------  ----------  ---------
Operating income.............................................................       751.6       685.4    1,197.2
Other income (expense):
  Interest expense, net......................................................      (599.0)     (750.9)    (785.5)
  Other items, net (Note 16).................................................       (15.3)    1,244.0       (1.6)
                                                                               ----------  ----------  ---------
Earnings from continuing operations before income taxes......................       137.3     1,178.5      410.1
Provision for income taxes...................................................      (138.7)     (646.4)    (243.3)
Equity in loss of affiliated companies, net of tax (Note 7)..................       (41.4)     (163.3)     (13.3)
Minority interest............................................................        (0.7)        4.7       (1.3)
                                                                               ----------  ----------  ---------
Earnings (loss) from continuing operations...................................       (43.5)      373.5      152.2
Discontinued operations (Note 3):
  Earnings (loss), net of tax................................................       (54.1)       14.9      (62.0)
  Net gain on dispositions, net of tax.......................................        49.9       405.2    1,157.7
                                                                               ----------  ----------  ---------
Net earnings (loss) before extraordinary loss................................       (47.7)      793.6    1,247.9
Extraordinary loss, net of tax (Note 17).....................................       (74.7)         --         --
                                                                               ----------  ----------  ---------
Net earnings (loss)..........................................................      (122.4)      793.6    1,247.9
Cumulative convertible preferred stock dividend requirement..................       (57.2)      (60.0)     (60.0)
Discount on repurchase of preferred stock (Note 10)..........................        30.0          --         --
                                                                               ----------  ----------  ---------
Net earnings (loss) attributable to common stock.............................  $   (149.6) $    733.6  $ 1,187.9
                                                                               ==========  ==========  =========
Basic earnings per common share:
  Earnings (loss) from continuing operations.................................  $     (.10) $      .44  $     .13
  Net earnings (loss)........................................................  $     (.21) $     1.04  $    1.63

Diluted earnings per common share:
  Earnings (loss) from continuing operations.................................  $     (.10) $      .44  $     .13
  Net earnings (loss)........................................................  $     (.21) $     1.04  $    1.62

Weighted average number of common shares:
  Basic......................................................................       708.7       705.8      728.0
  Diluted....................................................................       708.7       708.5      734.7

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
                                           ASSETS
Current Assets:
  Cash and cash equivalents.................................................................  $   767.3  $   292.3
  Receivables, less allowances of $98.7 (1998) and $99.8 (1997).............................    1,759.1    2,397.7
  Inventory (Note 6)........................................................................      468.7      934.8
  Theatrical and television inventory (Note 6)..............................................    1,336.8    1,317.9
  Other current assets......................................................................      732.6      770.8
                                                                                              ---------  ---------
Total current assets........................................................................    5,064.5    5,713.5
                                                                                              ---------  ---------
Property and Equipment:
  Land......................................................................................      458.5      452.2
  Buildings.................................................................................    1,636.8    1,544.4
  Capital leases............................................................................      671.7      655.6
  Equipment and other.......................................................................    1,770.0    1,668.0
                                                                                              ---------  ---------
                                                                                                4,537.0    4,320.2
  Less accumulated depreciation and amortization............................................    1,457.5    1,122.5
                                                                                              ---------  ---------
    Net property and equipment..............................................................    3,079.5    3,197.7
                                                                                              ---------  ---------
Inventory (Note 6)..........................................................................    2,470.8    2,650.6
Intangibles, at amortized cost..............................................................   11,557.3   14,699.6
Other assets................................................................................    1,441.0    2,027.3
                                                                                              ---------  ---------
                                                                                              $23,613.1  $28,288.7
                                                                                              =========  =========
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................................................  $   499.2  $   699.7
  Accrued expenses..........................................................................    2,125.8    1,574.7
  Deferred income...........................................................................      286.5      254.6
  Accrued compensation......................................................................      410.3      441.7
  Participants' share, residuals and royalties payable......................................    1,227.5      951.3
  Program rights............................................................................      179.6      197.7
  Income tax payable........................................................................      526.5      556.3
  Current portion of long-term debt.........................................................      377.2      376.5
                                                                                              ---------  ---------
    Total current liabilities...............................................................    5,632.6    5,052.5
                                                                                              ---------  ---------
Long-term debt (Note 8).....................................................................    3,813.4    7,423.0
Other liabilities...........................................................................    2,117.5    2,429.6

Commitments and contingencies (Note 13)

Shareholders' Equity:
  Convertible Preferred Stock, par value $.01 per share; 200.0 shares authorized; 12.0
    (1998) and 24.0 (1997) shares issued and outstanding....................................      600.0    1,200.0
  Class A Common Stock, par value $.01 per share; 200.0 shares authorized; 141.6 (1998) and
    140.7 (1997) shares issued..............................................................        1.4        1.4
  Class B Common Stock, par value $.01 per share; 1,000.0 shares authorized; 591.9 (1998)
    and 581.1 (1997) shares issued..........................................................        5.9        5.8
  Additional paid-in capital................................................................   10,574.7   10,329.5
  Retained earnings.........................................................................    1,932.9    2,089.0
  Accumulated other comprehensive loss (Note 1).............................................      (67.1)     (12.6)
                                                                                              ---------  ---------
                                                                                               13,047.8   13,613.1
  Less treasury stock, at cost; 38.5 shares (1998) and 13.0 shares (1997)...................      998.2      229.5
                                                                                              ---------  ---------
    Total shareholders' equity..............................................................   12,049.6   13,383.6
                                                                                              ---------  ---------
                                                                                              $23,613.1  $28,288.7
                                                                                              =========  =========

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1998       1997       1996
                                                                                    ---------  ---------  ---------
Operating Activities:
  Net earnings (loss).............................................................  $  (122.4) $   793.6  $ 1,247.9
  Adjustments to reconcile net earnings (loss) to net cash flow from operating activities:
  Net gain on dispositions........................................................      (49.9)  (1,761.3)  (1,157.7)
  Depreciation and amortization...................................................      777.3      943.3      817.6
  Restructuring charge............................................................         --         --       88.9
  Distribution from affiliated companies..........................................       17.9       62.2       59.8
  Gain on the sale of cost investments............................................     (118.9)        --         --
  Loss on redemption of debt......................................................      126.6         --         --
  Equity in loss of affiliated companies..........................................       41.4      163.3       13.0
  Amortization of deferred financing costs........................................       16.1       33.6       31.2
  Change in operating assets and liabilities:
    Decrease (increase) in receivables............................................      135.6     (251.3)    (413.3)
    Decrease (increase) in inventory and related programming liabilities, net.....      367.1       79.7     (443.0)
    Decrease (increase) in prepublication costs, net..............................       13.8      (21.4)     (57.9)
    Increase in prepaid expenses and other current assets.........................     (119.7)     (83.5)     (40.0)
    Decrease (increase) in unbilled receivables...................................      105.0      (53.3)    (226.5)
    Increase (decrease) in accounts payable and accrued expenses..................      192.6       (7.6)       1.0
    Increase (decrease) in income taxes payable and deferred income taxes, net....     (563.9)     455.6       38.5
    Increase (decrease) in deferred income........................................        7.4      (93.1)     122.6
    Other, net....................................................................       38.1       80.2      (11.6)
                                                                                    ---------  ---------  ---------
Net cash flow provided by operating activities....................................      864.1      340.0       70.5
                                                                                    ---------  ---------  ---------
Investing activities:
  Proceeds from dispositions......................................................    4,950.1    3,014.9    1,838.1
  Acquisitions, net of cash acquired..............................................     (126.4)    (355.1)    (299.8)
  Capital expenditures............................................................     (603.5)    (530.3)    (598.6)
  Investments in and advances to affiliated companies.............................     (100.3)    (300.4)     (88.8)
  Proceeds from sale of cost investment...........................................      167.3         --         --
  Proceeds from sale of short-term investments....................................      101.4      139.8      137.9
  Purchases of short-term investments.............................................     (151.6)     (81.3)    (149.2)
  Other, net......................................................................      (18.6)      18.2         --
                                                                                    ---------  ---------  ---------
Net cash flow provided by investing activities....................................    4,218.4    1,905.8      839.6
                                                                                    ---------  ---------  ---------
Financing activities:
  Repayments of credit agreements, net............................................   (2,383.0)  (2,092.3)    (859.5)
  Repayment of notes and debentures...............................................     (869.3)        --      (50.9)
  Purchase of treasury stock and warrants.........................................     (809.6)      (9.8)    (223.6)
  Repurchase of Preferred Stock...................................................     (564.0)        --         --
  Payment on capital lease obligations............................................     (110.7)     (66.2)     (48.9)
  Payment of Preferred Stock dividends............................................      (64.8)     (60.0)     (60.0)
  Proceeds from exercise of stock options and warrants............................      182.8       69.6       95.1
  Other, net......................................................................       11.1       (3.8)     (17.4)
                                                                                    ---------  ---------  ---------
Net cash flow used in financing activities........................................   (4,607.5)  (2,162.5)  (1,165.2)
                                                                                    ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents..............................      475.0       83.3     (255.1)
Cash and cash equivalents at beginning of year....................................      292.3      209.0      464.1
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at end of year..........................................  $   767.3  $   292.3  $   209.0
                                                                                    =========  =========  =========

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 (IN MILLIONS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------------------------
                                                                         1998                  1997                  1996
                                                                 --------------------  --------------------  --------------------
                                                                  SHARES     AMOUNTS    SHARES     AMOUNTS    SHARES     AMOUNTS
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Convertible Preferred Stock:
Balance, beginning of year.....................................       24.0  $ 1,200.0       24.0  $ 1,200.0       24.0  $ 1,200.0
Repurchase of Preferred Stock..................................       12.0      600.0         --         --         --         --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Balance, end of year...........................................       12.0      600.0       24.0  $ 1,200.0       24.0  $ 1,200.0
                                                                 =========  =========  =========  =========  =========  =========
Class A Common Stock:
Balance, beginning of year.....................................      140.7  $     1.4      140.2  $     1.4      150.2  $     1.5
Exercise of stock options and warrants.........................         .9         --         .5         --         .8         --
Cable split-off................................................         --         --         --         --      (10.8)       (.1)
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Balance, end of year...........................................      141.6  $     1.4      140.7  $     1.4      140.2  $     1.4
                                                                 =========  =========  =========  =========  =========  =========
Class B Common Stock:
Balance, beginning of year.....................................      581.1  $     5.8      576.4  $     5.8      589.2  $     5.9
Exercise of stock options and warrants.........................       10.8         .1        4.7         --        7.0         .1
Cable split-off................................................         --         --         --         --      (19.8)       (.2)
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Balance, end of year...........................................      591.9  $     5.9      581.1  $     5.8      576.4  $     5.8
                                                                 =========  =========  =========  =========  =========  =========
Additional Paid-In Capital:
Balance, beginning of year.....................................             $10,329.5             $10,238.5             $10,723.2
Exercise of stock options and warrants, net of tax benefit.....                 280.1                  94.9                 157.4
Cable split-off................................................                    --                    --                (625.5)
Warrants repurchased...........................................                 (34.9)                 (3.9)                (16.6)
                                                                            ---------             ---------             ---------
Balance, end of year...........................................             $10,574.7             $10,329.5             $10,238.5
                                                                            =========             =========             =========
Retained Earnings:
Balance, beginning of year.....................................             $ 2,089.0             $ 1,358.6             $   173.1
Net earnings (loss)............................................                (122.4)                793.6               1,247.9
Preferred stock dividend requirement...........................                 (57.2)                (60.0)                (60.0)
Discount on repurchase of Preferred Stock......................                  30.0                    --                    --
Comprehensive income reclassification..........................                    --                  (3.2)                 (2.4)
Exercise of stock options......................................                  (6.5)                   --                    --
                                                                            ---------             ---------             ---------
Balance, end of year...........................................             $ 1,932.9             $ 2,089.0             $ 1,358.6
                                                                            =========             =========             =========
Accumulated Other Comprehensive Income (Loss):
Balance, beginning of year.....................................             $   (12.6)            $     5.9             $   (11.9)
Other comprehensive income (loss)..............................                 (54.5)                (18.5)                 17.8
                                                                            ---------             ---------             ---------
Balance, end of year...........................................             $   (67.1)            $   (12.6)            $     5.9
                                                                            =========             =========             =========
Treasury Stock, at cost:
Balance, beginning of year.....................................       13.0  $  (229.5)      12.5  $  (223.6)        --  $      --
Class A Common Stock repurchased...............................         --         --         --         --        1.3      (22.9)
Class B Common Stock repurchased...............................       26.2     (787.0)        .5       (5.9)      11.2     (200.7)
Exercise of stock options......................................        (.7)      18.3         --         --         --         --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Balance, end of year...........................................       38.5  $  (998.2)      13.0  $  (229.5)      12.5  $  (223.6)
                                                                 =========  =========  =========  =========  =========  =========
Total Shareholders' Equity.....................................             $12,049.6             $13,383.6             $12,586.6
                                                                            =========             =========             =========
Comprehensive Income (Loss)(Note 1):
Net earnings (loss)............................................             $  (122.4)            $   793.6             $ 1,247.9
Other comprehensive income (loss)..............................                 (54.5)                (18.5)                 17.8
                                                                            ---------             ---------             ---------
Total Comprehensive Income (Loss)..............................             $  (176.9)            $   775.1             $ 1,265.7
                                                                            =========             =========             =========

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--Viacom Inc. and its subsidiaries (the "Company") is a diversified entertainment company with operations in the six segments described below. These operating segments have been determined in accordance with the Company's internal management structure, which is organized based on products and services. In accordance with Statement of Financial Accounting Standards ("SFAS") 131, "Disclosures about Segments of an Enterprise and Related Information", certain similar operating segments have been aggregated. See
Note 3 regarding the presentation of discontinued operations. See Note 14 regarding the relative contribution to revenues and operating results of each of the following operating segments:

NETWORKS

    MTV Networks owns and operates advertiser-supported basic cable television program services, and Showtime Networks Inc. owns and operates premium subscription cable television program services.

ENTERTAINMENT

    Paramount Pictures: 1) produces, acquires, finances and distributes feature motion pictures, normally for exhibition in U.S. and foreign theaters followed by videocassettes and discs, pay-per-view television, premium subscription television, network television, basic cable television and syndicated television exploitation; 2) produces, acquires and distributes series, mini-series, specials and made-for-television movies initially for network television, first-run syndication and basic cable television, and subsequently for syndication; 3) operates movie theaters; 4) acquires and exploits a library of music copyrights to various musical works, including songs, scores and cues; and
5) owns and operates 17 television stations and operates 2 stations pursuant to local marketing agreements.

    Spelling Entertainment Group Inc. ("Spelling") is a producer and distributor of television series, mini-series and made-for-television movies.

VIDEO

    Blockbuster Video operates and franchises videocassette rental and retail sales stores throughout the United States and internationally.

PARKS

    Paramount Parks owns and operates five regional theme parks and a themed attraction in the United States and Canada.

PUBLISHING

    Simon & Schuster publishes and distributes consumer hardcover books, trade paperbacks, mass-market paperbacks, children's books, audiobooks, electronic books and CD-ROM products in the United States and internationally.

ONLINE

    Viacom online services provides online music and children destinations featuring entertainment, information, community tools and e-commerce.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could subsequently differ from those estimates.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and investments of more than 50% in subsidiaries and other entities. Investments in affiliated companies over which the Company has a significant influence or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method. Investments of 20% or less are accounted for under the cost method. All significant intercompany transactions have been eliminated.

    CASH EQUIVALENTS--Cash equivalents are defined as short-term (three months or less) highly liquid investments.

    INVENTORIES--Inventories related to theatrical and television product (which include direct production costs, production overhead, acquisition costs, prints and certain exploitation costs) are stated at the lower of amortized cost or net realizable value. Inventories are amortized, and liabilities for residuals and participations are accrued, on an individual product basis based on the proportion that current revenues bear to the estimated remaining total lifetime revenues. Estimates for initial domestic syndication and basic cable revenues are not included in the estimated lifetime revenues of network series until such sales are probable. Estimates of total lifetime revenues and expenses are periodically reviewed. The costs of feature and television films are classified as current assets to the extent such costs are expected to be recovered through their respective primary markets, with the remainder classified as non-current. A portion of the cost to acquire Paramount and Spelling was allocated to theatrical and television inventories based upon estimated revenues from certain films less related costs of distribution and a reasonable profit allowance for the selling effort. The cost allocated to films is being amortized over their estimated economic lives not to exceed 20 years.

    The Company estimates that approximately 70% of unamortized film costs (including amounts allocated under purchase accounting) at December 31, 1998 will be amortized within the next three years.

    Inventories related to base stock videocassettes (generally less than five copies per title for each store) are recorded at cost and a portion of these costs are amortized on an accelerated basis over three months, generally to $8 per unit, with the remaining base stock videocassette costs amortized on a straight-line basis over 33 months to an estimated $4 salvage value. The cost of non-base stock videocassettes (generally greater than four copies per title for each store) is amortized on an accelerated basis over three months to an estimated $4 salvage value. Video games are amortized on an accelerated basis over a 12 month period to an estimated $10 salvage value (See Note 4).

    PROGRAM RIGHTS--The Company acquires rights to exhibit programming on its broadcast stations or cable networks. The costs incurred in acquiring programs are capitalized and amortized over the license period. Program rights and the related liabilities are recorded at the gross amount of the liabilities when the license period has begun, the cost of the program is determinable, and the program is accepted and available for airing.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over estimated useful lives ranging from 3 to 40 years. Depreciation expense, including capitalized lease amortization, was $441.8 million (1998), $447.2 million (1997) and $331.1 million (1996).

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    Property and equipment includes capital leases of $399.0 million and $463.1 million as of December 31, 1998 and December 31, 1997, respectively, net of accumulated amortization of $272.7 million and $192.5 million, respectively. Amortization expense related to capital leases was $62.6 million (1998), $58.4 million (1997) and $63.0 million (1996).

    In 1996, the Company adopted SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that the Company assess long-lived assets and certain identifiable intangibles for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets. The adoption of SFAS 121 did not have a significant effect on the consolidated financial position or results of operations.

    INTANGIBLE ASSETS--Intangible assets, which primarily consist of the cost of acquired businesses in excess of the fair value of tangible assets and liabilities acquired ("goodwill"), are generally amortized by the straight-line method over estimated useful lives of up to 40 years. The Company evaluates the amortization period of intangibles on an ongoing basis in light of changes in any business conditions, events or circumstances that may indicate the potential impairment of intangible assets. Accumulated amortization of intangible assets was $1.6 billion at December 31, 1998 and 1997.

    REVENUE RECOGNITION--Subscriber fees for Networks are recognized in the period the service is provided. Advertising revenues for Networks are recognized in the period during which the spots are aired. Video segment revenues are recognized at the time of rental or sale. The publishing segment recognizes revenue when merchandise is shipped.

    Theatrical revenues from domestic and foreign markets are recognized as films are exhibited; revenues from the sale of videocassettes and discs are recognized upon availability of sale to the public; and revenues from all television sources are recognized upon availability of the film for telecast. On average, the length of the initial revenue cycle for feature films approximates four to seven years.

    Television series initially produced for the networks and first-run syndication are generally licensed to domestic and foreign markets concurrently. The more successful series are later syndicated in domestic markets and in certain foreign markets. The length of the revenue cycle for television series will vary depending on the number of seasons a series remains in active production. Revenues arising from television license agreements are recognized in the period that the films or television series are available for telecast and therefore may cause fluctuation in operating results.

    INTEREST--Costs associated with the refinancing or issuance of debt, as well as with debt discount, are expensed as interest over the term of the related debt. The Company enters into interest rate exchange agreements; the amount to be paid or received under such agreements is accrued as interest rates change and is recognized over the life of the agreements as an adjustment to interest expense. Amounts paid for purchased interest rate cap agreements are amortized as interest expense over the term of the agreement.

    FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS--The Company's foreign subsidiaries' assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange rates for the respective periods. The resulting translation gains or losses are included as a separate component of shareholders' equity in Accumulated Other Comprehensive Income. Foreign currency transaction gains and losses have been included in "other items, net", and have not been material in any of the years presented.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    PROVISION FOR DOUBTFUL ACCOUNTS--The provision for doubtful accounts charged to expense was $29.5 million (1998), $83.1 million (1997) and $55.1 million
(1996).

    NET EARNINGS (LOSS) PER COMMON SHARE--Basic earnings per share is based upon the net earnings applicable to common shares after preferred dividend requirements and upon the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the effect of the assumed conversions of convertible securities and exercise of stock options only in the periods in which such effect would have been dilutive.

    In December 1998, the Company repurchased 12 million shares of its convertible preferred stock. The preferred stock had a cumulative cash dividend of $30 million per year.

    For each of the full years presented, the effect of the assumed conversion of preferred stock is antidilutive and therefore, not reflected in diluted net earnings per common share. Prior period amounts have been adjusted to reflect the effect of the 2-for-1 stock split (See Note 2). The numerator used in the calculation of both basic and diluted EPS for each respective year reflects earnings from continuing operations less preferred stock dividends of $57.2 million for 1998 and $60 million for both 1997 and 1996 plus the discount on repurchase of preferred stock of $30 million for 1998. The table below presents a reconciliation of weighted average shares used in the calculation of basic and diluted EPS:

                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
Weighted average shares for basic EPS................................      708.7      705.8      728.0
Plus incremental shares for stock options............................         --        2.7        6.7
                                                                       ---------  ---------  ---------
Weighted average shares for diluted EPS..............................      708.7      708.5      734.7
                                                                       =========  =========  =========

    COMPREHENSIVE INCOME (LOSS)--The Company adopted SFAS 130, "Reporting Comprehensive Income", effective January 1, 1998. The components of accumulated other comprehensive income (loss) were as follows:

                                                                                             MINIMUM      ACCUMULATED
                                                             UNREALIZED      CUMULATIVE      PENSION         OTHER
                                                             GAIN (LOSS)     TRANSLATION    LIABILITY    COMPREHENSIVE
                                                            ON SECURITIES    ADJUSTMENTS   ADJUSTMENT    INCOME(LOSS)
                                                           ---------------  -------------  -----------  ---------------
At December 31, 1995.....................................     $     2.0       $    (9.9)    $    (4.0)     $   (11.9)
Current period change....................................           3.0            21.2          (6.4)          17.8
                                                              ---------       ---------     ---------      ---------
At December 31, 1996.....................................           5.0            11.3         (10.4)           5.9
Current period change....................................          29.9           (50.4)          2.0          (18.5)
                                                              ---------       ---------     ---------      ---------
At December 31, 1997.....................................          34.9           (39.1)         (8.4)         (12.6)
Current period change....................................         (33.7)          (19.0)         (1.8)         (54.5)
                                                              ---------       ---------     ---------      ---------
At December 31, 1998.....................................     $     1.2       $   (58.1)    $   (10.2)     $   (67.1)
                                                              =========       =========     =========      =========

    RECLASSIFICATIONS--Certain amounts reported for prior years have been reclassified to conform with the current year's presentation.

    RECENT PRONOUNCEMENTS--In April 1998, Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") was issued. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. The SOP is effective for financial statements for fiscal years beginning after

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

December 15, 1998. The Company does not anticipate that the adoption of this statement will have a material effect on its financial statements.

    In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), effective for fiscal years beginning after June 15, 1999. The Company anticipates that due to its limited use of derivative instruments, the adoption of SFAS 133 will not have a material effect on its financial statements.

    In October 1998, the FASB released an exposure draft of the proposed statement on "Rescission of FASB Statement No. 53, Financial Reporting by Producers and Distributors of Motion Picture Films," ("SFAS 53"). An entity that previously was subject to the requirements of SFAS 53 would follow the guidance in a proposed Statement of Position, "Accounting by Producers and Distributors of Films." This proposed Statement of Position would be effective for financial statements for fiscal years beginning after December 15, 1999 and could have a significant impact on the Company's results of operations and financial position depending on its final outcome. The Company has not concluded on its impact given the preliminary stages of the proposed Statement of Position.

2) SUBSEQUENT EVENTS

    On February 25, 1999, the Board of Directors of the Company declared a 2-for-1 common stock split, to be effected in the form of a dividend. The additional shares will be issued on March 31, 1999 to shareholders of record on March 15, 1999. All common share and per share amounts have been adjusted to reflect the stock split for all periods presented (See Note 10).

    On January 5, 1999, the Company repurchased the remaining 12 million shares of its convertible preferred stock from Bell Atlantic Corporation for $612 million in cash.

3) DISCONTINUED OPERATIONS

    In accordance with Accounting Principles Board Opinion ("APB") 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company has presented the following lines of business as discontinued operations: its educational, professional and reference publishing businesses ("Non-Consumer Publishing"), its music retail stores, interactive game businesses, Viacom Radio Stations and Viacom Cable.

    On November 27, 1998, the Company completed the sale of Non-Consumer Publishing to Pearson plc for approximately $4.6 billion in cash plus approximately $92 million related to changes in net assets, which is subject to change based upon final determination of net assets. Viacom retained its consumer publishing operations, including the Simon & Schuster name. As a result of the sale, the Company recorded a net gain on the transaction of $65.5 million.

    On October 26, 1998, the Company completed the sale of its music retail stores to Wherehouse Entertainment, Inc. for approximately $115 million in cash before adjustments for changes in working capital and recorded a net loss on the transaction of $138.5 million. The Company had previously closed the remaining music stores that were not part of the transaction.

    On February 19, 1997, the Company adopted a plan to dispose of its interactive game businesses, including Viacom New Media, the operations of which were terminated in 1997. On that same date, the Board of Directors of Spelling approved a formal plan to dispose of Virgin Interactive Entertainment

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Limited ("Virgin"). Accordingly, the interactive game businesses were presented as discontinued operations. On September 4, 1998, Spelling completed the sale of substantially all of the development operations of Virgin to Electronic Arts Inc. for $122.5 million in cash. In addition, on November 10, 1998, Spelling completed the sale of all non-U.S. operations of Virgin to an investor group.

    For the year ended December 31, 1997, the revenues and operating losses of the interactive game businesses were $241.3 million and $43.5 million, respectively. These losses were provided for in the estimated loss on disposal of $159.3 million, net of minority interest, which included a provision for future operating losses of approximately $44.0 million, net of minority interest, as of December 31, 1996. In the fourth quarter of 1997, an estimated loss of $32.0 million, net of minority interest, was recorded, reflecting anticipated future operating losses and cash funding requirements through completion of the disposition.

    On July 2, 1997, the Company completed the sale of Viacom Radio Stations to Chancellor Media Corp. for approximately $1.1 billion in cash. As a result of the sale, the Company realized a gain on disposition of approximately
$416.4 million, net of tax, in the third quarter of 1997.

    On July 31, 1996, the Company completed the split-off of its Cable segment pursuant to an exchange offer and related transactions. As a result, the Company realized a gain of approximately $1.3 billion, reduced its debt and retired approximately 4.1% of the Company's then total outstanding common shares.

    For the year ended December 31, 1998, the net gain on dispositions of $49.9 million includes the gain from the sale of Non-Consumer Publishing of $65.5 million, net of tax, a tax benefit related to the sale of Virgin of $134.0 million and the reversal of cable split-off reserves that were no longer required, partially offset by the loss on the sale of the Company's music retail stores of $138.5 million, net of tax, and additional reserves of $20.3 million, net of minority interest, which provided for Virgin's operating losses through its disposition.

    For the year ended December 31, 1997, the net gain on dispositions of $405.2 million includes approximately $416.4 million, net of tax, for the Viacom Radio Stations sale, a net reversal of approximately $20.8 million principally of Cable split-off reserves that were no longer required partially offset by a reserve of $32.0 million, net of minority interest, for anticipated additional losses associated with the operations of Virgin through disposition.

    For the year ended December 31, 1996, the net gain on dispositions of approximately $1.2 billion includes the Cable gain of approximately
$1.3 billion and the Company's estimated loss on disposal of its interactive game businesses of $159.3 million.

    Basic earnings (loss) per share for discontinued operations was ($0.01), $0.60 and $1.50 for 1998, 1997 and 1996, respectively. Diluted earnings (loss) per share for discontinued operations was $(0.01), $0.60 and $1.49 for 1998, 1997 and 1996, respectively.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    Summarized financial data of discontinued operations are as follows:

RESULTS OF DISCONTINUED OPERATIONS:

                                                       NON-CONSUMER
                                                        PUBLISHING      MUSIC      RADIO      CABLE    INTERACTIVE    TOTAL
                                                      --------------  ---------  ---------  ---------  -----------  ---------
FOR THE YEAR ENDED DECEMBER 31, 1998(1)(2)
Revenues............................................    $  1,718.0    $   293.5     --         --          --       $ 2,011.5
Loss from operations before income taxes............         (15.2)       (20.9)    --         --          --           (36.1)
Benefit (provision) for income taxes................         (26.0)         8.0     --         --          --           (18.0)
Net loss............................................         (41.2)       (12.9)    --         --          --           (54.1)
FOR THE YEAR ENDED DECEMBER 31, 1997(3)
Revenues............................................    $  1,915.5    $   605.7  $    57.1     --          --       $ 2,578.3
Earnings (loss) from operations before income
  taxes.............................................         144.5       (100.3)      24.5     --          --            68.7
Benefit (provision) for income taxes................         (80.8)        37.6      (10.6)    --          --           (53.8)
Net earnings (loss).................................          63.7        (62.7)      13.9     --          --            14.9
FOR THE YEAR ENDED DECEMBER 31, 1996(4)
Revenues............................................    $  1,784.1    $   616.2  $   113.5  $   236.9   $   268.7   $ 3,019.4
Earnings (loss) from operations before income
  taxes.............................................         157.8        (87.4)      36.3       50.5      (157.6)       (0.4)
Benefit (provision) for income taxes................         (85.0)        32.8      (16.1)     (21.5)       (1.2)      (91.0)
Net earnings (loss).................................          73.1        (54.6)      20.2       28.3      (129.0)      (62.0)

                                                                                              AT DECEMBER 31, 1997
                                                                                              --------------------
FINANCIAL POSITION(5):
Current assets..............................................................................       $    114.9
Net property and equipment..................................................................             14.5
Other assets................................................................................            153.1
Total liabilities...........................................................................           (293.0)
                                                                                                   ----------
Net liabilities of discontinued operations..................................................       $    (10.5)
                                                                                                   ==========

------------------------

(1) Results of operations reflect Non-Consumer Publishing for the period January 1 through November 26, 1998.

(2) Results of operations reflect the music retail stores for the period January 1 through August 10, 1998.

(3) Results of operations include Radio for the six months ended June 30, 1997. Results of operations of Interactive for 1997 were provided for in the prior year's estimated loss on disposal.

(4) Results of operations include Cable for the six months ended June 30, 1996.

(5) Reflects financial position of Interactive at December 31, 1997.

    The provisions for income taxes of $18.0 million for 1998 and $53.8 million for 1997 represent effective tax rates of (49.9%) and 78.3%, respectively. The effective tax rate for 1996 is not meaningful. The differences between the effective tax rates and the statutory federal tax rate of 35% principally relate to certain non-deductible expenses, the allocation of nondeductible goodwill amortization, state and local taxes and, for 1996, the provision of valuation allowances attributable to net operating losses of Virgin.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

4) CHANGE IN ACCOUNTING METHOD AND OTHER CHARGES

    Effective April 1, 1998, Blockbuster adopted an accelerated method of amortizing videocassette and game rental inventory. Blockbuster has adopted this new method of amortization because it has implemented a new business model, including revenue sharing agreements with Hollywood studios, which has dramatically increased the number of videocassettes in the stores and is satisfying consumer demand over a shorter period of time. Revenue sharing allows Blockbuster to purchase videocassettes at a lower product cost than the traditional buying arrangements, with a percentage of the net rental revenues shared with the studios over a contractually determined period of time. As the new business model results in a greater proportion of rental revenue over a shorter period of time, Blockbuster has changed its method of amortizing rental inventory in order to more closely match expenses in proportion with the anticipated revenues to be generated therefrom.

    Pursuant to the new accounting method, the Company records base stock videocassettes (generally less than five copies per title for each store) at cost and amortizes a portion of these costs on an accelerated basis over three months, generally to $8 per unit, with the remaining base stock videocassette costs amortized on a straight-line basis over 33 months to an estimated
$4 salvage value. The cost of non-base stock videocassettes (generally greater than four copies per title for each store) is amortized on an accelerated basis over three months to an estimated $4 salvage value. Video games are amortized on an accelerated basis over a 12 month period to an estimated $10 salvage value. Revenue sharing payments are expensed when revenues are earned pursuant to the applicable contractual arrangements.

    The new method of accounting has been applied to rental inventory held as of April 1, 1998. The adoption of the new method of amortization has been accounted for as a change in accounting estimate effected by a change in accounting principle. The Company recorded a pre-tax charge of $436.7 million to operating expenses in the second quarter of 1998. Approximately $424.3 million of the charge represents an adjustment to the carrying value of the rental tapes due to the new method of accounting and approximately $12.4 million represents a write-down of retail inventory.

    The Company believes that the new amortization method developed for Blockbuster's new business model will result in a better matching of revenue and expense recognition. Under the new model, operating expense attributable to videocassettes is comprised of revenue sharing payments, which are expensed when earned, and amortization of product costs. The calculation of the change in operating expense attributable to videocassettes and games for the twelve months ended December 31, 1998 would not be meaningful because the method of accounting applied prior to April 1, 1998 did not contemplate the new business model.

    Prior to April 1, 1998, videocassette rental inventory was recorded at cost and amortized over its estimated economic life. Base stock videocassettes (1 to 4 copies per title for each store) were amortized over 36 months on a straight-line basis. Non-base stock videocassettes (the fifth and succeeding copies per title for each store) were amortized over six months on a straight-line basis. Video game inventory was amortized on a straight-line basis over a period of 12 to 24 months.

    During the second quarter of 1997, Blockbuster shifted its strategic emphasis from retailing a broad assortment of merchandise to focusing on its core rental business. Rationalization of the retail product lines such as sell-through video, confectionery items, literature, music and fashion merchandise allowed the Company to devote more management time and attention, as well as retail floor selling space, to its video and rental game business. In addition, as part of its effort to improve the performance of its operations, Blockbuster adopted a plan to close consistently underperforming stores primarily located in the United

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Kingdom and Australia and to exit the German market. As a result, Blockbuster recorded a pre-tax charge of $322.8 million which consisted of operating and general and administrative expenses of approximately $247.5 million, as well as depreciation expense attributable to the write-off of long-lived assets of $45.9 million and write-offs attributable to international joint ventures accounted for under the equity method of $29.4 million. As a result of exiting the music business, approximately $72.6 million of the charge has been presented as part of discontinued operations. The remaining balance of the charge consisted principally of $100.8 million for a reduction in the carrying value of excess merchandise inventories, $69.6 million for the closing of underperforming stores principally located in international markets, and $39.3 million recognized as general and administrative expenses, primarily related to relocation costs incurred in connection with the move of the Company's employees, corporate offices and data center from Fort Lauderdale, Florida to Dallas, Texas.

    The $69.6 million charge for the closing of underperforming stores is comprised of a $41.8 million non-cash impairment charge associated with long-lived assets and a $27.8 million charge for lease exit obligations. These amounts have been recognized as depreciation expense and general and administrative expense, respectively. Through December 31, 1998, the Company has paid and charged approximately $12.8 million against the lease exit obligations.

    During the fourth quarter of 1996, Blockbuster adopted a plan to abandon certain music retail stores, relocate its headquarters from Fort Lauderdale to Dallas and eliminate third party distributors domestically. As a result of such plan, Blockbuster recognized a restructuring charge of approximately
$88.9 million of which approximately $38.7 million related to Music retail stores closings which is included as part of discontinued operations. Of the remaining charge, $25.0 million reflects estimated severance benefits payable to approximately 650 employees who had chosen not to relocate to Dallas, $11.6 million of other costs related to the disposition of its corporate headquarters and $13.6 million for eliminating third party distributors.

    The Company relocation to Dallas was completed during the second quarter of 1997. Through December 31, 1998, the Company paid and charged approximately $25.0 million against the severance liability and approximately $11.4 million against the Fort Lauderdale exit. In addition, as of December 31, 1998, substantially all activities related to the music retail store closings have been completed.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

5) ACCOUNTS RECEIVABLE

    As of December 31, 1998, the Company had an aggregate of $399.6 million outstanding under revolving receivable securitization programs. Proceeds from the sale of these receivables were used to reduce outstanding borrowings. The resulting loss on the sale of receivables was not material to the Company's financial position and results of operations.

6) INVENTORIES

    Inventories consist of the following:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1998       1997
                                                                         ---------  ---------
Prerecorded videocassettes.............................................  $   381.9  $   559.2
Videocassette rental inventory.........................................      404.1      722.8
Publishing:
  Finished goods.......................................................       59.7      301.2
  Work in process......................................................        6.9       30.3
  Materials and supplies...............................................        2.5       23.3
Other..................................................................       17.7       20.6
                                                                         ---------  ---------
                                                                             872.8    1,657.4
  Less current portion.................................................      468.7      934.8
                                                                         ---------  ---------
                                                                         $   404.1  $   722.6
                                                                         ---------  ---------
Theatrical and television inventory:
  Theatrical and television productions:
    Released...........................................................  $ 1,800.4  $ 1,736.0
    Completed, not released............................................       35.9       17.8
    In process and other...............................................      321.0      341.4
  Program rights.......................................................    1,246.2    1,150.7
                                                                         ---------  ---------
                                                                           3,403.5    3,245.9
  Less current portion.................................................    1,336.8    1,317.9
                                                                         ---------  ---------
                                                                         $ 2,066.7  $ 1,928.0
                                                                         ---------  ---------
Total Current Inventory................................................  $ 1,805.5  $ 2,252.7
                                                                         =========  =========
Total Non-Current Inventory............................................  $ 2,470.8  $ 2,650.6
                                                                         =========  =========

7) INVESTMENTS IN AFFILIATED COMPANIES

    The Company accounts for its investments in affiliated companies over which the Company has significant influence or ownership of more than 20% but less than or equal to 50%, under the equity method. Such investments principally include but are not limited to the Company's interest in Comedy Central (50% owned), United Paramount Network (50% owned) and United Cinemas International (50% owned). Investments in affiliates are included as a component of other assets.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The following is a summary of combined financial information which is based on information provided by the equity investees.

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                               1998       1997       1996
                                                             ---------  ---------  ---------
Results of operations:
  Revenues.................................................  $ 1,898.3  $ 2,324.9  $ 2,074.9
  Operating income (loss)..................................      (73.2)    (142.5)       7.3
  Net loss.................................................     (115.4)    (150.6)     (28.2)

                                                                               AT DECEMBER 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Financial position:
  Current assets...........................................................  $   740.5  $   866.6
  Non-current assets.......................................................      781.2      616.7
  Current liabilities......................................................      694.9      788.1
  Non-current liabilities..................................................      451.8      366.0
  Equity...................................................................      375.0      329.2

    The Company, through the normal course of business, is involved in transactions with affiliated companies that have not been material in any of the periods presented.

    In 1998, equity in loss of affiliated companies, net of tax, principally reflects the net operating loss of United Paramount Network ("UPN"), a 50% interest which was acquired in January 1997, partially offset by the positive results of Comedy Central. In 1997, the equity loss primarily reflects the net operating loss of UPN and charges associated with international network ventures partially offset by earnings from the Company's half-interest in USA Networks which was sold on October 21, 1997.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

8) BANK FINANCING AND DEBT

    Long-term debt consists of the following:

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1998       1997
                                                                                             ---------  ---------
Notes payable to banks (a).................................................................  $   848.3  $ 3,152.7
6.625% Senior Notes due 1998 (b)...........................................................         --      150.0
5.875% Senior Notes * due 2000, net of unamortized discount of $.2 (1998) and (1997).......      149.8      149.8
7.5% Senior Notes * due 2002, net of unamortized discount of $1.3 (1998) and $1.7 (1997)...      248.7      248.3
6.75% Senior Notes due 2003, net of unamortized discount of $.2 (1998) and (1997)..........      349.8      349.8
7.75% Senior Notes due 2005, net of unamortized discount of $5.9 (1998) and $7.1 (1997)....      965.0      992.9
7.625% Senior Debentures due 2016, net of unamortized discount of $1.2 1998 and $1.3
  (1997)...................................................................................      198.7      198.7
8.25% Senior Debentures * due 2022, net of unamortized discount of $2.6 (1998) and $2.7
  (1997)...................................................................................      247.4      247.3
7.5% Senior Debentures * due 2023, net of unamortized discount of $.5......................      149.5      149.5
9.125% Senior Subordinated Notes * due 1999 (c)............................................         --      150.0
8.75%Senior Subordinated Reset Notes * due 2001 (d)........................................         --      100.0
10.25% Senior Subordinated Notes * due 2001 (e)............................................       36.3      200.0
7.0% Senior Subordinated Debentures * due 2003, net of unamortized discount of $36.0 (1997)
  (f)......................................................................................         --      195.5
8.0% Merger Debentures due 2006, net of unamortized discount of $44.1 (1998) and $98.9
  (1997) (e)...............................................................................      475.2      971.4
Other Notes................................................................................       20.5       16.6
Obligations under capital leases...........................................................      501.4      527.0
                                                                                             ---------  ---------
                                                                                               4,190.6    7,799.5
Less current portion.......................................................................      377.2      376.5
                                                                                             ---------  ---------
                                                                                             $ 3,813.4  $ 7,423.0
                                                                                             =========  =========

------------------------

*   Issues of Viacom International guaranteed by the Company.

        (a) --Effective March 26, 1997, the Company and Viacom International Inc. ("Viacom International") amended and restated the $6.489 billion and $311 million Credit Agreements and the $1.8 billion Credit Agreement, originally established in 1994, to provide for credit agreements of $6.4 billion (the "March 1997 Viacom Credit Agreement") and $100 million (the "March 1997 Viacom International Credit Agreement," together with the
    March 1997 Viacom Credit Agreement, collectively the "March 1997 Credit Agreements"). The March 1997 Credit Agreements increased commitments by $400 million, extended maturities and reduced pricing.

    Effective December 23, 1997, the Company permanently reduced its commitments under the March 1997 Credit Agreements by $1.0 billion.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    Certain proceeds from the disposition of Non-Consumer Publishing in November of 1998 were used to reduce borrowings under the March 1997 Credit Agreements.

    Effective June 30, 1997, certain financial covenants in the March 1997 Credit Agreements and the film financing credit agreement were amended to provide the Company with increased financial flexibility.

    The following is a summary description of the March 1997 Credit Agreements as amended. The description does not purport to be complete and should be read in conjunction with each of the credit agreements which have been filed as exhibits and are incorporated by reference herein.

      The March 1997 Viacom Credit Agreement is comprised of (i) a $4.7 billion senior unsecured reducing revolving loan maturing July 1, 2002 and (ii) a $700 million term loan maturing April 1, 2002. The March 1997 Viacom International Credit Agreement is comprised of a $100 million term loan maturing July 1, 2002.

      The Company guarantees the March 1997 Viacom International Credit Agreement and notes and debentures issued by Viacom International. Viacom International guarantees the March 1997 Viacom Credit Agreement and notes and debentures issued by the Company.

      The Company may prepay the loans and reduce commitments under the March 1997 Credit Agreements in whole or in part at any time.

      The March 1997 Credit Agreements contain certain covenants which, among other things, require that the Company maintain certain financial ratios and impose on the Company and its subsidiaries certain limitations on substantial asset sales and mergers with any other company in which the Company is not the surviving entity.

      The March 1997 Credit Agreements contain certain customary events of default and provide that it is an event of default if NAI fails to own at least 51% of the outstanding voting stock of the Company.

    The interest rate on all loans made under the three facilities is based upon Citibank, N.A.'s base rate or the London Interbank Offered Rate ("LIBOR") and is affected by the Company's credit rating. At December 31, 1998, the LIBOR (upon which the Company's borrowing rate was based) for borrowing periods of one month and two months were each 5.09%. At December 31, 1997, LIBOR for borrowing periods of one and two months were 5.72% and 5.75%, respectively.

    The Company is required to pay a commitment fee based on the aggregate daily unborrowed portion of the loan commitments. As of December 31, 1998, the Company had $4.7 billion of available unborrowed loan commitments. The March 1997 Credit Agreements do not require compensating balances.

    On May 8, 1998, a subsidiary of the Company amended the 364-day film financing credit agreement, guaranteed by Viacom International and the Company, which extended the expiration date for one year, reduced pricing and decreased the available credit by $109 million to $361 million.

        (b) --On February 17, 1998, the Company retired all $150.0 million of its outstanding 6.625% Senior Notes due 1998.

        (c) --On February 15, 1998, the Company redeemed all $150.0 million of Viacom International's outstanding 9.125% Senior Subordinated Notes due 1999, at a redemption price equal to 101.3% of the principal amount.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

        (d) --On May 15, 1998, the Company redeemed all $100.0 million of Viacom International's outstanding 8.75% Senior Subordinated Reset Notes due 2001 at a redemption price equal to 101% of the principal amount.

        (e) --During December 1998, the Company commenced the unconditional tender offers to purchase for cash, all of its outstanding 8.0% Merger Debentures due 2006 at a purchase price of 104% of the principal amount, and to purchase Viacom International's outstanding 10.25% Senior Subordinated Notes due 2001 at a purchase price of 112.925% of the principal amount. The tender offer for the 8.0% Merger Debentures expired on January 4, 1999. The offer for the 10.25% Senior Subordinated Notes expired December 30, 1998 and $163.7 million of such notes were tendered. Through December 31, 1998, $533.8 million of the 8% Merger Debentures were tendered and classified as part of accrued liabilities as the settlement date occurred subsequent to year end. In 1999, an additional $307.5 million of the 8.0% Merger Debentures were tendered for a total principal amount of $841.3 million of notes tendered.

           In addition, the Company purchased $21.8 million of the 8.0% Merger Debentures and $29.0 million of the 7.75% Senior Notes in open market transactions during 1998.

        (f) --On December 30, 1998, the Company redeemed all $231.5 million of Viacom International's outstanding 7% Senior Subordinated Debentures due 2003 at a redemption price equal to 100% of the principal amount.

    The Company filed a shelf registration statement with the Securities and Exchange Commission registering debt securities, preferred stock and contingent value rights of Viacom and guarantees of such debt securities by Viacom International which may be issued for aggregate gross proceeds of $3.0 billion. The registration statement was declared effective on May 10, 1995. The net proceeds from the sale of the offered securities may be used by Viacom to repay, redeem, repurchase or satisfy its obligations in respect of its outstanding indebtedness or other securities; to make loans to its subsidiaries; for general corporate purposes; or for such other purposes as may be specified in the applicable Prospectus Supplement. The Company filed a post-effective amendment to this registration statement on November 19, 1996. To date, the Company has issued $1.55 billion of notes and debentures and has $1.45 billion remaining availability under the shelf registration statement.

    Interest costs incurred, interest income and capitalized interest are summarized below:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
Interest Incurred................................................  $   622.3  $   772.8  $   823.9
Interest Income..................................................       23.4       21.0       33.9
Capitalized Interest.............................................         --        1.0        4.5

    The Company's scheduled maturities of indebtedness through December 31, 2003, assuming full utilization of the March 1997 Credit Agreements, as amended, are $1.2 billion (1999), $1.7 billion (2000), $1.8 billion (2001), $2.0 billion
(2002) and $350.0 million (2003). The Company's maturities of long-term debt outstanding at December 31, 1998, excluding capital leases, are $327.9 million
(1999), $150.0 million (2000), $36.3 million (2001), $1.1 billion (2002) and
$350.0 million (2003). The Company has classified certain short-term indebtedness as long-term debt based upon its intent and ability to refinance such indebtedness on a long-term basis.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

9) FINANCIAL INSTRUMENTS

    The Company's carrying value of financial instruments approximates fair value, except for differences with respect to the notes and debentures and certain differences related to other financial instruments which are not significant. The carrying value of the senior debt, senior subordinated debt and subordinated debt is $2.8 billion and the fair value, which is estimated based on quoted market prices, is approximately $3.0 billion.

    The Company enters into foreign currency exchange contracts in order to reduce its exposure to changes in foreign currency exchange rates that affect the value of its firm commitments and certain anticipated foreign currency cash flows. These contracts generally mature within the calendar year. The Company does not enter into foreign currency contracts for speculative purposes. To date, the contracts utilized have been purchased options, spots and forward contracts. A spot or forward contract is an agreement between two parties to exchange a specified amount of foreign currency, at a specified exchange rate on a specified date. An option contract provides the right, but not the obligation, to buy or sell currency at a fixed exchange rate on a future date. In 1998 the foreign exchange contracts have principally been used to hedge the British Pound, the Australian Dollar, the Japanese Yen, the Canadian Dollar, the Singapore Dollar, the European Union's common currency (the "Euro") and the European Currency Unit/British Pound relationship. At December 31, 1998, the Company had outstanding contracts with a notional value of approximately $4.3 million which expire in 1999. Realized gains and losses on contracts that hedge anticipated future cash flows are recognized in "other items, net" and were not material in each of the periods. Option premiums are expensed at the inception of the contract. Deferred gains and losses on foreign currency exchange contracts as of December 31, 1998 were not material.

    The Company continually monitors its positions with, and credit quality of, the financial institutions which are counterparties to its financial instruments. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the agreements. However, the Company does not anticipate nonperformance by the counterparties. The Company's receivables do not represent significant concentrations of credit risk at December 31, 1998, due to the wide variety of customers, markets and geographic areas to which the Company's products and services are sold.

10) SHAREHOLDERS' EQUITY

    On February 25, 1999, the Company announced a 2-for-1 common stock split in the form of a dividend with a record date of March 15, 1999 and a distribution date of March 31, 1999. An amount equal to the par value of the shares issued has been transferred from additional paid-in capital to the common stock account. All common shares and per-share amounts have been adjusted to reflect the stock split for all periods presented.

    On December 2, 1998, as part of its repurchase program described below, the Company repurchased 12 million shares of its convertible preferred stock, par value $.01 per share, from Bell Atlantic Corporation for $564 million in cash. On January 5, 1999, the Company repurchased the remaining 12 million shares of its convertible preferred stock from Bell Atlantic Corporation for $612 million in cash. The preferred stock had a cumulative cash dividend of $60 million per year and was convertible into approximately 34.3 million shares of the Company's Class B common stock.

    On August 31, 1998, the Company initiated a repurchase program to acquire one or more classes of the Company's equity securities. Through December 31, 1998, the Company had repurchased 12,000 shares of Class A Common Stock, 26,190,200 shares of Class B Common Stock, 5,502,000 Viacom Five-

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Year Warrants, expiring on July 7, 1999, and 12 million shares of its convertible preferred stock for approximately $1.4 billion in the aggregate. On February 10, 1999, the program was completed and the Company had repurchased a total of 12,000 shares of Class A Common Stock 26,255,600 shares of Class B Common Stock, 5,546,500 Viacom Five-Year warrants, expiring on July 7, 1999 and 24 million shares of its convertible preferred stock. The total repurchase program approximated $2.0 billion. The cost of the acquired treasury stock has been reflected separately as a reduction to shareholders' equity. The acquired warrants have been canceled and the cost has been reflected as a reduction to additional paid-in capital.

    At December 31, 1998 and 1997, respectively, there were 6,090,822 and 11,522,695 outstanding Viacom Five-Year Warrants, expiring July 7, 1999 and at December 31, 1996 there were 30,576,562 outstanding Viacom Three-Year Warrants, which expired July 7, 1997. The decrease in the outstanding Viacom Five-Year Warrants is attributable to the 1998 stock repurchase program.

    During 1997, the Company completed its joint purchase program initially established in September 1996 with NAI, for each to acquire up to $250 million, or $500 million in total, of the Company's Class A Common Stock, Class B Common Stock, and, as to the Company, Viacom Warrants. The Company repurchased 1,319,400 shares of Viacom Inc. Class A Common Stock, 11,632,600 shares of Viacom Inc. Class B Common Stock and 6,824,590 Viacom Five-Year Warrants, expiring on July 7, 1999, for approximately $250 million in the aggregate. The cost of the acquired treasury stock has been reflected separately as a reduction to shareholders' equity. The cost of the warrants has been reflected as a reduction to additional paid-in-capital and such warrants have been cancelled. As of December 31, 1997, NAI has separately acquired 2,564,400 shares of Viacom Inc. Class A Common Stock and 11,204,000 shares of Viacom Inc. Class B Common Stock pursuant to the joint purchase program for approximately $250 million, raising its ownership to approximately 67% of Viacom Inc. Class A Common Stock and approximately 28% of Class A and Class B Common Stock on a combined basis.

    LONG-TERM INCENTIVE PLANS--The purpose of the Company's 1989, 1994 and 1997 Long-Term Incentive Plans (the "Plans") is to benefit and advance the interests of the Company by rewarding certain key employees for their contributions to the financial success of the Company and thereby motivating them to continue to make such contributions in the future. The Plans provide for fixed grants of equity-based interests pursuant to awards of phantom shares, stock options, stock appreciation rights, restricted shares or other equity-based interests ("Awards"), and for subsequent payments of cash with respect to phantom shares or stock appreciation rights based, subject to certain limits, on their appreciation in value over stated periods of time. The stock options generally vest over a four to six year period from the date of grant and expire 10 years after the date of grant.

    The stock options available for future grant are as follows:

December 31, 1996...............................................  40,701,682
December 31, 1997...............................................  26,753,956
December 31, 1998...............................................  14,849,484

    The Company has adopted the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). In accordance with the provisions of SFAS 123, the Company applies APB 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for the Plans and accordingly, does not recognize compensation expense for its stock option plans because the Company typically does not issue options at exercise prices below the market value at date of grant. Had compensation expense for its stock option plans been determined based upon the fair value at the grant date for

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

awards consistent with the methodology prescribed by SFAS 123, the Company's consolidated pre-tax income would have decreased by $67.4 million ($40.5 million after tax or $.06 per basic and diluted common share), $36.3 million ($22.2 million after tax or $.03 per basic and diluted common share) and $18.3 million ($11.0 million after tax or $.02 per basic and diluted common share) in 1998, 1997 and 1996, respectively. These pro forma effects may not be representative of future amounts since the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period, and additional options may be granted in future years.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
Expected dividend yield(a)...........................................         --         --         --
Expected stock price volatility......................................      32.76%     31.74%     32.50%
Risk-free interest rate..............................................       5.43%      6.04%      6.19%
Expected life of options (years).....................................        6.0        6.0        6.0

------------------------

(a) The Company has not declared any cash dividends on its common stock for any of the periods presented and has no present intention of so doing.

    The weighted-average fair value of each option as of the grant date was $12.97, $6.58 and $8.14 in 1998, 1997 and 1996, respectively.

    The following table summarizes the Company's stock option activity under the various plans (all options and prices reflect the stock split):

                                                                  OPTIONS     WEIGHTED-AVERAGE
                                                                OUTSTANDING    EXERCISE PRICE
                                                               -------------  -----------------
Balance at December 31, 1995.................................     37,136,642      $   15.35
                                                               -------------
  Granted....................................................     12,527,600          18.75
  Exercised..................................................     (7,677,298)         15.18
  Canceled...................................................     (2,695,930)         18.78
                                                               -------------
Balance at December 31, 1996.................................     39,291,014          16.23
                                                               -------------
  Granted....................................................     18,406,000          15.34
  Exercised..................................................     (5,467,748)         14.40
  Canceled...................................................     (7,012,692)         18.24
                                                               -------------
Balance at December 31, 1997.................................     45,216,574          15.78
                                                               -------------
  Granted....................................................     13,576,420          30.53
  Exercised..................................................    (12,077,298)         16.16
  Canceled...................................................     (1,802,390)         16.97
                                                               -------------
Balance at December 31, 1998.................................     44,913,306          20.09
                                                               =============

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The following table summarizes information concerning currently outstanding and exercisable stock options of the Company at December 31, 1998:

                                    OUTSTANDING                             EXERCISABLE
                   ----------------------------------------------  -----------------------------
                                   REMAINING
    RANGE OF                      CONTRACTUAL   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
 EXERCISE PRICES     OPTIONS     LIFE (YEARS)    EXERCISE PRICE     OPTIONS     EXERCISE PRICE
-----------------  ------------    ---------        ---------      ----------      ---------
$10 to $15.......     1,017,994          3.4        $   13.43         847,994      $   13.20
15 to 20.........    27,705,974          7.7            16.49       5,906,282          17.66
20 to 25.........     1,304,000          6.8            22.55         809,998          22.72
25 to 30.........       759,178          5.0            27.08         700,868          27.23
30 to 35.........    13,498,420          9.6            30.59              --             --
3 to 25(a).......       359,384(a)         4.2          14.29         359,384          14.29
15 to 30(b)......       268,356(b)         4.0          23.51         268,356          23.51
                   ------------                                    ----------
                     44,913,306                                     8,892,882
                   ============                                    ==========

------------------------

(a) Represents information for options assumed with the merger of Blockbuster.

(b) Represents information for options assumed with the merger of Paramount.

    SHARES ISSUABLE UNDER EXERCISABLE STOCK OPTIONS:

December 31, 1996...............................................  22,486,440
December 31, 1997...............................................  14,795,698
December 31, 1998...............................................  8,892,882

    The Company has reserved a total of 85,694 shares of Viacom Inc. Class A Common Stock and 57,033,736 shares of Viacom Inc. Class B Common Stock principally for exercise of stock options and warrants.

    SPELLING STOCK OPTION PLANS--Spelling currently has stock option plans under which both incentive and nonqualified stock options have been granted to certain key employees, consultants and directors. Options have generally been granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, although nonqualified options may be granted with an exercise price not less than 50% of such fair market value. Each option is granted subject to various terms and conditions established on the date of grant, including vesting periods and expiration dates. The options typically become exercisable at the rate of 20% or 25% annually, beginning one year after the date of grant. Options expire no later than 10 years from their date of grant.

    The Spelling stock options available for future grant are as follows:

December 31, 1996..............................................  5,094,251(a)
December 31, 1997..............................................  3,030,838
December 31, 1998..............................................  2,867,963

------------------------

(a) Includes 1,360,866 shares available for grant under a plan which expired on April 13, 1997.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The weighted average fair value of each option as of the grant date was $2.91, $2.65 and $2.66 for 1998, 1997 and 1996, respectively. The fair value of each Spelling option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                   1998       1997       1996
                                                                 ---------  ---------  ---------
Expected dividend yield(a).....................................         --         --         --
Expected stock price volatility................................      34.30%     30.91%     28.45%
Risk-free interest rate........................................       4.91%      5.75%      6.60%
Expected life of options (years)...............................        6.2        5.2        4.8

------------------------

(a) During 1998, 1997 and 1996, Spelling did not declare any cash dividends on its common stock.

    The following table summarizes Spelling's stock option activity:

                                                                  OPTIONS    WEIGHTED-AVERAGE
                                                                OUTSTANDING   EXERCISE PRICE
                                                                -----------  -----------------
Balance at December 31, 1995..................................    5,759,218      $    7.72
                                                                -----------
  Granted.....................................................    3,750,010           7.13
  Exercised...................................................     (841,943)          4.91
  Canceled....................................................     (688,967)          7.02
                                                                -----------
Balance at December 31, 1996..................................    7,978,318           7.80
                                                                -----------
  Granted.....................................................    1,171,000           6.90
  Exercised...................................................     (362,008)          6.29
  Canceled....................................................     (588,519)          8.90
                                                                -----------
Balance at December 31, 1997..................................    8,198,791           7.66
                                                                -----------
  Granted.....................................................    1,287,500           6.76
  Exercised...................................................     (671,279)          6.15
  Canceled....................................................   (1,187,839)          8.06
                                                                -----------
Balance at December 31, 1998..................................    7,627,173           7.58
                                                                ===========

    The following table summarizes Spelling's information concerning currently outstanding and exercisable stock options at December 31, 1998:

                                                       OUTSTANDING                           EXERCISABLE
                                        ------------------------------------------  -----------------------------
                                                     REMAINING
                                                    CONTRACTUAL
               RANGE OF                                LIFE      WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
           EXERCISE PRICES               OPTIONS      (YEARS)     EXERCISE PRICE     OPTIONS     EXERCISE PRICE
--------------------------------------  ----------   ---------       ---------      ----------      ---------
$ 5.25 to $ 5.75......................      25,834        7.27       $    5.69           8,959      $    5.56
  6.00 to   7.75......................   5,942,717        7.48            6.83       2,309,842           6.61
  7.88 to   9.88......................     469,622        5.66            9.11         417,122           9.14
 10.00 to  11.78......................   1,189,000        5.86           10.75       1,179,000          10.75
                                        ----------   ---------       ---------      ----------      ---------
$ 5.25 to $11.78......................   7,627,173        7.12       $    7.58       3,914,923      $    8.12
                                        ==========   =========       =========      ==========      =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    SHARES ISSUABLE UNDER EXERCISABLE STOCK OPTIONS:

December 31, 1996................................................  3,079,436
December 31, 1997................................................  3,813,349
December 31, 1998................................................  3,914,923

    Options related to employees of Virgin and included in the tables above are 875,010 shares granted for the year ended December 31, 1996. Also included are 120,276, 133,582 and 775,220 shares exercised, and 615,060, 184,269 and 149,921 shares terminated for the years ended December 31, 1998, 1997 and 1996, respectively.

11) INCOME TAXES

    Earnings from continuing operations before income taxes are attributable to the following jurisdictions:

                                                                     YEAR ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                   1998       1997       1996
                                                                 ---------  ---------  ---------
United States..................................................  $    74.1  $   910.4  $   152.6
Foreign........................................................       63.2      268.1      257.5
                                                                 ---------  ---------  ---------
Total..........................................................  $   137.3  $ 1,178.5  $   410.1
                                                                 =========  =========  =========

    Components of the provision for income taxes on earnings from continuing operations before income taxes are as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
Current:
  Federal........................................................  $   151.0  $   370.0  $   155.9
  State and local................................................       34.9      115.1       27.7
  Foreign........................................................       50.9       24.5       76.6
                                                                   ---------  ---------  ---------
                                                                       236.8      509.6      260.2
Deferred.........................................................      (98.1)     136.8      (16.9)
                                                                   ---------  ---------  ---------
                                                                   $   138.7  $   646.4  $   243.3
                                                                   =========  =========  =========

    The earnings (loss) of affiliated companies accounted for under the equity method are shown net of tax on the Company's Statements of Operations. The tax provision (benefit) relating to earnings (loss) from equity investments in 1998, 1997 and 1996 are ($24.0) million, ($29.0) million and $14.9 million, respectively, which represents an effective tax rate of 36.7%, 15.1% and 762.1%, respectively.

    The difference between the effective tax rates and the statutory U.S. federal tax rate of 35% is principally due to the effect of non-deductible goodwill amortization, state and local taxes and foreign losses for which no benefit was provided. Excluding the non-deductible amortization of intangibles, the annual effective tax rate on earnings from continuing operations before income taxes would have been 31.8%, 44.1% and 35.7% for 1998, 1997 and 1996, respectively. See Note 3 for tax benefits relating to the discontinued operations. In addition to the amounts reflected in the table above, $55.1 million and $7.8

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

million of income tax benefit in 1998 and 1997, respectively, was recorded as a component of shareholders' equity as a result of exercised stock options.

    A reconciliation of the statutory U.S. federal tax rate to the Company's effective tax rate on earnings from continuing operations before income taxes is summarized as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
Statutory U.S. federal tax rate..................................       35.0%      35.0%      35.0%
State and local taxes, net of federal tax benefit................        5.7        5.9        2.3
Effect of foreign operations.....................................      (35.5)      (0.6)     (13.0)
Amortization of intangibles......................................       86.3        9.7       27.1
Divestiture tax versus book......................................        (.5)        --        1.0
Other, net.......................................................       10.0        4.9        6.9
                                                                   ---------  ---------  ---------
Effective tax rate on earnings from continuing operations before
  income taxes...................................................      101.0%      54.9%      59.3%
                                                                   =========  =========  =========

    The following is a summary of the components of the deferred tax accounts:

                                                                            YEAR ENDED DECEMBER
                                                                                    31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Current deferred tax assets and (liabilities):
Recognition of revenue....................................................  $   103.0  $    76.7
Sales return and allowances...............................................       29.9       91.5
Publishing costs..........................................................       15.2       15.6
Employee compensation and other payroll related expenses..................       23.7       48.0
Other differences between tax and financial statement values..............        7.1        4.5
                                                                            ---------  ---------
  Gross current deferred net tax assets...................................      178.9      236.3
                                                                            ---------  ---------
Noncurrent deferred tax assets and (liabilities):
Depreciation/amortization of fixed assets and intangibles.................       45.0     (179.5)
Reserves including restructuring and relocation charges...................      260.3      296.7
Acquired net operating loss and tax credit carryforwards..................       60.9       82.1
Amortization of discount on 8% Merger Debentures..........................       60.4       61.3
Other differences between tax and financial statement values..............       26.9       95.3
                                                                            ---------  ---------
  Gross non-current deferred net tax assets...............................      453.5      355.9
                                                                            ---------  ---------
Valuation allowance.......................................................      (88.3)    (106.8)
                                                                            ---------  ---------
  Total net deferred tax assets (liabilities).............................  $   544.1  $   485.4
                                                                            =========  =========

    As of December 31, 1998 and December 31, 1997, the Company had total deferred tax assets of $632.4 million and $771.7 million, respectively, and total deferred tax liabilities of $179.5 million as of December 31, 1997. There were no deferred tax liabilities as of December 31, 1998.

    As of December 31, 1998, the Company had net operating loss carryforwards of approximately $173.7 million which expire in various years from 1999 through 2012.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The 1998 and 1997 net deferred tax assets are reduced by a valuation allowance of $88.3 million and $106.8 million, respectively, principally relating to tax benefits of net operating losses which are not expected to be recognized as a result of certain limitations applied where there is a change of ownership.

    The Company's share of the undistributed earnings of foreign subsidiaries not included in its consolidated federal income tax return that could be subject to additional income taxes if remitted, was approximately $1.5 billion at December 31, 1998 and December 31, 1997. No provision has been recorded for the U.S. or foreign taxes that could result from the remittance of such undistributed earnings since the Company intends to reinvest these earnings outside the United States indefinitely and it is not practicable to estimate the amount of such taxes.

    As of December 31, 1998, the Company owns approximately 80% of Spelling's outstanding common stock and consolidates Spelling's results for tax purposes.

12) PENSION PLANS, OTHER POSTRETIREMENT BENEFITS AND POSTEMPLOYMENT BENEFITS

    The Company and certain of its subsidiaries have non-contributory pension plans covering specific groups of employees. Effective January 1, 1996, the pension plans of Paramount were merged with the Company's pension plans. The Pension Plan for Employees of PVI Transmission Inc. and Paramount Distribution Inc. was merged with and into the Viacom Pension Plan effective December 31, 1996. The benefits for these plans are based primarily on an employee's years of service and pay near retirement. Participant employees are vested in the plans after five years of service. The Company's policy for all pension plans is to fund amounts in accordance with the Employee Retirement Income Security Act of 1974. Plan assets consist principally of common stocks, marketable bonds and U.S. government securities. The Company's Class B Common Stock represents approximately 15.8% and 10% of the plan assets' fair value at December 31, 1998 and 1997, respectively.

    The Company adopted SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88 and 106" in 1998.

    The following table sets forth the change in benefit obligation for the Company's benefit plans:

                                                                                  POSTRETIREMENT
                                                           PENSION BENEFITS          BENEFITS
                                                             DECEMBER 31,          DECEMBER 31,
                                                         --------------------  --------------------
                                                           1998       1997       1998       1997
                                                         ---------  ---------  ---------  ---------
Change in benefit obligation:
Benefit obligation, beginning of year..................  $   785.3  $   667.8  $   103.6  $    98.8
Service cost...........................................       36.8       32.1        1.0        1.0
Interest cost..........................................       57.8       54.1        6.5        7.4
Benefits paid..........................................      (39.3)     (38.8)      (8.8)      (9.2)
Actuarial (gain) loss..................................       66.8       70.4       (2.9)       4.5
Curtailments/Divestitures..............................      (61.4)        --      (46.9)        --
Participant contributions..............................         --         --        1.1        1.1
Amendments.............................................         --         .8         --         --
Cumulative translation adjustments.....................       (1.8)      (1.1)        --         --
                                                         ---------  ---------  ---------  ---------
Benefit obligation, end of year........................  $   844.2  $   785.3  $    53.6  $   103.6
                                                         =========  =========  =========  =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    The following table sets forth the change in plan assets for the Company's benefit plans:

                                                                                    POSTRETIREMENT
                                                             PENSION BENEFITS          BENEFITS
                                                               DECEMBER 31,          DECEMBER 31,
                                                           --------------------  --------------------
                                                             1998       1997       1998       1997
                                                           ---------  ---------  ---------  ---------
Change in plan assets:
Fair value of plan assets, beginning of year.............  $   697.3  $   606.2  $      --  $      --
Actual return on plan assets.............................      146.4      123.6         --         --
Employer contributions...................................        7.3        7.9        7.7        8.1
Benefits paid............................................      (39.3)     (38.8)      (8.8)      (9.2)
Divestitures.............................................      (21.7)        --         --         --
Participant contributions................................         --         --        1.1        1.1
Cumulative translation adjustments.......................       (3.4)      (1.6)        --         --
                                                           ---------  ---------  ---------  ---------
Fair value of plan assets, end of year...................  $   786.6  $   697.3  $      --  $      --
                                                           =========  =========  =========  =========

    The projected benefit obligations and accumulated benefit obligations for the pension plans with accumulated benefit obligations in excess of plan assets were $99.6 million and $88.4 million for 1998, and $85.7 million and $75.1 million for 1997.

    The accrued pension and postretirement costs recognized in the Company's consolidated balance sheets are computed as follows:

                                                                               POSTRETIREMENT
                                                        PENSION BENEFITS          BENEFITS
                                                          DECEMBER 31,          DECEMBER 31,
                                                      --------------------  --------------------
                                                        1998       1997       1998       1997
                                                      ---------  ---------  ---------  ---------
Funded status.......................................  $   (57.6) $   (88.0) $   (53.6) $  (103.6)
                                                      ---------  ---------  ---------  ---------

Unrecognized actuarial gain.........................      (97.5)     (71.5)     (16.2)     (30.1)
Unrecognized prior service cost (benefit)...........       12.5       15.1       (5.4)     (25.1)
Unrecognized asset at transition....................       (2.1)      (4.3)        --         --
                                                      ---------  ---------  ---------  ---------
Accrued pension liability, net......................  $  (144.7) $  (148.7) $   (75.2) $  (158.8)
                                                      =========  =========  =========  =========

Amounts recognized in the Consolidated
Balance Sheets:
  Accrued pension liability, net....................  $  (161.1) $  (163.3) $   (75.2) $  (158.8)
  Prepaid benefits cost.............................        2.3        3.6         --         --
  Intangibles.......................................        3.9        2.6         --         --
  Accumulated other comprehensive loss..............       10.2        8.4         --         --
                                                      ---------  ---------  ---------  ---------
Net liability recognized............................  $  (144.7) $  (148.7) $   (75.2) $  (158.8)
                                                      =========  =========  =========  =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    Net periodic cost for the Company's pension and postretirement benefit plans consists of the following:

                                                 PENSION BENEFITS              POSTRETIREMENT BENEFITS
                                                   DECEMBER 31,                     DECEMBER 31,
                                          -------------------------------  -------------------------------
                                            1998       1997       1996       1998       1997       1996
                                          ---------  ---------  ---------  ---------  ---------  ---------
Components of net periodic cost:
Service cost............................  $    36.8  $    32.1  $    31.1  $     1.0  $     1.0  $     1.0
Interest cost...........................       57.8       54.1       50.6        6.5        7.4        8.1
Expected return on plan assets..........      (64.4)     (56.0)     (48.8)        --         --         --
Amortization of prior service cost......        2.6        1.6        1.7       (3.0)      (3.2)      (3.2)
Amortization of transition obligation...       (2.2)       (.7)       (.5)        --         --         --
Recognized actuarial (gain) loss........        3.7        3.3        (.2)      (2.9)      (3.1)      (1.3)
Curtailment (gain)......................      (31.4)        --         --      (77.5)        --         --
                                          ---------  ---------  ---------  ---------  ---------  ---------
Net periodic cost.......................  $     2.9  $    34.4  $    33.9  $   (75.9) $     2.1  $     4.6
                                          =========  =========  =========  =========  =========  =========

    The following assumptions were used in accounting for the pension plans:

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Discount rate......................................................       6.75%      7.25%      7.75%
Expected return on plan assets.....................................        9.5%       9.5%       9.5%
Rate of increase in future compensation............................        5.0%       5.0%       5.0%

    The following assumptions were used in accounting for postretirement benefits:

                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Projected health care cost trend rate..............................        6.0%       7.0%       9.0%
Ultimate trend rate................................................        5.5%       5.5%       5.5%
Year ultimate trend rate is achieved...............................       1999       1999       1999
Discount rate......................................................       6.75%      7.25%      7.75%

    Assumed health care cost trend rates could have a significant effect on the amounts reported for the postretirement health care plan. A one percentage point change in assumed health care cost trend rates would have the following effects:

                                                                ONE PERCENTAGE     ONE PERCENTAGE
                                                                POINT INCREASE     POINT DECREASE
                                                               -----------------  -----------------
Effect on total of service and interest cost components......      $      .6          $     (.5)
Effect on the postretirement benefit obligation..............      $     4.4          $    (3.8)

    As a result of the sale of Non-Consumer Publishing, the Company realized curtailment gains of $31.4 million related to pension benefits and $77.5 million related to postretirement benefits, which have been included in the net gain on disposition in 1998.

    The Company contributes to multi-employer plans which provide pension and health and welfare benefits to certain employees under collective bargaining agreements. The contributions to these plans were $35.4 million (1998) and $52.5 million (1997).

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    In addition, the Company sponsors a health and welfare plan which provides certain postretirement health care and life insurance benefits to retired employees and their covered dependents who are eligible for these benefits if they meet certain age and service requirements. The plan is contributory and contains cost-sharing features such as deductibles and coinsurance which are adjusted annually. The plan is not funded and the Company funds these benefits as claims are paid.

    SFAS 112, "Employers' Accounting For Postemployment Benefits" does not have a significant effect on the Company's consolidated financial position or results of operations.

    In addition, the Company has defined contribution plans for the benefit of substantially all employees meeting certain eligibility requirements. Employer contributions to such plans were $21.1 million, $19.2 million and $24.4 million for the years ended December 31, 1998, 1997 and 1996.

13) COMMITMENTS AND CONTINGENCIES

    The Company has long-term noncancelable lease commitments for retail and office space and equipment, transponders, studio facilities and vehicles.

    At December 31, 1998, minimum rental payments under noncancelable leases are as follows:

                                                                                   LEASES
                                                                           ----------------------
                                                                            OPERATING    CAPITAL
                                                                            ---------   ---------
1999.....................................................................   $   553.2   $   120.4
2000.....................................................................       516.9       106.8
2001.....................................................................       441.6       101.1
2002.....................................................................       347.7        90.7
2003.....................................................................       314.4        69.4
2004 and thereafter......................................................     1,630.3       164.3
                                                                            ---------   ---------
Total minimum lease payments.............................................   $ 3,804.1       652.7
                                                                            =========
Less amounts representing interest.......................................                  (151.3)
                                                                                        ---------
Present value of net minimum payments....................................               $   501.4
                                                                                        =========

    The Company has entered into capital leases for satellite transponders with future minimum commitments commencing in future periods. Future minimum capital lease payments have not been reduced by future minimum sublease rentals of $40.0 million. Rent expense amounted to $533.8 million (1998), $523.1 million (1997) and $392.3 million (1996).

    The commitments of the Company for program license fees, which are not reflected in the balance sheet as of December 31, 1998 and are estimated to aggregate approximately $1.2 billion, excluding intersegment commitments of approximately $738.9 million, principally reflect Showtime Networks Inc.'s ("SNI's") commitments of approximately $1.1 billion for the acquisition of programming rights and the production of original programming. This estimate is based upon a number of factors. A majority of such fees are payable over several years, as part of normal programming expenditures of SNI. These commitments to acquire programming rights are contingent upon delivery of motion pictures which are not yet available for premium television exhibition and, in many cases, have not yet been produced.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

    There are various lawsuits and claims pending against the Company. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

    Certain subsidiaries and affiliates of the Company from time to time receive claims from federal and state environmental regulatory agencies and other entities asserting that they are or may be liable for environmental cleanup costs and related damages, principally relating to discontinued operations conducted by its former mining and manufacturing businesses (acquired as part of the mergers with Paramount and Blockbuster). The Company has recorded a liability reflecting its best estimate of environmental exposure. Such liability was not discounted or reduced by potential insurance recoveries and reflects management's estimate of cost sharing at multiparty sites. The estimated liability was calculated based upon currently available facts, existing technology and presently enacted laws and regulations. On the basis of its experience and the information currently available to it, the Company believes that the claims it has received will not have a material adverse effect on its results of operations, financial position or liquidity.

14) OPERATING SEGMENTS

    The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on products and services. See Note 1 for descriptive information about the Company's business segments and the summary of significant accounting policies. The Company evaluates performance based on many factors, one of the primary measures is earnings before interest, taxes, depreciation and amortization ("EBITDA").

    The following tables set forth the Company's financial results by operating segments. The prior years' results have also been reclassified to conform to the new presentation. Intersegment revenues, recorded at fair market value, of the Entertainment segment for 1998, 1997 and 1996 were $156.7 million, $114.0 million and $45.9 million, respectively. All other intersegment revenues were immaterial for any of the periods presented.

                                                             YEAR ENDED OR AT DECEMBER 31,
                                                           ---------------------------------
                                                              1998        1997       1996
                                                           ----------  ----------  ---------
REVENUES:
Networks.................................................  $  2,607.9  $  2,262.8  $ 1,999.5
Entertainment............................................     4,757.8     4,305.9    3,897.9
Video....................................................     3,893.4     3,313.6    2,942.3
Parks....................................................       421.2       367.3      361.9
Publishing...............................................       564.6       556.6      547.6
Online...................................................        13.7        10.4         --
Intercompany.............................................      (162.5)     (131.7)     (65.3)
                                                           ----------  ----------  ---------
  Total revenues.........................................  $ 12,096.1  $ 10,684.9  $ 9,683.9
                                                           ==========  ==========  =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             YEAR ENDED OR AT DECEMBER 31,
                                                           ---------------------------------
                                                              1998        1997       1996
                                                           ----------  ----------  ---------
EBITDA:
Networks.................................................  $    851.3  $    729.4  $   619.3
Entertainment............................................       640.5       514.5      593.7
Video....................................................        39.9       221.6      635.7
Parks....................................................       101.1        88.9       87.9
Publishing...............................................        71.2        77.9       77.8
Online...................................................        (3.5)        2.3         --
                                                           ----------  ----------  ---------
  Segment total..........................................     1,700.5     1,634.6    2,014.4
Reconciliation to operating income:
Corporate expenses.......................................      (171.6)     (176.6)    (162.9)
Depreciation and amortization............................      (777.3)     (772.6)    (654.3)
                                                           ----------  ----------  ---------
  Total operating income.................................  $    751.6  $    685.4  $ 1,197.2
                                                           ==========  ==========  =========

DEPRECIATION AND AMORTIZATION:
Networks.................................................  $    107.0  $     93.8  $    86.8
Entertainment............................................       192.5       171.5      165.4
Video....................................................       382.1       418.4      326.3
Parks....................................................        51.2        46.5       44.2
Publishing...............................................        18.0        17.5       17.7
Online...................................................         4.0          --         --
                                                           ----------  ----------  ---------
  Segment total..........................................       754.8       747.7      640.4
Corporate................................................        22.5        24.9       13.9
                                                           ----------  ----------  ---------
  Total depreciation and amortization....................  $    777.3  $    772.6  $   654.3
                                                           ==========  ==========  =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               YEAR ENDED OR AT DECEMBER 31,
                                                                             ----------------------------------
                                                                                1998        1997        1996
                                                                             ----------  ----------  ----------
TOTAL ASSETS:
Networks...................................................................  $  2,770.2  $  2,692.8  $  2,925.3
Entertainment..............................................................     9,361.6     9,342.9     9,224.4
Video......................................................................     8,142.6     8,965.4     9,273.7
Parks......................................................................       914.8       897.2       883.1
Publishing.................................................................       962.4     5,439.4     5,405.1
Online.....................................................................         5.8         1.4          --
                                                                             ----------  ----------  ----------
    Segment total..........................................................    22,157.4    27,339.1    27,711.6
Corporate..................................................................     1,455.7       949.6       833.0
Net assets of discontinued operations......................................          --          --       289.4
                                                                             ----------  ----------  ----------
    Total assets...........................................................  $ 23,613.1  $ 28,288.7  $ 28,834.0
                                                                             ==========  ==========  ==========
CAPITAL EXPENDITURES:
Networks...................................................................  $     89.8  $     67.9  $     86.4
Entertainment..............................................................       174.3        66.7        67.6
Video......................................................................       196.0       294.2       304.3
Parks......................................................................        61.0        35.0        54.2
Publishing.................................................................        37.5        36.1        37.3
Online.....................................................................          --          --          --
                                                                             ----------  ----------  ----------
    Segment total..........................................................       558.6       499.9       549.8
Corporate..................................................................        44.9        30.4        48.8
                                                                             ----------  ----------  ----------
    Total capital expenditures.............................................  $    603.5  $    530.3  $    598.6
                                                                             ==========  ==========  ==========

Information regarding the Company's operations by geographic area is as follows:

                                                                               YEAR ENDED OR AT DECEMBER 31,
                                                                             ----------------------------------
                                                                                1998        1997        1996
                                                                             ----------  ----------  ----------
REVENUES(A):
  United States............................................................  $  9,268.3  $  8,227.9  $  7,428.2
  International............................................................     2,827.8     2,457.0     2,255.7
                                                                             ----------  ----------  ----------
    Total revenues.........................................................  $ 12,096.1  $ 10,684.9  $  9,683.9
                                                                             ==========  ==========  ==========
LONG-LIVED ASSETS(B):
  United States............................................................  $ 16,857.0  $ 20,914.3  $ 21,570.7
  International............................................................     1,326.9     1,421.6     1,223.9
                                                                             ----------  ----------  ----------
    Total long-lived assets................................................  $ 18,183.9  $ 22,335.9  $ 22,794.6
                                                                             ==========  ==========  ==========

    Intercompany transfers between geographic areas are not significant.

------------------------

(a) Revenue classification is based on location of customer.

(b) Includes all non-current assets.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

15) QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                          FIRST     SECOND      THIRD     FOURTH
1998(1)                                                  QUARTER    QUARTER    QUARTER    QUARTER   TOTAL YEAR
------------------------------------------------------  ---------  ---------  ---------  ---------  ----------
Revenues..............................................  $ 2,685.6  $ 2,779.3  $ 3,288.8  $ 3,342.4  $ 12,096.1
Operating income (loss)(2)............................  $   273.4  $  (225.4) $   407.3  $   296.3  $    751.6
Earnings (loss) from continuing operations............  $    47.6  $  (267.3) $    86.4  $    89.8  $    (43.5)
Net earnings (loss)(3)(4)(5)..........................  $     1.4  $  (280.7) $   138.4  $    18.5  $   (122.4)
Net earnings (loss) attributable to common
  stock...............................................  $   (13.6) $  (295.7) $   123.4  $    36.3  $   (149.6)
Basic earnings (loss) per common share(6):
  Earnings (loss) from continuing operations..........  $     .05  $    (.40) $     .10  $     .15  $     (.10)
  Net earnings (loss).................................  $    (.02) $    (.41) $     .17  $     .05  $     (.21)
Diluted earnings (loss) per common share(6):
  Earnings (loss) from continuing operations..........  $     .05  $    (.40) $     .10  $     .15  $     (.10)
  Net earnings (loss).................................  $    (.02) $    (.41) $     .17  $     .05  $     (.21)
Weighted average number of common shares(6):
  Basic...............................................      710.5      713.2      714.7      696.7       708.7
  Diluted.............................................      718.0      713.2      725.5      706.4       708.7


1997(1)
------------------------------------------------------
Revenues..............................................  $ 2,495.7  $ 2,476.1  $ 2,806.4  $ 2,906.7  $ 10,684.9
Operating income (loss)(7)............................  $   246.6  $   (65.9) $   287.3  $   217.4  $    685.4
Earnings (loss) from continuing operations(8).........  $    11.2  $  (166.6) $   (46.0) $   574.9  $    373.5
Net earnings (loss)(9)................................  $   (18.7) $  (195.0) $   434.3  $   573.0  $    793.6
Net earnings (loss) attributable to common
  stock...............................................  $   (33.7) $  (210.0) $   419.3  $   558.0  $    733.6
Basic earnings (loss) per common share(6):
  Earnings (loss) from continuing operations..........  $    (.01) $    (.26) $    (.09) $     .79  $      .44
  Net earnings (loss).................................  $    (.05) $    (.30) $     .59  $     .79  $     1.04
Diluted earnings (loss) per common share(6):
  Earnings (loss) from continuing
    operations(10)....................................  $    (.01) $    (.26) $    (.09) $     .77  $      .44
  Net earnings (loss)(10).............................  $    (.05) $    (.30) $     .59  $     .77  $     1.04
Weighted average number of common shares(6):
  Basic...............................................      705.0      705.3      705.9      706.8       705.8
  Diluted(10).........................................      705.0      705.3      705.9      744.5       708.5

    The timing of the Company's results of operations is affected by the typical timing of major motion picture releases, the summer operation of the theme parks, the positive effect of the holiday season on advertising and video store revenues, and the impact of the broadcasting television season on television production.

------------------------

(1) The first three quarters of 1998 and all four quarters of 1997 results have been restated for the effect of discontinued operations (See Note 3).

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

(2) The second quarter of 1998 included a $436.7 million charge for Blockbuster representing the adjustment to the carrying value of the library tapes due to a change in Blockbuster's business model and a revaluation of retail inventory (See Note 4).

(3) The third quarter of 1998 included a loss of $138.5 million, net of tax, resulting from the sale of the Company's music retail stores, partially offset by a tax benefit of $134.0 million related to the sale of Virgin.

(4) The fourth quarter of 1998 included a gain of $65.5 million, net of tax, resulting from the sale of Non-Consumer Publishing.

(5) The fourth quarter of 1998 included an extraordinary loss of $74.7 million, net of tax, for the early extinguishment of debt (See Note 17).

(6) All prior quarters' earnings per common share and weighted average number of common shares have been adjusted to reflect the effect of the 2-for-1 stock split.

(7) The second quarter of 1997 included a $220.8 million charge for Blockbuster representing the reduction in carrying value of excess retail inventory and costs associated with closing underperforming stores principally located in international markets (See Note 4).

(8) The fourth quarter of 1997 included a gain of $640.5 million, net of tax, resulting from the sale of USA Networks.

(9) The third quarter of 1997 included a gain of $416.4 million, net of tax, resulting from the sale of Viacom Radio Stations.

(10) For the fourth quarter of 1997, the assumed conversion of preferred stock had a dilutive effect on earnings per share, therefore, the sum of the quarterly earnings per share will not equal full year earnings per share.

16) OTHER ITEMS, NET

    The Company continued the strategy of focusing on its core businesses and in December 1998, announced plans to close the Viacom Entertainment Store in Chicago and to phase out its Nickelodeon stores in January 1999. As a result, the Company recorded a loss of approximately $91 million, which is reflected in "other items, net", for the year ended December 31, 1998. The loss principally reflects $8.5 million for estimated severance benefits payable to approximately 530 employees and $32.7 million for lease exit obligations. The loss also reflects the write-off of property and equipment, inventory and prepaid assets of $21.1 million, $10.3 million and $3.1 million, respectively, as well as future vendor commitments of $3.3 million. Additionally, "other items, net" for 1998 principally reflects foreign exchange losses and the write-off of certain investments, partially offset by a gain of approximately $118.9 million from the sale of a cost investment.

    On October 21, 1997, the Company completed the sale of its half-interest in USA Networks, including Sci-Fi Channel, to Universal Studios, Inc. for a total of $1.7 billion in cash. The Company realized a pre-tax gain of approximately $1.1 billion in the fourth quarter of 1997. The net proceeds from this transaction were used to repay debt.

    In addition, during 1997, the Company recorded pre-tax gains on the swap of certain television stations of approximately $190.9 million partially offset by write-offs of certain cost investments.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

17) EXTRAORDINARY LOSS

    For the year ended December 31, 1998, the Company recognized an extraordinary loss of $74.7 million, net of tax of $51.9 million, or a loss of $.10 per basic and diluted common share for the early extinguishment of the 10.25% Senior Subordinated Notes, 7.0% Senior Subordinated Debentures and the 8.0% Merger Debentures (See Note 8).

18) SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                       ---------  ---------  ---------
Cash payments for interest net of amounts capitalized................................  $   668.2  $   792.1  $   808.0
Cash payments for income taxes.......................................................      656.6      110.9      193.0

Supplemental schedule of non-cash financing and investing activities:
Equipment acquired under capitalized leases..........................................      116.8       54.0      211.1
Common Stock retired with Cable Split-off............................................         --         --      625.8

19) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    Viacom International is a wholly owned subsidiary of the Company. The Company has fully and unconditionally guaranteed Viacom International debt securities (See Note 8). The Company has determined that separate financial statements and other disclosures concerning Viacom International are not material to investors. The following condensed consolidating financial statements present the results of operations, financial position and cash flows of the Company, Viacom International (in each case carrying investments in Non-Guarantor Affiliates under the equity method), the direct and indirect Non-Guarantor Affiliates of the Company, and the eliminations necessary to arrive at the information for the Company on a consolidated basis.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                              1998
                                               ------------------------------------------------------------------
                                                                             NON-
                                                               VIACOM     GUARANTOR                  VIACOM INC.
                                               VIACOM INC.  INTERNATIONAL AFFILIATES  ELIMINATIONS   CONSOLIDATED
                                                ---------    ----------   ----------    ---------     ----------
Revenues.....................................   $    39.4    $  1,775.3   $ 10,301.9    $   (20.5)    $ 12,096.1

Expenses:
  Operating..................................        33.3         563.7      7,929.8        (20.5)       8,506.3
  Selling, general and administrative........         2.6         650.6      1,407.7           --        2,060.9
  Depreciation and amortization..............         2.1          87.0        688.2           --          777.3
                                                ---------    ----------   ----------    ---------     ----------
    Total expenses...........................        38.0       1,301.3     10,025.7        (20.5)      11,344.5
                                                ---------    ----------   ----------    ---------     ----------
Operating income.............................         1.4         474.0        276.2           --          751.6

Other income (expense):
  Interest expense, net......................      (516.0)        (34.0)       (49.0)          --         (599.0)
  Other items, net...........................       (21.2)         89.0        (83.1)          --          (15.3)
                                                ---------    ----------   ----------    ---------     ----------
Earnings (loss) from continuing operations
  before income taxes........................      (535.8)        529.0        144.1           --          137.3
  Benefit (provision) for income taxes.......       219.7        (216.9)      (141.5)          --         (138.7)
  Equity in earnings (loss) of affiliated
    companies, net of tax....................       236.9        (236.3)       (54.0)        12.0          (41.4)
  Minority interest..........................          --           1.3         (2.0)          --           (0.7)
                                                ---------    ----------   ----------    ---------     ----------
Earnings (loss) from continuing operations...       (79.2)         77.1        (53.4)        12.0          (43.5)
Discontinued operations:
  Loss, net of tax...........................          --            --        (54.1)          --          (54.1)
  Net gain (loss) on dispositions............          --         191.2       (141.3)          --           49.9
                                                ---------    ----------   ----------    ---------     ----------
Net earnings (loss) before extraordinary
  loss.......................................       (79.2)        268.3       (248.8)        12.0          (47.7)
Extraordinary loss, net of tax...............       (43.2)        (31.5)          --           --          (74.7)
                                                ---------    ----------   ----------    ---------     ----------
Net earnings (loss)..........................      (122.4)        236.8       (248.8)        12.0         (122.4)
Cumulative convertible preferred stock
  dividend requirement.......................       (57.2)           --           --           --          (57.2)
Discount on repurchase of preferred stock....        30.0            --           --           --           30.0
                                                ---------    ----------   ----------    ---------     ----------
Net earnings (loss) attributable to common
  stock......................................   $  (149.6)   $    236.8   $   (248.8)   $    12.0     $   (149.6)
                                                =========    ==========   ==========    =========     ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               1997
                                                ------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                 VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                 ---------    ----------    ---------    ----------    ----------
Revenues......................................   $    26.7    $  1,458.3    $ 9,225.8    $    (25.9)   $ 10,684.9

Expenses:
  Operating...................................        25.6         471.3      7,005.3         (25.9)      7,476.3
  Selling, general and administrative.........         1.8         520.3      1,228.5            --       1,750.6
  Depreciation and amortization...............         1.9          67.4        703.3            --         772.6
                                                 ---------    ----------    ---------    ----------    ----------
    Total expenses............................        29.3       1,059.0      8,937.1         (25.9)      9,999.5
                                                 ---------    ----------    ---------    ----------    ----------
Operating income (loss).......................        (2.6)        399.3        288.7            --         685.4

Other income (expense):
  Interest expense, net.......................      (631.1)        (56.2)       (63.6)           --        (750.9)
  Other items, net............................          --         (38.7)     1,282.7            --       1,244.0
                                                 ---------    ----------    ---------    ----------    ----------
Earnings (loss) from continuing operations
  before income taxes.........................      (633.7)        304.4      1,507.8            --       1,178.5
Benefit (provision) for income taxes..........       266.1        (127.8)      (784.7)           --        (646.4)
Equity in earnings (loss) of affiliated
  companies, net of tax.......................     1,160.9         545.3        (53.8)     (1,815.7)       (163.3)
Minority interest.............................          --          (0.9)         5.6            --           4.7
                                                 ---------    ----------    ---------    ----------    ----------
Earnings from continuing operations...........       793.3         721.0        674.9      (1,815.7)        373.5
Discontinued operations:
  Earnings, net of tax........................         0.3           2.7         11.9            --          14.9
  Net gain (loss) on dispositions, net of
    tax.......................................          --         437.2        (32.0)           --         405.2
                                                 ---------    ----------    ---------    ----------    ----------
Net earnings..................................       793.6       1,160.9        654.8      (1,815.7)        793.6
Cumulative convertible preferred stock
  dividend requirement........................       (60.0)           --           --            --         (60.0)
                                                 ---------    ----------    ---------    ----------    ----------
Net earnings attributable to common stock.....   $   733.6    $  1,160.9    $   654.8    $ (1,815.7)   $    733.6
                                                 =========    ==========    =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               1996
                                                ------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                 VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                 ---------    ----------    ---------    ----------    ----------
Revenues......................................   $      --    $  1,193.7    $ 8,517.5    $    (27.3)   $  9,683.9

Expenses:
  Operating...................................          --         373.5      5,994.0         (27.3)      6,340.2
  Selling, general and administrative.........        (0.3)        470.1        972.2            --       1,442.0
  Restructuring charge........................          --            --         50.2            --          50.2
  Depreciation and amortization...............          --          60.9        593.4            --         654.3
                                                 ---------    ----------    ---------    ----------    ----------
    Total expenses............................        (0.3)        904.5      7,609.8         (27.3)      8,486.7
                                                 ---------    ----------    ---------    ----------    ----------
Operating income..............................         0.3         289.2        907.7            --       1,197.2

Other income (expense):
  Interest expense, net.......................      (627.7)       (102.5)       (55.3)           --        (785.5)
  Other items, net............................          --          (0.1)        (1.5)           --          (1.6)
                                                 ---------    ----------    ---------    ----------    ----------
Earnings (loss) from continuing operations
  before income taxes.........................      (627.4)        186.6        850.9            --         410.1
Benefit (provision) for income taxes..........       259.3         (84.0)      (418.6)           --        (243.3)
Equity in earnings (loss) of affiliated
  companies, net of tax.......................     1,613.0          77.2         42.3      (1,745.8)        (13.3)
Minority interest.............................          --          (1.2)        (0.1)           --          (1.3)
                                                 ---------    ----------    ---------    ----------    ----------
Earnings from continuing operations...........     1,244.9         178.6        474.5      (1,745.8)        152.2
Discontinued operations:
  Earnings (loss) net of tax..................         3.0           2.5        (67.5)           --         (62.0)
  Net gain (loss) on dispositions, net of
    tax.......................................          --       1,292.0       (134.3)           --       1,157.7
                                                 ---------    ----------    ---------    ----------    ----------
Net earnings..................................     1,247.9       1,473.1        272.7      (1,745.8)      1,247.9
Cumulative convertible preferred stock
  dividend requirement........................       (60.0)           --           --            --         (60.0)
                                                 ---------    ----------    ---------    ----------    ----------
Net earnings attributable to common stock.....   $ 1,187.9    $  1,473.1    $   272.7    $ (1,745.8)   $  1,187.9
                                                 =========    ==========    =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               1998
                                                ------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                 VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                 ---------    ----------    ---------    ----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents...................   $   406.4    $    189.5    $   171.4    $       --    $    767.3
  Receivables, net............................         9.5         319.5      1,458.0         (27.9)      1,759.1
  Inventory...................................        11.5         131.9      1,662.1            --       1,805.5
  Other current assets........................          .9         160.9        570.8            --         732.6
                                                 ---------    ----------    ---------    ----------    ----------
    Total current assets......................       428.3         801.8      3,862.3         (27.9)      5,064.5
                                                 ---------    ----------    ---------    ----------    ----------
Property and equipment........................        13.6         602.3      3,921.1            --       4,537.0
  Less accumulated depreciation and
    amortization..............................         3.0         188.6      1,265.9            --       1,457.5
                                                 ---------    ----------    ---------    ----------    ----------
    Net property and equipment................        10.6         413.7      2,655.2            --       3,079.5
                                                 ---------    ----------    ---------    ----------    ----------
Inventory.....................................          --         400.1      2,070.7            --       2,470.8
Intangibles, at amortized cost................       109.4         530.9     10,917.0            --      11,557.3
Investments in consolidated subs..............     5,951.7      15,701.9           --     (21,653.6)           --
Other assets..................................        83.4       1,541.4      1,795.3      (1,979.1)      1,441.0
                                                 ---------    ----------    ---------    ----------    ----------
                                                 $ 6,583.4    $ 19,389.8    $21,300.5    $(23,660.6)   $ 23,613.1
                                                 =========    ==========    =========    ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................   $      --    $     68.0    $   474.4    $    (43.2)   $    499.2
  Accrued expenses............................       612.7         590.0        923.4           (.3)      2,125.8
  Deferred income.............................          --          16.5        270.0            --         286.5
  Accrued compensation........................          --         144.4        265.9            --         410.3
  Participants' share, residuals and royalties
    payable...................................          --            --      1,227.5            --       1,227.5
  Program rights..............................          --          57.1        158.1         (35.6)        179.6
  Income tax payable..........................          --       1,257.5       (139.7)       (591.3)        526.5
  Current portion of long-term debt...........       282.4          13.5         81.3            --         377.2
                                                 ---------    ----------    ---------    ----------    ----------
    Total current liabilities.................       895.1       2,147.0      3,260.9        (670.4)      5,632.6
                                                 ---------    ----------    ---------    ----------    ----------

Long-term debt................................     2,214.6       1,050.4        548.4            --       3,813.4
Other liabilities.............................   (17,419.8)      3,302.4      9,008.6       7,226.3       2,117.5

Shareholders' equity:
  Convertible Preferred Stock.................       600.0         104.1         20.4        (124.5)        600.0
  Common Stock................................         7.3         228.7      1,985.3      (2,214.0)          7.3
  Additional paid-in capital..................    10,519.6       7,545.4      6,676.9     (14,167.2)     10,574.7
  Retained earnings...........................    10,764.8       4,977.7        (98.8)    (13,710.8)      1,932.9
  Accumulated other comprehensive income
    (loss)....................................          --          34.1       (101.2)           --         (67.1)
                                                 ---------    ----------    ---------    ----------    ----------
                                                  21,891.7      12,890.0      8,482.6     (30,216.5)     13,047.8
  Less treasury stock, at cost................       998.2            --           --            --         998.2
                                                 ---------    ----------    ---------    ----------    ----------
    Total shareholders' equity................    20,893.5      12,890.0      8,482.6     (30,216.5)     12,049.6
                                                 ---------    ----------    ---------    ----------    ----------
                                                 $ 6,583.4    $ 19,389.8    $21,300.5    $(23,660.6)   $ 23,613.1
                                                 =========    ==========    =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               1997
                                                ------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                 VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                 ---------    ----------    ---------    ----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents...................   $      .1    $     91.5    $   200.7    $       --    $    292.3
  Receivables, net............................        10.2         384.0      2,047.0         (43.5)      2,397.7
  Inventory...................................        13.3         100.5      2,138.9            --       2,252.7
  Other current assets........................        (6.1)         55.6        719.4           1.9         770.8
                                                 ---------    ----------    ---------    ----------    ----------
    Total current assets......................        17.5         631.6      5,106.0         (41.6)      5,713.5
                                                 ---------    ----------    ---------    ----------    ----------
Property and equipment........................        12.4         478.9      3,828.9            --       4,320.2
  Less accumulated depreciation and
    amortization..............................         2.2         131.9        988.4            --       1,122.5
                                                 ---------    ----------    ---------    ----------    ----------
    Net property and equipment................        10.2         347.0      2,840.5            --       3,197.7
                                                 ---------    ----------    ---------    ----------    ----------
Inventory.....................................          --         318.2      2,332.4            --       2,650.6
Intangibles, at amortized cost................       112.4         534.4     14,052.8            --      14,699.6
Investments in consolidated subs..............     8,256.9       9,303.0           --     (17,559.9)           --
Other assets..................................       (11.3)        238.0      1,719.7          80.9       2,027.3
                                                 ---------    ----------    ---------    ----------    ----------
                                                 $ 8,385.7    $ 11,372.2    $26,051.4    $(17,520.6)   $ 28,288.7
                                                 =========    ==========    =========    ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................   $      --    $     36.0    $   803.3    $   (139.6)   $    699.7
  Accrued expenses............................       113.3         486.9        861.5         113.0       1,574.7
  Deferred income.............................          --          17.0        237.6            --         254.6
  Accrued compensation........................          --         122.4        319.3            --         441.7
  Participants' share, residuals and royalties
    payable...................................          --            --        951.3            --         951.3
  Program rights..............................          --          38.2        175.0         (15.5)        197.7
  Income tax payable..........................        (6.2)      1,405.9       (307.2)       (536.2)        556.3
  Current portion of long-term debt...........       150.0         156.5         70.0            --         376.5
                                                 ---------    ----------    ---------    ----------    ----------
    Total current liabilities.................       257.1       2,262.9      3,110.8        (578.3)      5,052.5
                                                 ---------    ----------    ---------    ----------    ----------

Long-term debt................................     4,760.5       1,953.9        708.6            --       7,423.0
Other liabilities.............................   (14,112.9)     (4,498.2)    20,248.7         792.0       2,429.6

Shareholders' equity:
  Convertible Preferred Stock.................     1,200.0            --           --            --       1,200.0
  Common Stock................................         7.2         256.6        835.3      (1,091.9)          7.2
  Additional paid-in capital..................    10,329.6       6,745.9      1,071.0      (7,817.0)     10,329.5
  Retained earnings...........................     6,173.7       4,585.0        155.7      (8,825.4)      2,089.0
  Accumulated other comprehensive income
    (loss)....................................          --          66.1        (78.7)           --         (12.6)
                                                 ---------    ----------    ---------    ----------    ----------
                                                  17,710.5      11,653.6      1,983.3     (17,734.3)     13,613.1
Less treasury stock, at cost..................       229.5            --           --            --         229.5
                                                 ---------    ----------    ---------    ----------    ----------
    Total shareholders' equity................    17,481.0      11,653.6      1,983.3     (17,734.3)     13,383.6
                                                 ---------    ----------    ---------    ----------    ----------
                                                 $ 8,385.7    $ 11,372.2    $26,051.4    $(17,520.6)   $ 28,288.7
                                                 =========    ==========    =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                1998
                                                ---------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                    VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES    ELIMINATIONS    CONSOLIDATED
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow provided by (used in) operating
  activities..................................   $   527.3    $   (303.7)   $   640.5      $      --      $    864.1
                                                 ---------    ----------    ---------      ---------      ----------

Investing Activities:
Proceeds from dispositions....................          --       4,677.3        272.8             --         4,950.1
Acquisitions, net of cash acquired............       (14.9)           --       (111.5)            --          (126.4)
Capital expenditures..........................          --         (88.6)      (514.9)            --          (603.5)
Investments in and advances to affiliated
  companies...................................          --          (3.6)       (96.7)            --          (100.3)
Proceeds from sale of cost investment.........          --         131.7         35.6             --           167.3
Proceeds from sale of short-term
  investments.................................          --         101.4           --             --           101.4
Purchases of short-term investments...........          --        (151.6)          --             --          (151.6)
Other, net....................................          --          (6.9)       (11.7)            --           (18.6)
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow provided by (used in) investing
  activities..................................       (14.9)      4,659.7       (426.4)            --         4,218.4
                                                 ---------    ----------    ---------      ---------      ----------

Financing Activities:
Repayments of credit agreements, net..........    (1,788.6)       (470.0)      (124.4)            --        (2,383.0)
Increase (decrease) in intercompany
  payables....................................     3,140.7      (3,100.7)       (40.0)            --              --
Repayment of notes and debentures.............      (202.6)       (666.7)          --             --          (869.3)
Purchase of treasury stock and warrants.......      (809.6)           --           --             --          (809.6)
Repurchase of Preferred Stock.................      (564.0)           --           --             --          (564.0)
Payment on capital lease obligations..........          --         (20.6)       (90.1)            --          (110.7)
Payment of Preferred Stock dividends..........       (64.8)           --           --             --           (64.8)
Proceeds from exercise of stock options and
  warrants....................................       182.8            --           --             --           182.8
Other, net....................................          --            --         11.1             --            11.1
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow used in financing activities....      (106.1)     (4,258.0)      (243.4)            --        (4,607.5)
                                                 ---------    ----------    ---------      ---------      ----------
Net increase (decrease) in cash and cash
  equivalents.................................       406.3          98.0        (29.3)            --           475.0
Cash and cash equivalents at beginning of
  year........................................          .1          91.5        200.7             --           292.3
                                                 ---------    ----------    ---------      ---------      ----------
Cash and cash equivalents at end of year......   $   406.4    $    189.5    $   171.4      $      --      $    767.3
                                                 =========    ==========    =========      =========      ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                               1997
                                               --------------------------------------------------------------------
                                                                             NON-
                                                               VIACOM     GUARANTOR                    VIACOM INC.
                                               VIACOM INC.  INTERNATIONAL AFFILIATES   ELIMINATIONS    CONSOLIDATED
                                                ---------    ----------   ----------     ---------      ----------
Net cash flow provided by (used in) operating
  activities.................................   $ 1,275.7    $    109.6   $ (1,045.3)    $      --      $    340.0
                                                ---------    ----------   ----------     ---------      ----------
Investing Activities:
Proceeds from dispositions...................          --       1,096.5      1,918.4            --         3,014.9
Acquisitions, net of cash acquired...........       (46.9)           --       (308.2)           --          (355.1)
Capital expenditures.........................          --         (77.9)      (452.4)           --          (530.3)
Investments in and advances to affiliated
  companies..................................          --         (47.5)      (252.9)           --          (300.4)
Proceeds from sale of short-term
  investments................................          --         139.8           --            --           139.8
Purchases of short-term investments..........          --         (81.3)          --            --           (81.3)
Other, net...................................          --            .1         18.1            --            18.2
                                                ---------    ----------   ----------     ---------      ----------
Net cash flow provided by (used in) investing
  activities.................................       (46.9)      1,029.7        923.0            --         1,905.8
                                                ---------    ----------   ----------     ---------      ----------
Financing Activities:
Repayments of credit agreements, net.........    (1,972.0)       (148.0)        27.7            --        (2,092.3)
Increase (decrease) in intercompany
  payables...................................       734.3        (939.2)       204.9            --              --
Purchase of treasury stock and warrants......        (9.8)           --           --            --            (9.8)
Payment on capital lease obligations.........          --         (21.8)       (44.4)           --           (66.2)
Payment of Preferred Stock dividends.........       (60.0)           --           --            --           (60.0)
Proceeds from exercise of stock options and
  warrants...................................        69.6            --           --            --            69.6
Other, net...................................        (9.8)           --          6.0            --            (3.8)
                                                ---------    ----------   ----------     ---------      ----------
Net cash flow provided by (used in) financing
  activities.................................    (1,247.7)     (1,109.0)       194.2            --        (2,162.5)
                                                ---------    ----------   ----------     ---------      ----------
Net increase (decrease) in cash and cash
  equivalents................................       (18.9)         30.3         71.9            --            83.3
Cash and cash equivalents at beginning of
  year.......................................        19.0          61.2        128.8            --           209.0
                                                ---------    ----------   ----------     ---------      ----------
Cash and cash equivalents at end of year.....   $      .1    $     91.5   $    200.7     $      --      $    292.3
                                                =========    ==========   ==========     =========      ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                1996
                                                ---------------------------------------------------------------------
                                                                              NON-
                                                                VIACOM      GUARANTOR                    VIACOM INC.
                                                VIACOM INC.  INTERNATIONAL AFFILIATES    ELIMINATIONS    CONSOLIDATED
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow provided by (used in) operating
  activities..................................   $ 1,150.6    $ (1,583.2)   $   503.1      $      --      $     70.5
                                                 ---------    ----------    ---------      ---------      ----------
Investing Activities:
Proceeds from dispositions....................          --       1,700.0        138.1             --         1,838.1
Acquisitions, net of cash acquired............          --            --       (299.8)            --          (299.8)
Capital expenditures..........................          --        (125.5)      (473.1)            --          (598.6)
Investments in and advances to affiliated
  companies...................................          --         (57.3)       (31.5)            --           (88.8)
Proceeds from sale of short-term
  investments.................................          --         137.9           --             --           137.9
Purchases of short-term investments...........          --        (149.2)          --             --          (149.2)
Other, net....................................          --            --           --             --              --
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow provided by (used in) investing
  activities..................................          --       1,505.9       (666.3)            --           839.6
                                                 ---------    ----------    ---------      ---------      ----------
Financing Activities:
Repayments of credit agreements, net..........    (1,293.8)        407.0         27.3             --          (859.5)
Increase (decrease) in intercompany
  payables....................................       320.7        (464.3)       143.6             --              --
Repayment of notes and debentures.............          --         (12.0)       (38.9)            --           (50.9)
Purchase of treasury stock and warrants.......      (223.6)           --           --             --          (223.6)
Payment on capital lease obligations..........          --         (15.5)       (33.4)            --           (48.9)
Payment of Preferred Stock dividends..........       (60.0)           --           --             --           (60.0)
Proceeds from exercise of stock options and
  warrants....................................        95.1            --           --             --            95.1
Other, net....................................       (17.4)           --           --             --           (17.4)
                                                 ---------    ----------    ---------      ---------      ----------
Net cash flow provided (used by) financing
  activities..................................    (1,179.0)        (84.8)        98.6             --        (1,165.2)
                                                 ---------    ----------    ---------      ---------      ----------
Net decrease in cash and cash equivalents.....       (28.4)       (162.1)       (64.6)            --          (255.1)
Cash and cash equivalents at beginning of
  year........................................        47.4         223.3        193.4             --           464.1
                                                 ---------    ----------    ---------      ---------      ----------
Cash and cash equivalents at end of year......   $    19.0    $     61.2    $   128.8      $      --      $    209.0
                                                 =========    ==========    =========      =========      ==========

                          VIACOM INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                             (MILLIONS OF DOLLARS)

                                                       COL. B               COL. C                         COL. E
                                                    -------------  ------------------------              -----------
                      COL. A                         BALANCE AT    CHARGED TO   CHARGED TO     COL. D    BALANCE AT
--------------------------------------------------  BEGINNING OF    COSTS AND      OTHER     ----------    END OF
                   DESCRIPTION                         PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS    PERIOD
--------------------------------------------------  -------------  -----------  -----------  ----------  -----------
Allowance for doubtful accounts:
  Year ended December 31, 1998....................    $     99.8    $  29.5(D)   $    18.3   $   48.9(A)  $    98.7
  Year ended December 31, 1997....................    $    101.3    $  83.1(D)   $    (6.2)  $   78.4(B)  $    99.8
  Year ended December 31, 1996....................    $    126.0    $  55.1      $     3.1   $   82.9(B)  $   101.3

Valuation allowance on deferred tax assets:
  Year ended December 31, 1998....................    $    106.8    $  --        $    --     $   18.5     $    88.3
  Year ended December 31, 1997....................    $     81.8    $  25.0      $    --     $   --       $   106.8
  Year ended December 31, 1996....................    $     81.8    $  --        $    --     $   --       $    81.8

Reserves for inventory obsolescence:
  Year ended December 31, 1998....................    $    150.6    $  25.7(D)   $    (8.1)  $  111.5     $    56.7
  Year ended December 31, 1997....................    $    105.8    $  98.9(D)   $    --     $   54.1(C)  $   150.6
  Year ended December 31, 1996....................    $    129.6    $  11.2(D)   $   (24.7)  $   10.3(B)  $   105.8

------------------------

Notes:

(A) Primarily related to the sale of Non-Consumer Publishing and amounts written off, net of recoveries.

(B) Includes amounts written off, net of recoveries and amounts related to discontinued operations.

(C) Primarily related to the second quarter 1997 Blockbuster charge associated with the reduction in the carrying value of excess inventory.

(D) Prior year amounts charged to the Statement of Operations have been restated to conform with the current discontinued operations presentation.

                          VIACOM INC. AND SUBSIDIARIES
           JUNE 30, 1999 QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
                               AND NOTES THERETO
                                  (UNAUDITED)

                          VIACOM INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED; IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                              THREE MONTHS ENDED
                                                                                                   JUNE 30,
                                                                                             --------------------
                                                                                               1999       1998
                                                                                             ---------  ---------
Revenues...................................................................................  $ 3,003.3  $ 2,779.3

Expenses:
  Operating................................................................................    1,935.4    2,309.4
  Selling, general and administrative......................................................      585.6      503.4
  Depreciation and amortization............................................................      200.0      191.9
                                                                                             ---------  ---------
    Total expenses.........................................................................    2,721.0    3,004.7
                                                                                             ---------  ---------

Operating income (loss)....................................................................      282.3     (225.4)

Other income (expense):
  Interest expense, net....................................................................     (106.1)    (156.6)
  Other items, net.........................................................................        6.6       (8.1)
                                                                                             ---------  ---------
Earnings (loss) from continuing operations before income taxes.............................      182.8     (390.1)

  Benefit (provision) for income taxes.....................................................     (105.1)     133.0
  Equity in loss of affiliated companies, net of tax.......................................      (18.2)     (10.6)
  Minority interest........................................................................       (0.2)       0.4
                                                                                             ---------  ---------
Earnings (loss) from continuing operations.................................................       59.3     (267.3)

Discontinued operations (Note 5):
  Loss, net of tax.........................................................................         --      (13.7)
  Gain on dispositions.....................................................................         --        0.3
                                                                                             ---------  ---------
Net earnings (loss)........................................................................       59.3     (280.7)
  Cumulative convertible preferred stock dividend requirement..............................         --      (15.0)
                                                                                             ---------  ---------
Net earnings (loss) attributable to common stock...........................................  $    59.3  $  (295.7)
                                                                                             =========  =========

Earnings (loss) per common share:
Basic:
  Net earnings (loss) from continuing operations...........................................  $    0.09  $   (0.40)
  Net earnings (loss)......................................................................  $    0.09  $   (0.41)

Diluted:
  Net earnings (loss) from continuing operations...........................................  $    0.08  $   (0.40)
  Net earnings (loss)......................................................................  $    0.08  $   (0.41)

Weighted average number of common shares:
  Basic....................................................................................      690.6      713.2
  Diluted..................................................................................      705.0      713.2

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED; IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               SIX MONTHS ENDED
                                                                                                   JUNE 30,
                                                                                             --------------------
                                                                                               1999       1998
                                                                                             ---------  ---------
Revenues...................................................................................  $ 5,954.4  $ 5,464.9

Expenses:
  Operating................................................................................    3,887.6    4,113.6
  Selling, general and administrative......................................................    1,109.9      924.6
  Depreciation and amortization............................................................      397.1      378.7
                                                                                             ---------  ---------
    Total expenses.........................................................................    5,394.6    5,416.9
                                                                                             ---------  ---------

Operating income...........................................................................      559.8       48.0

Other income (expense):
  Interest expense, net....................................................................     (200.4)    (310.7)
  Other items, net.........................................................................        5.3       (4.5)
                                                                                             ---------  ---------
Earnings (loss) from continuing operations before income taxes.............................      364.7     (267.2)

  Benefit (provision) for income taxes.....................................................     (202.4)      65.2
  Equity in loss of affiliated companies, net of tax.......................................      (34.3)     (18.3)
  Minority interest........................................................................       (0.3)       0.6
                                                                                             ---------  ---------
Earnings (loss) from continuing operations.................................................      127.7     (219.7)

Discontinued operations (Note 5):
  Loss, net of tax.........................................................................         --      (59.9)
  Gain on dispositions.....................................................................         --        0.3
                                                                                             ---------  ---------
Net earnings (loss) before extraordinary loss..............................................      127.7     (279.3)
  Extraordinary loss, net of tax...........................................................      (23.5)        --
                                                                                             ---------  ---------

Net earnings (loss)........................................................................      104.2     (279.3)
  Cumulative convertible preferred stock dividend requirement..............................       (0.4)     (30.0)
  Premium on repurchase of preferred stock.................................................      (12.0)        --
                                                                                             ---------  ---------
Net earnings (loss) attributable to common stock...........................................  $    91.8  $  (309.3)
                                                                                             =========  =========

Earnings (loss) per common share:
Basic:
  Net earnings (loss) from continuing operations...........................................  $    0.17  $   (0.35)
  Net earnings (loss)......................................................................  $    0.13  $   (0.43)

Diluted:
  Net earnings (loss) from continuing operations...........................................  $    0.16  $   (0.35)
  Net earnings (loss)......................................................................  $    0.13  $   (0.43)

Weighted average number of common shares:
  Basic....................................................................................      693.4      711.8
  Diluted..................................................................................      708.1      711.8

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (UNAUDITED; IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          JUNE 30,   DECEMBER 31,
                                                                                            1999         1998
                                                                                         ----------  ------------
                                        ASSETS
Current Assets:
  Cash and cash equivalents............................................................  $    616.0   $    767.3
  Receivables, less allowances of $109.7 (1999)
    and $98.7 (1998)...................................................................     1,577.6      1,759.1
  Inventory (Note 6)...................................................................     1,738.5      1,805.5
  Other current assets.................................................................       883.2        732.6
                                                                                         ----------   ----------
      Total current assets.............................................................     4,815.3      5,064.5
                                                                                         ----------   ----------
Property and equipment, at cost........................................................     4,912.7      4,537.0
  Less accumulated depreciation........................................................     1,663.9      1,457.5
                                                                                         ----------   ----------
      Net property and equipment.......................................................     3,248.8      3,079.5
                                                                                         ----------   ----------
Inventory (Note 6).....................................................................     2,667.6      2,470.8
Intangibles, at amortized cost.........................................................    11,489.7     11,557.3
Other assets...........................................................................     1,582.0      1,441.0
                                                                                         ----------   ----------
                                                                                         $ 23,803.4   $ 23,613.1
                                                                                         ==========   ==========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.....................................................................  $    420.7   $    499.2
  Accrued compensation.................................................................       287.7        410.3
  Participants' share, residuals and royalties payable.................................     1,094.3      1,227.5
  Income tax payable...................................................................       195.5        526.5
  Current portion of long-term debt (Note 7)...........................................       328.2        377.2
  Accrued expenses and other...........................................................     1,961.1      2,591.9
                                                                                         ----------   ----------
      Total current liabilities........................................................     4,287.5      5,632.6
                                                                                         ----------   ----------
Long-term debt (Note 7)................................................................     6,424.3      3,813.4
Other liabilities......................................................................     1,876.8      2,117.5
Commitments and contingencies (Note 8)
Shareholders' Equity:
  Convertible Preferred Stock, par value $.01 per share; 200.0 shares
    authorized; 12.0 (1998) shares issued and outstanding..............................          --        600.0
  Class A Common Stock, par value $.01 per share; 200.0 shares
    authorized; 140.5 (1999) and 141.6 (1998) shares issued............................         1.4          1.4
  Class B Common Stock, par value $.01 per share; 1,000.0 shares
    authorized; 594.8 (1999) and 591.9 (1998) shares issued............................         5.9          5.9
  Additional paid-in capital...........................................................    10,593.2     10,574.7
  Retained earnings....................................................................     2,017.9      1,932.9
  Accumulated other comprehensive loss (Note 1)........................................       (42.5)       (67.1)
                                                                                         ----------   ----------
                                                                                           12,575.9     13,047.8
Less treasury stock, at cost; 46.8 (1999) and 38.5 (1998) shares.......................     1,361.1        998.2
                                                                                         ----------   ----------
      Total shareholders' equity.......................................................    11,214.8     12,049.6
                                                                                         ----------   ----------
                                                                                         $ 23,803.4   $ 23,613.1
                                                                                         ==========   ==========

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (UNAUDITED; IN MILLIONS)

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1999       1998
                                                                                              ---------  ---------
OPERATING ACTIVITIES:
Net earnings (loss).........................................................................  $   104.2  $  (279.3)
Adjustments to reconcile net earnings (loss) to net cash flow from operating activities:
  Depreciation and amortization.............................................................      397.1      464.9
  Distribution from affiliated companies....................................................       14.4       10.2
  Gain on sale of investment................................................................         --      (10.7)
  Equity in loss of affiliated companies....................................................       34.3       18.3
  Change in operating assets and liabilities:
    Decrease in receivables.................................................................      181.5      455.5
    Decrease (increase) in inventory and related programming liabilities, net...............     (266.6)     244.7
    Increase in prepaid expenses and other current assets...................................     (167.2)     (15.3)
    Decrease (increase) in unbilled receivables.............................................      (14.3)      46.5
    Decrease in accounts payable and accrued expenses.......................................     (835.3)    (365.0)
    Decrease in taxes payable and deferred income taxes, net................................     (351.4)    (738.3)
    Increase in deferred income.............................................................       38.2       15.0
    Other, net..............................................................................      (40.8)      86.1
                                                                                              ---------  ---------
Net cash flow from operating activities.....................................................     (905.9)     (67.4)
                                                                                              ---------  ---------
INVESTING ACTIVITIES:
  Capital expenditures......................................................................     (320.4)    (264.0)
  Acquisitions, net of cash acquired........................................................     (277.4)     (72.8)
  Investments in and advances to affiliated companies.......................................      (84.4)     (51.0)
  Proceeds from sales of short-term investments.............................................      222.5       53.4
  Purchases of short-term investments.......................................................     (215.3)     (48.8)
  Other, net................................................................................         --        4.0
                                                                                              ---------  ---------
Net cash flow from investing activities.....................................................     (675.0)    (379.2)
                                                                                              ---------  ---------
FINANCING ACTIVITIES:
  Borrowings from banks, net................................................................    2,776.6      883.9
  Repurchase of Preferred Stock.............................................................     (612.0)        --
  Purchase of treasury stock and warrants...................................................     (402.3)        --
  Repayment of notes and debentures.........................................................     (323.1)    (400.0)
  Payment of capital lease obligations......................................................      (44.5)     (35.6)
  Proceeds from exercise of stock options and warrants......................................       42.4       71.7
  Other, net................................................................................       (7.5)     (29.8)
                                                                                              ---------  ---------
Net cash flow from financing activities.....................................................    1,429.6      490.2
                                                                                              ---------  ---------
  Net increase (decrease) in cash and cash equivalents......................................     (151.3)      43.6
  Cash and cash equivalents at beginning of the period......................................      767.3      292.3
                                                                                              ---------  ---------
Cash and cash equivalents at end of period..................................................  $   616.0  $   335.9
                                                                                              =========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash payments for interest, net of amounts capitalized....................................  $   236.5  $   315.1
  Cash payments for income taxes............................................................  $   524.3  $   620.2
NON CASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired under capitalized leases..................................  $   117.5  $    17.6

                See notes to consolidated financial statements.

                          VIACOM INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

1) BASIS OF PRESENTATION

    Viacom Inc. (the "Company") is a diversified entertainment company with operations in six segments: (i) Networks, (ii) Entertainment, (iii) Video, (iv) Parks, (v) Publishing and (vi) Online. See Note 5 regarding the presentation of discontinued operations.

    The accompanying unaudited consolidated financial statements of the Company have been prepared pursuant to the rules of the Securities and Exchange Commission. These financial statements should be read in conjunction with the more detailed financial statements and notes thereto included in the Company's most recent annual report on Form 10-K.

    In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position and results of operations and cash flows of the Company for the periods presented. Certain previously reported amounts have been reclassified to conform with the current presentation.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET EARNINGS (LOSS) PER COMMON SHARE--Basic earnings per share ("EPS") is computed by dividing the net earnings applicable to common shares by the weighted average of common shares outstanding during the period. Diluted EPS adjusts the basic weighted average of common shares outstanding by the assumed conversion of convertible securities and exercise of stock options only in the periods in which such effect would have been dilutive. Prior period amounts have been adjusted to reflect the effect of the 2-for-1 stock split (see Note 3). The table below presents a reconciliation of weighted average shares used in the calculation of basic and diluted EPS:

                                                                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                        JUNE 30,              JUNE 30,
                                                                                  --------------------  --------------------
                                                                                    1999       1998       1999       1998
                                                                                  ---------  ---------  ---------  ---------
Weighted average shares for basic EPS...........................................      690.6      713.2      693.4      711.8
Incremental shares for stock options & warrants.................................       14.4         --       14.7         --
                                                                                  ---------  ---------  ---------  ---------
Weighted average shares for diluted EPS.........................................      705.0      713.2      708.1      711.8
                                                                                  =========  =========  =========  =========

COMPREHENSIVE INCOME (LOSS)--Total comprehensive income (loss) for the Company includes net income and other comprehensive income items including unrealized gain (loss) on securities, cumulative translation adjustments and minimum pension liability adjustments. Total comprehensive income (loss) for the three months ended June 30, 1999 and 1998 was $62.1 million and $(297.8) million, respectively, and for the six months ended June 30, 1999 and 1998 was $128.8 million and $(277.8) million, respectively.

2) SUBSEQUENT EVENTS

    On July 19, 1999, Blockbuster Inc., a wholly owned subsidiary of the Company, amended a previously filed registration statement on Form S-1 with the Securities and Exchange Commission for a proposed

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

2) SUBSEQUENT EVENTS (CONTINUED)
initial public offering of 31 million shares of Blockbuster's Class A common stock, representing approximately 17.7% of its shares. The underwriters will be granted an option to acquire up to an additional 4.65 million shares to cover over-allotments. It is currently estimated that the initial public offering price will be between $16 and $18 per share. Blockbuster will use the net proceeds of the offering to repay outstanding indebtedness under its credit agreement.

    On July 7, 1999, the Viacom Five-Year Warrants expired. The Company received proceeds of approximately $317 million and issued approximately 9.0 million shares of its Class B Common Stock in connection with the exercise of 4.5 million warrants issued as part of the 1994 acquisition of Paramount Communications.

3) STOCK TRANSACTIONS AND ACQUISITIONS

    On March 24, 1999, the Company initiated a repurchase program which was subsequently expanded, to acquire up to $600 million of the Company's common stock and warrants. As of June 30, 1999, the Company had repurchased 25,000 shares of Class A Common Stock, 8,825,800 shares of Class B Common Stock and 1,095,900 Viacom Five-Year Warrants, which expired July 7, 1999, for $393.1 million in the aggregate. During the period June 30 through July 28, 1999, the Company repurchased 690,000 shares of Class B Common Stock and the cumulative repurchase program totaled $423.4 million in the aggregate.

    The Board of Directors of the Company declared a 2-for-1 common stock split in the form of a dividend. The additional shares were issued on March 31, 1999 to shareholders of record on March 15, 1999. All common share and per share amounts have been adjusted to reflect the stock split for all periods presented.

    On June 21, 1999, the Company completed its tender offer for all outstanding shares of Spelling Entertainment Group Inc. ("Spelling") common stock that it did not already own for $9.75 per share in cash. The tendered shares, along with the shares already owned by the Company, represented approximately 97% of all of the issued and outstanding shares of Spelling. The tender offer was made under the terms of a merger agreement between the Company and Spelling. On June 23, 1999, the Company acquired the remaining outstanding shares of Spelling, approximately 3%, through a merger of Spelling and a wholly owned subsidiary of the Company. As a result of the merger, each share of Spelling common stock was also converted into the right to receive $9.75 in cash. The total consideration for tendered shares and merger was approximately $176 million. The Company has begun the process of integrating certain operations of Spelling into Paramount Television.

4) RECEIVABLES

    As of June 30, 1999, the Company had an aggregate of $363.3 million outstanding under revolving receivable securitization programs. Proceeds from the sale of these receivables were used to reduce outstanding borrowings. The resulting loss on the sale of receivables was not material to the Company's financial position and results of operations.

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

5) DISCONTINUED OPERATIONS

    In accordance with Accounting Principles Board Opinion 30, "Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company has presented its educational, professional and reference publishing businesses ("Non-Consumer Publishing") and its music retail stores ("Music") as discontinued operations, as these businesses were sold on November 27, 1998 and October 26, 1998, respectively.

    The gain on dispositions for the three and six months ended June 30, 1998 represents the reversal of cable split-off reserves that were no longer required.

    Summarized financial results of discontinued operations are as follows:

                                                                                  NON-CONSUMER
                                                                                   PUBLISHING       MUSIC      TOTAL
                                                                                 ---------------  ---------  ---------
For the three months ended June 30, 1998:
Revenues.......................................................................     $   422.0     $   122.6  $   544.6
Loss from operations before income taxes.......................................         (21.6)         (6.8)     (28.4)
Benefit for income taxes.......................................................          12.1           2.6       14.7
Net loss.......................................................................          (9.5)         (4.2)     (13.7)

For the six months ended June 30, 1998:
Revenues.......................................................................     $   690.5     $   255.9  $   946.4
Loss from operations before income taxes.......................................        (113.1)        (16.4)    (129.5)
Benefit for income taxes.......................................................          63.3           6.3       69.6
Net loss.......................................................................         (49.8)        (10.1)     (59.9)

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

6) INVENTORY

                                                                                  JUNE 30, 1999  DECEMBER 31, 1998
                                                                                  -------------  -----------------
Merchandise inventory, including sell-through videocassettes....................   $     303.9      $     381.9
Videocassette rental inventory..................................................         457.8            404.1
Publishing:
  Finished goods................................................................          68.9             59.7
  Work in process...............................................................           6.6              6.9
  Raw materials.................................................................           3.6              2.5
Other...........................................................................          28.8             17.7
                                                                                   -----------      -----------
                                                                                         869.6            872.8
  Less current portion..........................................................         411.8            468.7
                                                                                   -----------      -----------
                                                                                         457.8            404.1
                                                                                   -----------      -----------
Theatrical and television inventory:
  Theatrical and television productions:
    Released....................................................................       1,828.1          1,800.4
    Completed, not released.....................................................          38.5             35.9
    In process and other........................................................         381.8            321.0
  Program rights................................................................       1,288.1          1,246.2
                                                                                   -----------      -----------
                                                                                       3,536.5          3,403.5
  Less current portion..........................................................       1,326.7          1,336.8
                                                                                   -----------      -----------
                                                                                       2,209.8          2,066.7
                                                                                   -----------      -----------
Total Current Inventory.........................................................   $   1,738.5      $   1,805.5
                                                                                   ===========      ===========
Total Non-Current Inventory.....................................................   $   2,667.6      $   2,470.8
                                                                                   ===========      ===========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

7) LONG-TERM DEBT

    The following table sets forth the Company's long-term debt, net of current portion:

                                                                                  JUNE 30, 1999  DECEMBER 31, 1998
                                                                                  -------------  -----------------
Notes payable to banks..........................................................   $   3,646.8      $     868.5
5.875% Senior Notes due 2000, net of unamortized discount of $.1 (1999) and $.2
  (1998)........................................................................         149.9            149.8
7.5% Senior Notes due 2002, net of unamortized discount of $1.1 (1999) and $1.3
  (1998)........................................................................         248.9            248.7
6.75% Senior Notes due 2003, net of unamortized discount of $.2 (1999 and
  1998).........................................................................         349.8            349.8
7.75% Senior Notes due 2005, net of unamortized discount of $5.5 (1999) and $5.9
  (1998)........................................................................         965.5            965.0
7.625% Senior Debentures due 2016, net of unamortized discount of $1.2 (1999 and
  1998).........................................................................         198.8            198.7
8.25% Senior Debentures due 2022, net of unamortized discount of $2.5 (1999) and
  $2.6 (1998)...................................................................         247.5            247.4
7.5% Senior Debentures due 2023, net of unamortized discount of $.4 (1999) and
  $.5 (1998)....................................................................         149.6            149.5
10.25% Senior Subordinated Notes due 2001.......................................          35.3             36.3
8.0% Merger Debentures due 2006, net of unamortized discount of $15.8 (1999) and
  $44.1 (1998)..................................................................         194.2            475.2
Other Notes.....................................................................            --               .3
Obligations under capital leases................................................         566.2            501.4
                                                                                   -----------      -----------
                                                                                       6,752.5          4,190.6
Less current portion............................................................         328.2            377.2
                                                                                   -----------      -----------
                                                                                   $   6,424.3      $   3,813.4
                                                                                   ===========      ===========

    On July 7, 1999, the Company completed the redemption of the remaining $210 million principal amount of its 8.0% Merger Debentures.

    On June 21, 1999, Blockbuster Inc. entered into a $1.9 billion unsecured credit agreement (the "Blockbuster Credit Agreement") with a syndicate of banks. The Blockbuster Credit Agreement is comprised of a $700 million revolving loan due July 1, 2004, a $600 million term loan due in quarterly installments beginning April 1, 2002 and ending July 1, 2004, and a $600 million revolving loan due June 19, 2000. A varying commitment fee is charged on the unused amount of the revolving loans. Interest rates are based on the prime rate or LIBOR at Blockbuster's option at the time of borrowing.

    The Blockbuster Credit Agreement contains covenants, which, among other things, relates to the payment of dividends, repurchase of Blockbuster's common stock or other distributions and also requires compliance with financial covenants with respect to a maximum leverage ratio and a minimum fixed charge ratio.

    On June 23, 1999, Blockbuster Inc. borrowed $1.6 billion, comprised of $400 million borrowed under the long-term revolving loan, $600 million borrowed under the term loan, and $600 million under the

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

7) LONG-TERM DEBT (CONTINUED)
short-term revolving loan. The weighted average interest rates at June 30, 1999 for these borrowings are 6.9%, 6.9%, and 6.8%, respectively. The proceeds of the borrowings were used to pay amounts owed to the Company. The Company used such proceeds to permanently reduce its commitments under the March 1997 Credit Agreements by $1.139 billion.

    On May 21, 1999, the Company amended the March 1997 Credit Agreements to, among other things, provide for the Blockbuster Credit Agreement.

    On May 6, 1999, the 364-day film financing credit agreement, guaranteed by Viacom International Inc. and the Company, was paid in full and on May 7, 1999, the credit agreement terminated.

    As of June 30, 1999, the Company's scheduled maturities of indebtedness through December 31, 2003, assuming full utilization of the March 1997 Credit Agreements, as amended, and the Blockbuster Credit Agreement are $245.2 million
(1999), $1.6 billion (2000), $1.8 billion (2001), $2.2 billion (2002) and $625.0 million (2003). The Company's maturities of long-term debt outstanding at June 30, 1999, excluding capital leases, are $245.2 million (1999), $882.5 million
(2000), $304.6 million (2001), $2.0 billion (2002) and $625.0 million (2003).
The Company has classified certain short-term indebtedness as long-term debt based upon its intent and ability to refinance such indebtedness on a long-term basis.

8) COMMITMENTS AND CONTINGENCIES

    The commitments of the Company for program license fees, which are not reflected in the balance sheet as of June 30, 1999 and are estimated to aggregate $1.2 billion, principally reflect Showtime Networks Inc.'s ("SNI's") commitments of $918.9 million for the acquisition of programming rights and the production of original programming, and exclude intersegment commitments between the Networks and Entertainment segments of $847.2 million. The estimate is based upon a number of factors. A majority of such fees are payable over several years, as part of normal programming expenditures of SNI. These commitments to acquire programming rights are contingent upon delivery of motion pictures which are not yet available for premium television exhibition and, in many cases, have not yet been produced.

9) PROVISION FOR INCOME TAXES

    The provision for income taxes represents federal, state and foreign income taxes on earnings before income taxes. The estimated effective tax rates of 55.5% for 1999 and 54.7% for 1998 were both adversely affected by amortization of intangibles in excess of the amounts deductible for tax purposes. Excluding the non-deductible amortization of intangibles, the estimated effective tax rates would have been 37.7% for 1999 and 28.1% for 1998.

    Due to the unusual nature of the 1998 second quarter charge associated with the change in accounting for rental tape amortization, the full income tax effect is reflected in the second quarter 1998 tax provision and is excluded from the estimated annual effective tax rate.

10) OPERATING SEGMENTS

    The following table sets forth the Company's financial performance by operating segment. Prior period results have been reclassified to conform to the new presentation. Intersegment revenues, recorded at fair market value, of the Entertainment segment were $58.8 million and $108.4 million for the three and

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

10) OPERATING SEGMENTS (CONTINUED)
six months ended June 30, 1999 and $25.7 million and $56.0 million for the three and six months ended June 30, 1998, respectively. All other intersegment revenues were immaterial for each of the periods presented.

                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           JUNE 30,              JUNE 30,
                                                                     --------------------  --------------------
                                                                       1999       1998       1999       1998
                                                                     ---------  ---------  ---------  ---------
REVENUES:
Networks...........................................................  $   704.4  $   597.3  $ 1,368.2  $ 1,142.0
Entertainment......................................................    1,025.2    1,043.1    2,117.5    2,162.0
Video..............................................................    1,041.7      890.0    2,154.7    1,821.2
Parks..............................................................      148.4      151.2      158.9      164.0
Publishing.........................................................      145.8      122.5      268.5      230.9
Online.............................................................        5.2        2.5        9.9        4.7
Intercompany eliminations..........................................      (67.4)     (27.3)    (123.3)     (59.9)
                                                                     ---------  ---------  ---------  ---------
  Total revenues...................................................  $ 3,003.3  $ 2,779.3  $ 5,954.4  $ 5,464.9
                                                                     =========  =========  =========  =========

EBITDA:
Networks...........................................................  $   219.3  $   175.1  $   420.8  $   325.4
Entertainment......................................................      165.8      153.5      328.6      327.3
Video..............................................................      104.5     (359.2)     249.6     (192.0)
Parks..............................................................       28.6       27.5       25.9       25.4
Publishing.........................................................       16.9        9.6       22.6       14.0
Online.............................................................       (6.0)      (0.2)      (7.0)       0.3
                                                                     ---------  ---------  ---------  ---------
  Total segment EBITDA.............................................      529.1        6.3    1,040.5      500.4

RECONCILIATION TO OPERATING INCOME:
Corporate/Eliminations.............................................      (46.8)     (39.8)     (83.6)     (73.7)
Depreciation and amortization......................................     (200.0)    (191.9)    (397.1)    (378.7)
                                                                     ---------  ---------  ---------  ---------
  Total operating income...........................................  $   282.3  $  (225.4) $   559.8  $    48.0
                                                                     =========  =========  =========  =========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

    Viacom International Inc. ("Viacom International") is a wholly owned subsidiary of the Company. The Company has fully and unconditionally guaranteed Viacom International debt securities. The Company has determined that separate financial statements and other disclosures concerning Viacom International are not material to investors. The following condensed consolidating financial statements present the results of operations, financial position and cash flows of the Company, Viacom International (in each case, carrying investments in Non-Guarantor Affiliates under the equity method), the direct and indirect Non-Guarantor Affiliates of the Company, and the eliminations necessary to arrive at the information for the Company on a consolidated basis. Certain prior year equity eliminations have been reclassified to conform with the current period presentation.

                                                                  THREE MONTHS ENDED JUNE 30, 1999
                                                  -----------------------------------------------------------------
                                                                               NON-                       VIACOM
                                                   VIACOM       VIACOM       GUARANTOR                     INC.
                                                    INC.     INTERNATIONAL  AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                  ---------    ---------     ---------    ----------    ----------
Revenues........................................  $    10.2    $   485.4     $ 2,616.3    $   (108.6)   $  3,003.3

Expenses:
  Operating.....................................        9.0        158.6       1,876.4        (108.6)      1,935.4
  Selling, general and administrative...........        0.4        189.5         395.7            --         585.6
  Depreciation and amortization.................        0.9         21.6         177.5            --         200.0
                                                  ---------    ---------     ---------    ----------    ----------
      Total expenses............................       10.3        369.7       2,449.6        (108.6)      2,721.0
                                                  ---------    ---------     ---------    ----------    ----------
Operating income (loss).........................       (0.1)       115.7         166.7            --         282.3

Other income (expense):
  Interest expense, net.........................      (96.1)        27.3         (37.3)           --        (106.1)
  Other items, net..............................       (5.1)         5.6           6.1            --           6.6
                                                  ---------    ---------     ---------    ----------    ----------
Earnings (loss) from continuing operations
  before income taxes...........................     (101.3)       148.6         135.5            --         182.8
  Benefit (provision) for income taxes..........       41.5        (60.9)        (85.7)           --        (105.1)
  Equity in earnings (loss) of affiliated
    companies, net of tax.......................      119.1         31.4         (23.9)       (144.8)        (18.2)
  Minority interest.............................         --           --          (0.2)           --          (0.2)
                                                  ---------    ---------     ---------    ----------    ----------
Net earnings....................................  $    59.3    $   119.1     $    25.7    $   (144.8)   $     59.3
                                                  =========    =========     =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                   SIX MONTHS ENDED JUNE 30, 1999
                                                  -----------------------------------------------------------------
                                                                               NON-                       VIACOM
                                                   VIACOM       VIACOM       GUARANTOR                     INC.
                                                    INC.     INTERNATIONAL  AFFILIATES   ELIMINATIONS  CONSOLIDATED
                                                  ---------    ---------     ---------    ----------    ----------
Revenues........................................  $    19.3    $   937.7     $ 5,114.4    $   (117.0)   $  5,954.4

Expenses:
  Operating.....................................       18.5        306.9       3,679.2        (117.0)      3,887.6
  Selling, general and administrative...........        1.2        358.4         750.3            --       1,109.9
  Depreciation and amortization.................        1.8         44.0         351.3            --         397.1
                                                  ---------    ---------     ---------    ----------    ----------
      Total expenses............................       21.5        709.3       4,780.8        (117.0)      5,394.6
                                                  ---------    ---------     ---------    ----------    ----------

Operating income (loss).........................       (2.2)       228.4         333.6            --         559.8

Other income (expense):
  Interest expense, net.........................     (177.4)        50.2         (73.2)           --        (200.4)
  Other items, net..............................      (10.5)         5.0          10.8            --           5.3
                                                  ---------    ---------     ---------    ----------    ----------
Earnings (loss) from continuing operations
  before income taxes...........................     (190.1)       283.6         271.2            --         364.7
  Benefit (provision) for income taxes..........       77.9       (116.2)       (164.1)           --        (202.4)
  Equity in earnings (loss) of affiliated
    companies, net of tax.......................      239.6         72.5         (43.8)       (302.6)        (34.3)
  Minority interest.............................         --           --          (0.3)           --          (0.3)
                                                  ---------    ---------     ---------    ----------    ----------
Net earnings before extraordinary loss..........      127.4        239.9          63.0        (302.6)        127.7
  Extraordinary loss, net of tax................      (23.2)        (0.3)           --            --         (23.5)
                                                  ---------    ---------     ---------    ----------    ----------
Net earnings....................................      104.2        239.6          63.0        (302.6)        104.2
  Cumulative convertible preferred stock
    dividend requirement........................       (0.4)          --            --            --          (0.4)
  Premium on repurchase of preferred stock......      (12.0)          --            --            --         (12.0)
                                                  ---------    ---------     ---------    ----------    ----------
Net earnings attributable to common stock.......  $    91.8    $   239.6     $    63.0    $   (302.6)   $     91.8
                                                  =========    =========     =========    ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                  THREE MONTHS ENDED JUNE 30, 1998
                                                  -----------------------------------------------------------------
                                                                              NON-                        VIACOM
                                                   VIACOM       VIACOM      GUARANTOR                      INC.
                                                    INC.     INTERNATIONAL AFFILIATES   ELIMINATIONS   CONSOLIDATED
                                                  ---------   ----------    ---------     ---------     ----------
Revenues........................................  $    10.5   $    392.0    $ 2,383.6     $    (6.8)    $  2,779.3

Expenses:
  Operating.....................................        7.2        138.3      2,170.7          (6.8)       2,309.4
  Selling, general and administrative...........        0.4        152.2        350.8            --          503.4
  Depreciation and amortization.................        0.6         23.3        168.0            --          191.9
                                                  ---------   ----------    ---------     ---------     ----------
      Total expenses............................        8.2        313.8      2,689.5          (6.8)       3,004.7
                                                  ---------   ----------    ---------     ---------     ----------

Operating income (loss).........................        2.3         78.2       (305.9)           --         (225.4)

Other income (expense):
  Interest expense, net.........................     (137.3)        (9.1)       (10.2)           --         (156.6)
  Other items, net..............................       (6.5)        (0.7)        (0.9)           --           (8.1)
                                                  ---------   ----------    ---------     ---------     ----------
Earnings (loss) from continuing operations
  before income taxes...........................     (141.5)        68.4       (317.0)           --         (390.1)
  Benefit (provision) for income taxes..........       56.7        (27.2)       103.5            --          133.0
  Equity in loss of affiliated companies, net of
    tax.........................................     (195.9)      (237.4)       (14.2)        436.9          (10.6)
  Minority interest.............................         --           --          0.4            --            0.4
                                                  ---------   ----------    ---------     ---------     ----------
Loss from continuing operations.................     (280.7)      (196.2)      (227.3)        436.9         (267.3)
Discontinued operations:
  Loss from discontinued operations.............         --           --        (13.7)           --          (13.7)
  Gain on dispositions..........................         --          0.3           --            --            0.3
                                                  ---------   ----------    ---------     ---------     ----------
Net loss........................................     (280.7)      (195.9)      (241.0)        436.9         (280.7)
  Cumulative convertible preferred stock
    dividend requirement........................      (15.0)          --           --            --          (15.0)
                                                  ---------   ----------    ---------     ---------     ----------
Net loss attributable to common stock...........  $  (295.7)  $   (195.9)   $  (241.0)    $   436.9     $   (295.7)
                                                  =========   ==========    =========     =========     ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                   SIX MONTHS ENDED JUNE 30, 1998
                                                  -----------------------------------------------------------------
                                                                              NON-                        VIACOM
                                                   VIACOM       VIACOM      GUARANTOR                      INC.
                                                    INC.     INTERNATIONAL AFFILIATES   ELIMINATIONS   CONSOLIDATED
                                                  ---------   ----------    ---------     ---------     ----------
Revenues........................................  $    20.6   $    737.9    $ 4,719.2     $   (12.8)    $  5,464.9

Expenses:
  Operating.....................................       17.4        263.3      3,845.7         (12.8)       4,113.6
  Selling, general and administrative...........        1.4        270.9        652.3            --          924.6
  Depreciation and amortization.................        1.2         41.7        335.8            --          378.7
                                                  ---------   ----------    ---------     ---------     ----------
      Total expenses............................       20.0        575.9      4,833.8         (12.8)       5,416.9
                                                  ---------   ----------    ---------     ---------     ----------

Operating income (loss).........................        0.6        162.0       (114.6)           --           48.0

Other income (expense):
  Interest expense, net.........................     (264.8)       (21.0)       (24.9)           --         (310.7)
  Other items, net..............................       (9.1)         8.1         (3.5)           --           (4.5)
                                                  ---------   ----------    ---------     ---------     ----------
Earnings (loss) from continuing operations
  before income taxes...........................     (273.3)       149.1       (143.0)           --         (267.2)
  Benefit (provision) for income taxes..........      112.0        (61.1)        14.3            --           65.2
  Equity in loss of affiliated companies, net of
    tax.........................................     (118.0)      (207.5)       (25.2)        332.4          (18.3)
  Minority interest.............................         --          1.2         (0.6)           --            0.6
                                                  ---------   ----------    ---------     ---------     ----------
Loss from continuing operations.................     (279.3)      (118.3)      (154.5)        332.4         (219.7)
Discontinued operations:
  Loss from discontinued operations.............         --           --        (59.9)           --          (59.9)
  Gain on dispositions..........................         --          0.3           --            --            0.3
                                                  ---------   ----------    ---------     ---------     ----------
Net loss........................................     (279.3)      (118.0)      (214.4)        332.4         (279.3)
  Cumulative convertible preferred stock
    dividend requirement........................      (30.0)          --           --            --          (30.0)
                                                  ---------   ----------    ---------     ---------     ----------
Net loss attributable to common stock...........  $  (309.3)  $   (118.0)   $  (214.4)    $   332.4     $   (309.3)
                                                  =========   ==========    =========     =========     ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                        JUNE 30, 1999
                                              -----------------------------------------------------------------
                                                                            NON-
                                                VIACOM        VIACOM     GUARANTOR                 VIACOM INC.
                                                 INC.      INTERNATIONAL AFFILIATES  ELIMINATIONS  CONSOLIDATED
                                              -----------   ----------   ----------   ----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents.................  $      10.3   $    452.4   $    153.3   $       --    $    616.0
  Receivables, net..........................          9.1        303.7      1,337.4        (72.6)      1,577.6
  Inventory.................................         11.5        154.5      1,572.5           --       1,738.5
  Other current assets......................          1.2        235.7        646.3           --         883.2
                                              -----------   ----------   ----------   ----------    ----------
      Total current assets..................         32.1      1,146.3      3,709.5        (72.6)      4,815.3
Property and equipment, at cost.............         14.1        632.9      4,265.7           --       4,912.7
  Less accumulated depreciation.............          3.7        209.8      1,450.4           --       1,663.9
                                              -----------   ----------   ----------   ----------    ----------
      Net property and equipment............         10.4        423.1      2,815.3           --       3,248.8
Inventory...................................           --        447.1      2,220.5           --       2,667.6
Intangibles, at amortized cost..............        107.9        522.0     10,859.8           --      11,489.7
Investments in consolidated
  subsidiaries..............................      6,407.3     15,366.2           --    (21,773.5)           --
Other assets................................         63.0        154.6      1,497.5       (133.1)      1,582.0
                                              -----------   ----------   ----------   ----------    ----------
                                              $   6,620.7   $ 18,059.3   $ 21,102.6   $(21,979.2)   $ 23,803.4
                                              ===========   ==========   ==========   ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................  $        --   $     64.4   $    391.2   $    (34.9)   $    420.7
  Accrued compensation......................           --         67.1        220.6           --         287.7
  Participants' share, residuals and
    royalties payable.......................           --           --      1,094.3           --       1,094.3
  Income tax payable........................        (16.1)       876.0       (128.2)      (536.2)        195.5
  Current portion of long-term debt.........        194.2         18.4        115.6           --         328.2
  Accrued expenses and other................         92.5        641.7      1,334.9       (108.0)      1,961.1
                                              -----------   ----------   ----------   ----------    ----------
      Total current liabilities.............        270.6      1,667.6      3,028.4       (679.1)      4,287.5
                                              -----------   ----------   ----------   ----------    ----------
Long-term debt..............................      3,177.6      1,037.2      2,209.5           --       6,424.3
Other liabilities...........................    (12,176.0)     2,593.4      7,505.5      3,953.9       1,876.8
Shareholders' equity:
  Preferred Stock...........................           --        104.1         20.4       (124.5)           --
  Common Stock..............................          7.3        230.4      1,907.4     (2,137.8)          7.3
  Additional paid-in capital................     10,593.2      7,334.6      6,540.2    (13,874.8)     10,593.2
  Retained earnings.........................      6,109.1      5,061.5        (35.8)    (9,116.9)      2,017.9
  Accumulated other comprehensive income
    (loss)..................................           --         30.5        (73.0)          --         (42.5)
                                              -----------   ----------   ----------   ----------    ----------
                                                 16,709.6     12,761.1      8,359.2    (25,254.0)     12,575.9
  Less treasury stock, at cost..............      1,361.1           --           --           --       1,361.1
                                              -----------   ----------   ----------   ----------    ----------
      Total shareholders' equity............     15,348.5     12,761.1      8,359.2    (25,254.0)     11,214.8
                                              -----------   ----------   ----------   ----------    ----------
                                              $   6,620.7   $ 18,059.3   $ 21,102.6   $(21,979.2)   $ 23,803.4
                                              ===========   ==========   ==========   ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                       DECEMBER 31, 1998
                                                ----------------------------------------------------------------
                                                                             NON-
                                                  VIACOM       VIACOM     GUARANTOR                 VIACOM INC.
                                                   INC.     INTERNATIONAL AFFILIATES  ELIMINATIONS  CONSOLIDATED
                                                ----------   ----------   ----------   ----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents...................  $    406.4   $    189.5   $    171.4   $       --    $    767.3
  Receivables, net............................         9.5        319.5      1,458.0        (27.9)      1,759.1
  Inventory...................................        11.5        131.9      1,662.1           --       1,805.5
  Other current assets........................         0.9        160.9        570.8           --         732.6
                                                ----------   ----------   ----------   ----------    ----------
      Total current assets....................       428.3        801.8      3,862.3        (27.9)      5,064.5

Property and equipment........................        13.6        602.3      3,921.1           --       4,537.0
  Less accumulated depreciation...............         3.0        188.6      1,265.9           --       1,457.5
                                                ----------   ----------   ----------   ----------    ----------
      Net property and equipment..............        10.6        413.7      2,655.2           --       3,079.5

Inventory.....................................          --        400.1      2,070.7           --       2,470.8
Intangibles, at amortized cost................       109.4        530.9     10,917.0           --      11,557.3
Investments in consolidated subsidiaries......     5,796.0     15,701.9           --    (21,497.9)           --
Other assets..................................        83.4      1,541.4      1,795.3     (1,979.1)      1,441.0
                                                ----------   ----------   ----------   ----------    ----------
                                                $  6,427.7   $ 19,389.8   $ 21,300.5   $(23,504.9)   $ 23,613.1
                                                ==========   ==========   ==========   ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................  $       --   $     68.0   $    474.4   $    (43.2)   $    499.2
  Accrued compensation........................          --        144.4        265.9           --         410.3
  Participants' share, residuals and royalties
    payable...................................          --           --      1,227.5           --       1,227.5
  Income taxes payable........................          --      1,257.5       (139.7)      (591.3)        526.5
  Current portion of long-term debt...........       282.4         13.5         81.3           --         377.2
  Accrued expenses and other..................       612.7        663.6      1,351.5        (35.9)      2,591.9
                                                ----------   ----------   ----------   ----------    ----------
      Total current liabilities...............       895.1      2,147.0      3,260.9       (670.4)      5,632.6
                                                ----------   ----------   ----------   ----------    ----------

Long-term debt................................     2,214.6      1,050.4        548.4           --       3,813.4
Other liabilities.............................   (12,834.8)     3,458.2      9,008.6      2,485.5       2,117.5

Shareholders' equity:
  Preferred Stock.............................       600.0        104.1         20.4       (124.5)        600.0
  Common Stock................................         7.3        228.7      1,985.3     (2,214.0)          7.3
  Additional paid-in capital..................    10,519.6      7,545.4      6,676.9    (14,167.2)     10,574.7
  Retained earnings...........................     6,024.1      4,821.9        (98.8)    (8,814.3)      1,932.9
  Accumulated other comprehensive income
    (loss)....................................          --         34.1       (101.2)          --         (67.1)
                                                ----------   ----------   ----------   ----------    ----------
                                                  17,151.0     12,734.2      8,482.6    (25,320.0)     13,047.8
  Less treasury stock, at cost................       998.2           --           --           --         998.2
                                                ----------   ----------   ----------   ----------    ----------
      Total shareholders' equity..............    16,152.8     12,734.2      8,482.6    (25,320.0)     12,049.6
                                                ----------   ----------   ----------   ----------    ----------
                                                $  6,427.7   $ 19,389.8   $ 21,300.5   $(23,504.9)   $ 23,613.1
                                                ==========   ==========   ==========   ==========    ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                    SIX MONTHS ENDED JUNE 30, 1999
                                                  -------------------------------------------------------------------
                                                                              NON-
                                                   VIACOM       VIACOM      GUARANTOR                    VIACOM INC.
                                                    INC.     INTERNATIONAL AFFILIATES    ELIMINATIONS    CONSOLIDATED
                                                  ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM OPERATING ACTIVITIES.........  $  (379.1)  $   (242.7)   $  (284.1)     $      --      $   (905.9)

INVESTING ACTIVITIES:
  Capital expenditures..........................         --        (50.6)      (269.8)            --          (320.4)
  Acquisitions, net of cash acquired............     (160.9)          --       (116.5)            --          (277.4)
  Investments in and advances to affiliated
    companies...................................         --        (16.2)       (68.2)            --           (84.4)
  Purchases of short-term investments...........         --       (215.3)          --             --          (215.3)
  Proceeds from sales of short-term
    investments.................................         --        222.5           --             --           222.5
                                                  ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM INVESTING ACTIVITIES.........     (160.9)       (59.6)      (454.5)            --          (675.0)
                                                  ---------   ----------    ---------      ---------      ----------

FINANCING ACTIVITIES:
  Net borrowings from banks.....................    1,165.4           --      1,611.2             --         2,776.6
  Repurchase of Preferred Stock.................     (612.0)          --           --             --          (612.0)
  Purchase of treasury stock and warrants.......     (402.3)          --           --             --          (402.3)
  Repayment of notes and debentures.............     (321.6)        (1.5)          --             --          (323.1)
  Payment of capital lease obligations..........         --        (14.9)       (29.6)            --           (44.5)
  Increase (decrease) in intercompany
    payables....................................      279.5        581.6       (861.1)            --              --
  Proceeds from exercise of stock options and
    warrants....................................       42.4           --           --             --            42.4
  Other, net....................................       (7.5)          --           --             --            (7.5)
                                                  ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM FINANCING ACTIVITIES.........      143.9        565.2        720.5             --         1,429.6
                                                  ---------   ----------    ---------      ---------      ----------
  Net increase (decrease) in cash and cash
    equivalents.................................     (396.1)       262.9        (18.1)            --          (151.3)
  Cash and cash equivalents at beginning of
    period......................................      406.4        189.5        171.4             --           767.3
                                                  ---------   ----------    ---------      ---------      ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......  $    10.3   $    452.4    $   153.3      $      --      $    616.0
                                                  =========   ==========    =========      =========      ==========

                          VIACOM INC. AND SUBSIDIARIES

            (TABULAR DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

11) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                                                   SIX MONTHS ENDED JUNE 30, 1998
                                                 -------------------------------------------------------------------
                                                                             NON-
                                                  VIACOM       VIACOM      GUARANTOR                    VIACOM INC.
                                                   INC.     INTERNATIONAL AFFILIATES    ELIMINATIONS    CONSOLIDATED
                                                 ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM OPERATING ACTIVITIES........  $  (183.5)  $   (860.5)   $   976.6      $      --      $    (67.4)
                                                 ---------   ----------    ---------      ---------      ----------

INVESTING ACTIVITIES:
  Capital expenditures.........................         --        (55.4)      (208.6)            --          (264.0)
  Acquisitions, net of cash acquired...........      (11.1)          --        (61.7)            --           (72.8)
  Investments in and advances to affiliated
    companies..................................         --         (0.1)       (50.9)            --           (51.0)
  Purchases of short-term investments..........         --        (48.8)          --             --           (48.8)
  Proceeds from sales of short-term
    investments................................         --         53.4           --             --            53.4
  Other, net...................................         --         13.3         (9.3)            --             4.0
                                                 ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM INVESTING ACTIVITIES........      (11.1)       (37.6)      (330.5)            --          (379.2)
                                                 ---------   ----------    ---------      ---------      ----------
FINANCING ACTIVITIES:
  Borrowings from banks, net...................    1,041.3       (109.0)       (48.4)            --           883.9
  Repayment of notes and debentures............     (150.0)      (250.0)          --             --          (400.0)
  Payment of capital lease obligations.........         --        (12.4)       (23.2)            --           (35.6)
  Increase (decrease) in intercompany
    payables...................................     (675.3)     1,303.7       (628.4)            --              --
  Proceeds from exercise of stock options and
    warrants...................................       71.7           --           --             --            71.7
  Payment of Preferred Stock dividends.........      (30.0)          --           --             --           (30.0)
  Other, net...................................         --           --          0.2             --             0.2
                                                 ---------   ----------    ---------      ---------      ----------
NET CASH FLOW FROM FINANCING ACTIVITIES........      257.7        932.3       (699.8)            --           490.2
                                                 ---------   ----------    ---------      ---------      ----------
  Net increase (decrease) in cash and cash
    equivalents................................       63.1         34.2        (53.7)            --            43.6
  Cash and cash equivalents at beginning of
    period.....................................        0.1         91.5        200.7             --           292.3
                                                 ---------   ----------    ---------      ---------      ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.....  $    63.2   $    125.7    $   147.0      $      --      $    335.9
                                                 =========   ==========    =========      =========      ==========

                                                                       ANNEX S-A

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 8, 1999 ("Amendment No. 1"), by and among CBS Corporation, a Pennsylvania corporation (the "Parent"), King World Productions, Inc., a Delaware corporation (the "Company"), and K Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Merger Sub"), amending the Agreement and Plan of Merger, dated as of March 31, 1999 (the "Agreement"), by and among the parties hereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

    WHEREAS, the Company and the Parent wish to amend the Agreement in order to provide for, among other things, (i) the merger of the Company with and into Merger Sub, with Merger Sub being the Surviving Corporation and (ii) the waiver by Parent and Merger Sub of certain of the conditions to their obligations to effect the Merger.

    NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. The Agreement is hereby amended to provide that, upon the terms and subject to the conditions of the Agreement (as amended by this Amendment No. 1) at the Effective Time, in accordance with the DGCL the Company shall be merged with and into Merger Sub and the separate existence of the Company shall cease. References in the Agreement to the "Merger" shall be deemed to be amended hereby to be references to the merger described in the preceding sentence. In furtherance of the foregoing:

        (a)  Merger Sub shall be the Surviving Corporation in the Merger;

        (b) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation; and

        (c)  Section 2.1(a) is amended to read in its entirety as follows:

        "Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall remain outstanding as one share of common stock, par value $.01 per share, of the Surviving Corporation."

    2. Parent and Merger Sub hereby expressly waive any rights they might otherwise have as a result of any adverse effect resulting from the amendments effected under paragraph 1 above. Parent shall following the Merger cause Merger Sub to assume and/or perform all obligations that the Company would have been obligated to perform but for the amendment effected under paragraph 1 above. Notwithstanding the foregoing, Parent may elect at any time prior to the consummation of the Merger, instead of having the Company merge with and into Merger Sub, as provided for in paragraph 1 above, to have Merger Sub merge with and into the Company; provided however that such election may be made only if it would not unreasonably delay the consummation of the Merger and would not in any way adversely affect the satisfaction of the conditions specified in Section 7.2(d) or 7.3(h) of the Agreement.

    3. Section 7.1(c) of the Agreement is hereby amended in its entirety to read as follows:

       "(c) No statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Government Entity which restrains, enjoins or otherwise prohibits the consummation of the Transactions contemplated by this Agreement (each party agreeing to use its best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted)."

                                     S-A-1

    4.  Section 7.1(g) of the Agreement shall be deleted in its entirety.

    5. A new section, designated as Section 7.2(e), shall be included in the Agreement and shall read as follows:

       "The Effective Time shall have occurred at or before the close of business in New York City on June 30, 2000 (the "Outside Date")."

    6. Section 7.3(h) shall be amended to insert the phrase "or Paul, Weiss, Rifkind, Wharton & Garrison" immediately after the phrase "Weil, Gotshal & Manges LLC" and to provide that the representation letter referred to in said Section shall be modified in a manner reasonably agreed to by the parties (a) to permit the Parent to acknowledge the existence as of September 7, 1999 of the Parent/ Viacom Inc. transaction and (b) to give effect to Section 1 of this Amendment No. 1.

    7. Section 8.1(b) of the Agreement is amended by deleting clause (i) thereof, and the two provisos contained therein.

    8. Section 8.1(g) of the Agreement is hereby amended to read in its entirety as follows:

            "(g) by the Company if the Effective Time shall not have occurred on or before the Outside Date."

    9. Section 7.3(a) of the Agreement is hereby amended (x) by deleting all references therein to "the Closing Date" and replacing each of said references with the following: "September 7, 1999", (y) by adding a reference to Section
3.10 in the first parenthetical of clause (i) thereof and (z) by adding the following at the end of said Section:

    "and (iv) the representations and warranties of the Company set forth in
    Section 3.10 shall be true and correct as of the Effective Time except to the extent the failure of such representations and warranties to be true and correct would not or would not reasonably be expected to have a Company Material Adverse Effect."

    10. Sections 7.3(e), (f) and (g) of the Agreement are hereby irrevocably waived by Parent and Merger Sub and, notwithstanding anything to the contrary contained in the Agreement or in any other agreement or instrument previously entered into among or between the parties hereto, shall be deemed deleted from the Agreement.

    11. The Company represents and warrants (which representation and warranty shall be deemed to be a part of the Agreement) that (a) the conditions appearing in Section 7.3(a), (b), (e) and (g) of the Agreement would have been satisfied if the Closing Date had occurred on September 7, 1999 and (b) to its knowledge the condition appearing in Section 7.3(f) of the Agreement would have been satisfied if the Closing had occurred on September 7, 1999.

    12. Section 5.1(k) of the Agreement hereby is amended by deleting the references therein to "Section 7.2(a) or 7.2(b)" and inserting in their place references to "Section 7.3(a) or 7.3(b)."

    13. Section 5.2(e) of the Agreement hereby is amended by deleting the references therein to "Section 7.3(a) or 7.3(b)" and inserting in their place references to "Section 7.2(a) or 7.2(b)."

    14. The Company acknowledges that the changes effected by paragraphs 9 and 10 of this Amendment No. 1 shall not be given any effect for purposes of Sections 5.1(k) and 6.4 of the Agreement. In addition, the Company agrees that if any fact, circumstance or event arises that would have resulted in, or would have been reasonably likely to result in, the failure of the conditions in Sections 7.3(a), (e), (f) and (g) of the Agreement to be satisfied (the provisions of paragraphs 9 and 10 of this Amendment No. 1 not being given any effect for purposes of this sentence), the parties shall work together in good faith, and take all commercially reasonable actions, as are necessary or appropriate in an effort to cure such failure;

                                     S-A-2
provided that the failure to effect such cure shall not relieve the parties' respective obligations to consummate the Transactions.

    15. The parties hereby acknowledge that the announcement of the merger agreement between Parent and Viacom Inc. has delayed and will continue to delay the consummation of the Merger as a result of the need to amend the Registration Statement and Proxy Statement/Prospectus to provide additional disclosure as required by the Securities Act and Exchange Act. The Company hereby waives any claims it might have against Parent occasioned by such delay; Parent in turn hereby agrees that it will use its reasonable best efforts to make effective the Transactions in the most expeditious manner practicable and the Company will cooperate with Parent in this regard.

    16. Except as expressly set forth herein, this Amendment No. 1 is entered into without waiver of, or prejudice to, the respective rights of the parties under the Agreement, all of which rights are expressly reserved. Moreover, except as modified herein, each of the parties hereto acknowledges and agrees that it continues to be bound by each of the terms and provisions of the Agreement, which terms and provisions, as amended hereby, shall continue in full force and effect.

    17. The parties agree to use their commercially reasonable efforts to prepare and have executed as promptly as practicable after the date hereof any necessary amendments to any agreement, document or instrument executed and delivered in connection with the execution and delivery of the Agreement to effect the provisions of this Amendment No. 1.

    18. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by each of the parties hereto, it being understood that each party need not sign the same counterpart.

    19. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

    20. Each of the parties represents as to itself (and Parent also represents as to Merger Sub) that it has duly and validly executed and delivered this Amendment No. 1 and that, assuming this Amendment No. 1 has been duly and validly executed and delivered by the other parties hereto, this Amendment No. 1 constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                     S-A-3

    IN WITNESS WHEREOF, each of the parties hereto has signed this Amendment No. 1 as of the date first above written.

                                KING WORLD PRODUCTIONS, INC.

                                By:  /s/ JONATHAN BIRKHAHN
                                     -----------------------------------------
                                     Name: Jonathan Birkhahn
                                     Title: Senior Vice President Business
                                     Affairs and General Counsel

                                CBS CORPORATION

                                By:  /s/ LOUIS J. BRISKMAN
                                     -----------------------------------------
                                     Name: Louis J. Briskman
                                     Title: Executive Vice President and
                                          General Counsel

                                K ACQUISITION CORP.

                                By:  /s/ LOUIS J. BRISKMAN
                                     -----------------------------------------
                                     Name: Louis J. Briskman
                                     Title: Vice President, General Counsel and
                                            Secretary

                                     S-A-4

------------------------------------------------------------------------------

PROXY                      KING WORLD PRODUCTIONS, INC.
                             12400 WILSHIRE BOULEVARD
                                   SUITE 1200
                           LOS ANGELES, CALIFORNIA 90025
  SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 15, 1999
                             (THE "SPECIAL MEETING")

The undersigned hereby appoints Roger King, Michael King and Jonathan Birkhahn, or any of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of common stock, par value $.01 per share, of King World Productions, Inc. (the "Corporation") held of record by the undersigned at the close of business on July 28, 1999 at the Special Meeting, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

This signed Proxy Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, the Proxy Statement/Prospectus mailed to you on August 9, 1999 and the proxy supplement relating to the Special Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN
                        THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE FOLLOWING PROPOSAL.

                                                       For   Against   Abstain
To approve and adopt the Agreement and Plan of        /  /    /  /       /  /
Merger, dated as of March 31, 1999, as amended, among CBS Corporation, K Acquisition Corp.
and the Corporation.

________________________________________________




Signature(s)________________________________________________
Note: Please sign exactly as name appears above. When shares are held in name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


------------------------------------------------------------------------------

                          FOLD AND DETACH HERE



                         KING WORLD PRODUCTIONS, INC.

Dear Stockholder:

King World Productions, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

            1. To vote over the Internet:
               - Log on the Internet and go to the website
                 www.vote-by-net.com

            2. To vote over the telephone:
               - On a touch-tone telephone call
                 1-800-OK2-VOTE
               - Outside of the U.S. and Canada call
                 (201) 324-0377

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares over the Internet or telephonically, there is no need for you to mail back your proxy card.

You can also submit a copy of your proxy card by faxing a copy of both sides of your proxy card to either (732) 417-2916 or (732) 417-2917.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING